Registration No. 33-51603
                                                   Conformed Copy with Exhibits


                             SECURITIES AND EXCHANGE COMMISSION

                                   Washington, D.C.  20549

                                 POST EFFECTIVE AMENDMENT
                                        FORM S-8\A-1
                                  REGISTRATION STATEMENT
                                           UNDER
                                   THE SECURITIES ACT OF 1933

                                      TANDY CORPORATION
                     (Exact name of Registrant as specified in its charter)

                    Delaware                                 75-1047710
              (State or Other Jurisdiction of            (I.R.S.Employer
              Incorporation or Organization)            Identification No.)

              1800 One Tandy Center, Fort Worth, Texas           76102
              (Address of Principal Executive Offices)         (Zip Code)

                                        TANDY STOCK PLAN
                      (FORMERLY TANDY CORPORATION STOCK PURCHASE PROGRAM)
                                             AND
                                         TANDY FUND
                        (FORMERLY TANDY EMPLOYEES DEFERRED SALARY AND
                                      INVESTMENT PLAN)
                              (Full Title of the Plans)

                             H.C. WINN, Senior Vice President and Secretary
                                       TANDY CORPORATION
                                       1900 One Tandy Center
                                       Fort Worth, Texas  76102
                               (Name and Address of Agent for Service)

              Telephone number, including area code, of agent for service:
                                          817-390-3752
                                    _______________________________

              Index to Exhibits is on Sequential Page No. 5

                               Purpose of Amendment
              This amendment is being filed to notify the Securities and Exchange Commission of the new names of the Company's plans which are covered by this Registration Statement and to highlight certain changes which have been made to the Company's plans. Effective January 1, 1996 the name of the Tandy Corporation Stock Purchase Program ("SPP") was changed to the Tandy Stock Plan and the Tandy Employees Deferred
              Salary and Investment Plan ("DIP") was amended and merged with the Tandy Employees Stock Ownership Plan ("TESOP"), an employee stock ownership plan, and renamed the Tandy Fund. Other changes made to the Tandy Fund provide for it to be an individual account plan with multiple investment options which are intended to comply with Internal Revenue Code Section 404(c). Both the DIP and the TESOP were qualified plans under Internal Revenue Code
              Section 401(a) and the Company intends to file the Tandy Fund with the Internal Revenue Service for a determination letter that the DIP and TESOP, as amended and merged into the Tandy
              Fund, will remain qualified under Section 401(a).  The Tandy
              Fund also provides for daily valuations, withdrawals and investment decisions by plan participants. Both the Tandy
              Stock Plan and the Tandy Fund now provide that an employee becomes eligible to participate at the beginning of the quarter in which the employee is expected to complete one year with 1,000 hours of service with the Company. Formerly the eligibility requirements were six months of service for the SPP and one year with 1,000 hours of service for the DIP and TESOP. The securities covered by this amendment are only those shares of Tandy Corporation Commos Stock, $1.00 par value, previously registered for sale pursuant to the old DIP portion of the Tandy Fund and the old SPP. This amendment does not cover ESOP shares held by the TESOP portion of the Tandy Fund. The ESOP shares are offered pursuant to the exemption provided in Release No.
              33-6188, dated February 1, 1988. The terms of these plans are set out in Exhibits 4a and 4b of this post effective amendment to registration statement on Form S-8/A-1.

                                    SIGNATURES

                 The Registrant.  Pursuant to the requirements of the
              Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post Effective Amendment on Form S-8/A-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 18th day of March, 1996.

                                  TANDY CORPORATION


                                 By:  /s/ John V. Roach
                                      ___________________
                                     John V. Roach, Chief Executive Officer
                                     and Chairman

                 Pursuant to the requirements of the Securities Act of 1933 this post effective amendment to registration statement on Form S-8/A-1 has been signed below by the following persons in the capacities indicated on the 18th day of March, 1996.



               Signature                   Title

               /s/ John V. Roach           Chairman of the Board, Director,
              ______________________       and Chief Executive Officer
              John V. Roach

              /s/ Dwain H. Hughes          Senior Vice President and
              ______________________       Chief Financial Officer
              Dwain H. Hughes


              /s/ James I. Cash   Director /s/ Thomas G. Plaskett Director
              __________________           ______________________
              James I. Cash                Thomas G. Plaskett

              /s/ Donna R. Ecton  Director /s/ Alfred J. Stein     Director
              ___________________           ______________________
              Donna R. Ecton                  Alfred J. Stein

              /s/ Lewis Kornfeld  Director  /s/ William E. Tucker  Director
              ___________________           _____________________
              Lewis F. Kornfeld, Jr.          William E. Tucker

              /s/ Jack L. Messman Director   /s/ Jesse L. Upchurch Director
              ___________________            _____________________
              Jack L. Messman                 Jesse L. Upchurch

              /s/ William Morton  Director   /s/ John A. Wilson    Director
              ___________________            _____________________William
              G. Morton, Jr.                  John A. Wilson

                  The Plan.  Pursuant to the requirements of the
              Securities Act of 1933, the Tandy Stock Plan, formerly the Tandy Corporation Stock Purchase Program has duly caused this post effective amendment to the registration statement on Form S-8/A-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth and State of Texas, on the 18th day of March, 1996.

                                      TANDY STOCK PLAN
                                      ADMINISTRATIVE COMMITTEE



                                BY: /s/ David Christopher
                                    ________________________
                                    David Christopher


                                BY: /s/ David Johnson
                                    ________________________
                                    David Johnson


                                BY: /s/ Martin O. Moad
                                    ________________________
                                    Martin O. Moad

                   The Plan.  Pursuant to the requirements of the
              Securities Act of 1933, the Tandy Fund, formerly the Tandy Employees Deferred Salary and Investment Plan has duly caused this post effective amendment to registration statement on Form S-8/A-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth and State of Texas, on the 18th day of March, 1996.

                                    TANDY FUND
                                    ADMINISTRATIVE COMMITTEE

                                 BY: /s/ David Christopher
                                     ________________________
                                     David Christopher


                                 BY: /s/ David Johnson
                                    ________________________
                                    David Johnson


                                 BY: /s/ Martin O. Moad
                                    ________________________
                                    Martin O. Moad

                                 INDEX TO EXHIBITS
              Item.                                        Sequential
               No.                                          Page No.

              4 (a)      Tandy Stock Plan                       6

              4 (b)      Tandy Fund                            20

              5          Opinion of Messrs. Satterlee Stephens
                         Burke & Burke, as counsel,
                         including consent.                    95

              24 (a)     Consent of Price Waterhouse,
                         Independent Accountants               96

              24 (b)     Consent of Satterlee Stephens
                         Burke & Burke, Counsel (included
                         in Exhibit 5)

                                                              EXHIBIT 4(a)

                                 TANDY STOCK PLAN
                            (Effective January 1, 1996)

                                       I.

                               PURPOSE AND SCOPE
                   The Tandy Stock Plan (the "Plan"), formerly the
              Tandy Corporation Stock Purchase Program, provides employees of Tandy Corporation ("Tandy") and its participating affiliates and associates (both collectively called
              "Company") an opportunity for convenient and regular personal investments in the common stock of Tandy Corporation ("Stock").

                       The Plan enables employees to invest in Stock
              through Payroll Deduction.

                       The Plan provides for Company Contributions from 40%
              to 80% of Employee Payroll Deductions which are invested in Tandy Corporation stock.

                                         II.

                               PARTICIPATION IN THE Plan

                       A. ADOPTION OF Plan. Tandy and each of its divisions, subsidiaries, affiliates and associates may adopt the Plan for all or part of its employees as its Board of Directors may in its discretion approve.

                       B.    ELIGIBILITY.  Subject to the provisions of
              Section XIX with respect to union-represented employees, all such employees of the Company (including officers and directors) who are of legal age and (i) are employed upon a basis which contemplates more than 35 hours of employment per week for more than five months per year ("Continuous Full Time Service") and have completed 60 days of such Continuous Full Time Service or for such other longer period up to one year as may be approved by the President of Tandy, or (ii) who have completed 1,000 hours of employment in any 12-month period ("Qualifying Service") are eligible to participate in the Plan, at their election. Participation in the Plan shall be entirely voluntary and the election may be to participate through Employee Payroll Deductions under Section III. To remain eligible for participation in the Plan an employee must continue to be an "Employee" engaged in Continuous Full Time Service for Tandy or a Participating Affiliate, or in employment which contemplates continued Qualifying Service.

                       C. APPLICATION FOR PARTICIPATION. In order to become a Participant hereunder, each eligible employee shall execute a written application wherein he shall evidence:

                       1.  His intent to participate in the Plan;
                       2. His consent for Payroll Deductions in accordance with Section III below; and
                       3. His acknowledgment and consent to pay the taxes resulting from the Company Contribution during the Taxable Year in which the Company Contribution is made, in accordance with Section 83 of the Internal Revenue Code.

                       Once an employee has completed the necessary service
              for participation in the Plan, he may file an application for participation at any time thereafter. For any employee hired before January 1, 1996, the employee's participation in the Plan shall become effective at the beginning of the next pay period after the application is received by the Plan's administrative office. For any employee hired on or after January 1, 1996, the employee's participation in the Plan shall become effective at the beginning of the next calendar quarter after the application is received by the Plan's administrative office.

                                           III.

                                   INVESTMENT OPTIONS

                       A.    RATE OF PAYROLL DEDUCTION.
                             1.    Participants may elect to have payroll
                       deductions withheld at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of Earnings (as defined in Section XVIII), but not less than $10.00 per month. Provided, however, that Tandy's President may, with respect to all or any group of employees upon their first becoming eligible to participate in the Plan, limit the maximum authorized payroll deduction to a percentage less than 10% of Earnings. Upon the adoption of any such limitation, prompt notice thereof shall be given to the affected employees. Participants transferred from one unit to another unit shall meet the requirements of the new unit.

                             2.    Participants shall designate their rate
                       of payroll deduction by means of a signed payroll deduction authorization form. The initial rate of deduction authorized by the Participant shall become effective with the first day of the pay period following the date on which the authorization is received by his payroll department. The initial authorization shall continue in effect, notwithstanding any change in the Participant's Earnings, until the Participant authorizes a change in his rate of deduction, as provided in Paragraph
                       III. B. below, or until the Participant becomes ineligible for the Plan. Deductions made subject to such authorization are called "Employee Payroll Deductions".

                       B.    CHANGES IN RATE OF DEDUCTIONS. Without
              withdrawing from the Plan, a Participant may at any time by written notice to his payroll department:

                             1.    Suspend Employee Payroll Deductions
                       effective with the first day of the pay period following the date on which the notice is received by his payroll department. The suspension shall be for a period of six (6) months at which time the deductions will automatically be resumed. A Participant may have only one six month suspension in any twelve (12) month period. During the six month period of suspension of such deductions, the Participant shall receive no credit for "Participation in the Plan" as that term is used in
                       Section IV.B.1.

                             2.    Increase or reduce the percentage rate
                       of Employee Payroll Deduction, effective with the first payroll period in the month following receipt of notice.

                       C. PROCEDURE. Change in the percentage rate of Employee Payroll Deduction shall be made by signing a new payroll deduction authorization on a form authorized by Tandy.

                                       IV.

                              CREDITS TO PARTICIPANTS

                   As of the end of each calendar month the following
              credits shall be made to each Participant's accounts:


                       A. EMPLOYEE PAYROLL DEDUCTION. The amount of Employee Payroll Deduction withheld during such month shall be credited to each Participant's account.

                       B. COMPANY CONTRIBUTION. A monthly amount (the "Company Contribution") calculated in accordance with paragraph IV.B.1. below, shall be credited to each Participant's account.

                             1.    The amount of the Company Contribution
                       shall be determined on the basis of each payroll period by multiplying the following appropriate percentage times each Employee Payroll Deduction:

                          Period of Continuous               Amount of
                          Participation in the           Company's Matching
                              Plan                         Contribution
                       _______________________          ___________________

                One (1) Day through Three (3) Years     Forty Percent(40%)

                Over Three (3) Years through            Sixty Percent (60%)
                Five (5) Years

                Over Five (5) Years                     Eighty Percent(80%)


                             2.    For all employees filing with Tandy an
                       application to join the Plan during the first thirty
                       (30) days the Plan is in effect, or within thirty
                       (30) days after becoming eligible if an employee has previously been excluded from participation in the Plan by reason of being an officer or director, an employee's Continuous Full Time Service or Qualifying Service with the Company prior to joining the Plan will be treated as "Participation in the Plan" for purposes of computing the Company Contribution under IV.B.1. above. If an employee does not elect to join the Plan within the above thirty (30) day period, then his prior employment with the Company will not count as "Participation in the Plan".

                             3.    Such Employee Payroll Deductions and
                       Company Contributions are to be applied to the acquisition of Stock monthly and shall be credited to the Participant's account as Stock and as Fractional Shares (as defined in Section XVIII.) on the basis of a price (the "Stock Price") equal to the average of the closing prices of Tandy Corporation Common Stock (Stock) on the New York Stock Exchange for each trading day in the month for which such credits are made.

                       C. OTHER CONTRIBUTION-DIVIDEND INCOME ON STOCK. All cash dividends on all the Full and Fractional Shares to the credit of the Participant on the record date designated by Tandy for such dividend shall be allocated to each Participant's account on the date of payment as Other Contributions ("Other Contributions") and applied to the acquisition of Stock in accordance with Section IV.D. below. The amount allocated as Other Contributions shall be reduced by any withholding of taxes in accordance with Section 3406 of the Internal Revenue Code. These Other Contributions will not be subject to matching contributions by the Company.

                       D. APPLICATION OF MONTHLY CREDITS. The Employee Payroll Deduction and Company Contributions are to be applied to the acquisition of Stock monthly and shall be credited to the Participant's account as Stock and as Fractional Shares (as defined in Section XVII) on the basis of a price (the ck Price") equal to the average of the closing prices of the Stock on the New York Stock Exchange for each trading day in the month for which such credits are made.

                       E. DIVIDENDS OTHER THAN CASH AND STOCK. All dividends on Stock not payable in cash or Stock shall be distributed to each Participant as soon as possible. All whole units of any security (other than Stock), any rights and warrants for a whole unit of any security and whole units of any other asset shall be distributed in kind to the Participant. All fractional units of any security (other than Stock), any rights and warrants for less than a whole unit of any security and any fractional untis of any other asset shall be sold and the net proceeds paid to the Participant.

                       F. STOCK SPLIT. Any Stock issuable by Tandy during such month as a stock dividend or stock split-up shall be credited to each Participant's account (in an amount per share equivalent to any dividend actually paid by Tandy during such month on its stock then outstanding) on the Stock and Fractional Shares to the credit of the Participant on the record date designated by Tandy for such dividend or split.

                                           V.

                                   TRANSFERS TO TANDY


                       A. EMPLOYEE PAYROLL DEDUCTION. The Company shall transfer to Tandy the Employee Payroll Deduction of each Participant as soon as practicable after the payroll period nearest the end of the calendar month in which such Employee Payroll Deduction is withheld.

                       B. COMPANY CONTRIBUTIONS. The Company shall transfer to Tandy the Company Contribution for each Participant as soon as practicable after the payroll period nearest the end of the calendar month in which such Employee Payroll Deduction is withheld.

                                          VI.

                                     INVESTMENT

                       A.    STOCK.

                             1.    Any Stock required for the purposes of
                       the Plan may be treasury shares or original issue shares.

                             2.    Stocks may be held by Tandy, as
                       custodian, at its discretion either in its name or in the name of one or more nominees. Stock shall be purchased by Tandy as of the end of each calendar month with respect to which the Stock is required by the Plan, and sold by Tandy, at the Stock Price determined for such month.

                       B. OTHER INTEREST AND INCOME. Except as herein expressly provided, no interest or other income will be paid or credited on account of the Employees' Payroll Deductions, Company Contributions, or any other amount payable or credited to Participants.

                                         VII.

                                    HOLDING PERIOD

                       A. DURATION. Tandy shall retain for a Holding Period, Stock credited to Participants under the Plan. The Holding Period with respect to any Stock shall commence on the date as of which the Stock is credited to the Participant's account and shall end on December 31 of the year in which such Stock is so credited (i.e., the Holding Period for Stock purchased in the calendar year 1977 would end December 31, 1977).

                       B.    DISTRIBUTION.

                             1.    When made. As promptly as practicable
                       after the end of each Holding Period, but not later than February 15, Tandy shall distribute to the Participant the Stock then held by Tandy which was credited to the Participant under the Plan as of the year in which the applicable Holding

                       Period began, except that any Fractional Share of Stock shall be retained by Tandy and carried forward to the credit of the Participant.

                             2. Fractional shares. In lieu of retaining a prior year's Fractional Share, Tandy may, at its election, distribute to the Participant any Fractional Share held for the account of a Participant who has no Payroll Deduction in effect. For such Fractional Share of Stock, Tandy shall pay the Participant the pro rata Stock Price for the month preceding the date of the distribution.

                             3.    Distribution in Cash.  At the sole
                       discretion of the Company, Participants may be offered an election to receive a cash distribution in lieu of receiving the Stock credited to their account in the Plan during the Holding Period. Any such election shall provide the date the election must be received by the Plan's administrative office and the date at which the Stock will be valued. The Stock will be valued at the Closing per share sales price as reported on the New York Stock Exchange Composite tape. For any Participant electing cash, the cash in lieu of Stock shall be mailed to the Participant as promptly as practicable but not later than February 15.

                                          VIII.

                                  WITHDRAWALS AND PAYMENTS

                       A. WITHDRAWALS. The Plan provides for a full withdrawal of a Participant's account upon delivery of a written Notice of Withdrawal to the Plan Administration office (1800 One Tandy Center, Fort Worth, Texas 76102) prior to termination of the Holding Period upon the Participant's
              (a) death, (b) termination of employment, (c) retirement at age 62 or older, or (d) withdrawal in full from participation in the Plan. The payment can be in cash or by delivery of a certificate for the Stock.

                       B. PAYMENT IN CASH OR STOCK. The Participant will be paid in cash if the Participant delivers a written Notice of Withdrawal to the Administration office or when the Participant's account records in the Administration office indicate that one of the above four events of withdrawal has occurred, unless the Participant delivers to the Administration office a written Notice of Election to receive payment in Stock prior to the end of the Holding Period and within thirty days of the event permitting withdrawal.

                       C. DETERMINATION OF AMOUNT OF PAYMENT. The amount of payment in Stock or the amount of cash payment, if no Notice of Election to receive Stock is received by the Administration office, will be determined by the number of shares credited to the Participant's account or the valuation of the Stock credited to the Participant's account at the Stock Price, respectively,

                             1.    for the calendar month preceding the
                       receipt of the written Notice of Withdrawal by the Plan Administration office, or

                             2.    in the absence of receipt by the Plan
                       Administration office of a Notice of Withdrawal from the Participant, the calendar month in which one of the four withdrawal events is recorded in the records of the Administration office, regardless of the month in which such event occurred.

                       D. RECIPIENT OF PAYMENT. All withdrawal payments will be made to the Participant except withdrawal payments resulting from death of the Participant, in which event the payment will be made to the beneficiary designated by the Participant or as otherwise provided by the Plan. In event of death of a Participant, the Participant's beneficiary may act on behalf of the Participant. Payment to the Participant or his beneficiary shall be made as soon as practicable after the event permitting withdrawal.

                       E. AUTOMATIC WITHDRAWAL. If a Participant (who is not on an approved leave of absence or who has not suspended his employee deductions hereunder) does not make an employee payroll contribution to the Plan for two consecutive payroll periods, the Participant will be treated as a withdrawal from the Plan.

                       F. REENTERING THE Plan. Upon withdrawal from the Plan, payroll deductions, Company contributions and Other Contributions not yet credited to the Participant's account as Stock will be paid over to him. An employee continuing in employment may not re-enroll in the Plan until the expiration of a period of twelve months from his withdrawal and, upon reentering, his period of "Continuous Participation in the Plan" will start over from such date, and he will be at the minimum 40% level for Company contributions on his behalf.

                                       IX.

                                   BENEFICIARY

                       A. DESIGNATION OF BENEFICIARY. Participants shall file with the Company a written designation of beneficiary designating who is to receive any Stock, Fractional Share, and any cash to the Participant's credit under the Plan in the event of his death prior to delivery to him of such Stock, Fractional Share and cash.

                       B. CHANGE OF BENEFICIARY. A Participant may change his beneficiary designation at any time by written notice to Tandy. Such change shall take effect as of the date the Participant signed such written notice, whether or not Participant is living at the time of receipt of such notice by Tandy, but without prejudice to Tandy on account of payments made before such receipt.

                       C. PAYMENT OF BENEFICIARY. Upon the death of a Participant and upon receipt of proof deemed adequate by Tandy of the identity and existence at the Participant's death of a beneficiary or beneficiaries validly designated by him under the Plan, payment will be made to the beneficiary or beneficiaries in the manner and form as set forth in
              Section VIII hereof.

                       D. ABSENCE OF BENEFICIARY. In the absence of a beneficiary designated under the Plan who is living at the time of Participant's death, payment shall be made to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed to the knowledge of Tandy (or in the event such executor or administrator has been disqualified), payment may be made to such person or persons as Tandy shall be satisfied is or are legally entitled thereto.

                       E. INTEREST OF BENEFICIARY IN Plan. No designated beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the Stock, Fractional Share, or cash credited to the Participant under the Plan or in the assets of the Trust.

                                       X.

                                   VOTING OF STOCKS

                   While Stock is held by Tandy, as custodian, Tandy
              will deliver to each Participant all notices of meetings, proxy statements, and other material distributed by Tandy to its stockholders. The full shares of Stock in each Participant's account will be voted in accordance with the Participant's signed proxy instructions delivered to Tandy.

                                         XI.

                                    ADMINISTRATION

                       A. ADMINISTRATION BY TANDY. The Plan shall be administered by Tandy through its Chairman of the Board, Vice Chairman of the Board and President, or such other person(s) as may be designated by Tandy.

                       B. POWERS OF ADMINISTRATOR. The powers of Tandy with respect to the administration of this Plan shall include, in addition to those conferred elsewhere in the Plan, but shall not be limited to:

                             1.    Authorizing delivery and payment of
                       Stocks and cash under the Plan;

                             2.    Making, amending and enforcing all
                       appropriate rules and regulations for the administration of the Plan;

                             3.    Deciding or resolving any and all
                       questions as may arise in connection with the Plan.

                       C. AUTHORITY OF TANDY. Any determination, decision or action of Tandy concerning or with respect to any question arising out of or in connection with the construction, interpretation, administration and application of the Plan and of its rules and regulations, shall lie within the absolute discretion of Tandy and shall be final, conclusive and binding upon all Participants and any and all persons claiming under or through any Participant.

                       D.    COSTS OF ADMINISTRATION. All costs of
              administration of the Plan shall be paid by Tandy.

                                           XII.
                            PARTICIPATION BY AFFILIATED COMPANIES

                       This Plan shall apply to any corporation a portion
              of whose voting stock is owned directly or indirectly by Tandy, and any of its affiliates, if such company or corporation shall elect to participate and if, and so long as, such participation shall be approved by Tandy. Tandy and such participating affiliates are called the "Company". The Participating Companies shall be bound by the terms of this document.

                                            XIII.

                                NO WARRANTY OF SECURITY VALUES

                       Neither Tandy, the Company, nor any Participating
              Company, their officers, directors, agents or servants, warrants or represents in any way that the value of Stock in which the Participant may have an interest will increase or will not decrease. Each Participant assumes all risk in connection with any changes in the value of Stock to the extent he may have an interest therein.

                                          XIV.

                                   GENERAL PROVISIONS

                       A. EXTENT OF CERTAIN RIGHTS OF PARTICIPANTS. Participation in the Plan shall not entitle any employee to be retained in the service of Tandy or the Company or of any Participating

             Company. The right and power of Tandy, the Company and of each Participating Company to dismiss or discharge any employee is specifically reserved.

                       B.    LIMITATION OF PARTICIPANT'S RIGHTS. No
              Participant nor any person claiming under or through them shall have any right or interest under the Plan that is not herein expressly granted.

                       C. ASSIGNMENT. No interest in any Stock or cash held under the Plan prior to delivery to the Participant as hereinabove provided, shall be assigned, alienated, pledged, or otherwise encumbered in whole or in part, either directly by operation of law, or otherwise. If any attempt is made by a Participant to assign, alienate, pledge, or otherwise encumber his interest in such Stock or cash prior to such delivery, for his debts, liabilities in tort or contract, or otherwise, then Tandy (in its absolute discretion) may treat such attempt as an election by the Participant to withdraw from the Plan and submit to any loss of rights as provided in the Plan in the case of a withdrawal at the time of such attempt.

                       D. QUARTERLY STATEMENT OF ACCOUNT. As soon as practicable after the end of each calendar quarter, each Participant shall be furnished with a statement of his account under the Plan.

                       E. REGISTRATION OF STOCK. Each Participant shall, at such time as Tandy may reasonably request, furnish written instructions for the registration of the Stock to be delivered under the Plan upon completion of the Holding Period. Such Stock will be registered in his name alone or in his name and that of one such other adult person as he may designate as joint tenants with right of survivorship, and not as tenants in common. Such instructions shall remain in effect until receipt by Tandy of written instructions to change the registration previously authorized. In the absence of such written instructions, Stock to be delivered to a Participant will be registered in his name alone or in the event of his death prior to such delivery will be registered in the name of the person or persons entitled thereto.

                       F.    MISCELLANEOUS.

                             1.    The Trustees  may rely upon the
                       authenticity of any information supplied to them by the Company in connection with the operation of the Plan, and shall be fully protected in relying upon such information.

                             2.    No individual administering, or aiding
                       in the administration of the Plan or the Trust shall have any liability, except as provided in Section XIV F.3. below. As a condition precedent to participation in the Plan or the receipt of benefits thereunder, such liability if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant such waiver and release to be conclusively evidenced by the act of participation or the acceptance of benefits thereunder.


                             3.    No individual administering, or aiding
                       in the administration of, the Plan shall be liable except for his own acts or omissions and then only for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. As used herein, "individual administering, or aiding in the administration of the Plan" shall include any share owner, director, officer, employee or agent of the Company and Tandy.

                             4.    Tandy may require compliance with any
                       legal requirements which it deems necessary as a condition for delivery of, or payment for, any Stock or cash to the credit of a Participant under the Plan.

                             5. By a Participant's act of participating in the Plan or by the acceptance of any ofthe benefits thereunder, such Participant and any and all persons claiming under or through any such Participant, shall thereby be conclusively deemed to have indicated his acceptance and ratification of, and consent to, the application of the provisions of the Plan.

                             6.    Stocks sold or transferred under the
                       Plan by Tandy may be either treasury Stock or newly issued Stock.

                             7. For the purposes of the Plan, unless the contrary is clearly indicated by the context, the use of the masculine gender shall also include within its meaning the feminine, and the use of the singular shall also include within its meaning the plural, and vice versa.

                                            XV.

                                 NOTICES AND COMMUNICATIONS

                            A. TO PARTICIPANTS. All notices, reports and other communications to a Participant under or in connection with the Plan shall be deemed to have been duly given, made or delivered when received by the Participant, or (if mailed) when mailed with postage prepaid and addressed to the Participant at his address last appearing on the records of the Company.

                       B. BY PARTICIPANTS. All notices, instructions or other communications by a Participant to Tandy under or in connection with the Plan shall be duly given, made or delivered when received by the Corporate Secretary of Tandy (1800 One Tandy Center, Fort Worth, Texas 76102) or when received in the form specified by Tandy and at the location, or by the person, designated for receipt of such notice, instruction or other communication by Tandy.

                                       XVI.

                               AMENDMENT, SUSPENSION OR TERMINATION

                       A. AUTHORITY TO AMEND, SUSPEND OR TERMINATE. The Board of Directors of Tandy may amend, suspend or terminate the Plan at any time, or from time to time. Without limitation, such amendment may change (a) the rates of Employee Payroll Deductions which may be designated by all Participants or (b) the rates of Company Contributions, or
              (c) any other provisions of the Plan, except a Participant's percentage rate of Payroll Deduction may not be increased without his consent.

                       B.    DELEGATION OF AUTHORITY.  The Board of
              Directors of Tandy may delegate to the Chairmen of the Board, Vice Chairman of the Board, or President, the authority to amend any provision of this Plan, provided such amendment is
              (a) of an administrative nature or (b) does not result in any material increase in the Company's costs.

                       C.    AMENDMENTS.  No amendment, suspension
              or termination shall adversely affect any rights of a Participant to Stock, Fractional Shares, or cash to his credit under the Plan as of the date of amendment, suspension or termination. Upon such termination, all Stock, Fractional Shares and cash to the credit of each Participant under the Plan shall be promptly paid over to him.

                                         XVII.

                                    APPLICABLE LAW

                       Any question concerning or in respect of the
              validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and the rights of any or all persons having or claiming to have an interest therein or thereunder, shall be governed exclusively and solely in accordance with the laws of the State of Texas.

                                        XVIII.

                                     DEFINITIONS

                       For the purposes of the Plan, unless some other
              meaning is clearly indicated by the context, the following definitions shall be applicable:

                             "Beneficiary" is defined in Section IX.

                             "Company" is defined in Section I and Section XII as "Tandy" and "its participating affiliates and associates".

                             "Company Contribution" is defined in Section
                             IV.B.

                             "Continuous Full Time Service" means the most recent period of uninterrupted employment as an employee of Company when such employment consists of more than thirty-five (35) hours per week for more than five (5) months per year. The continuity of an employee's service shall not be deemed to be broken during such period as the employee shall be:

                                   (a)  on military leave; or
                                   (b)  on other leave of absence
                                        authorized by the Company for
                                        sickness, disability, or other
                                        circumstances, granted in
                                        accordance  with an  established
                                        and uniformly applied
                                        Company policy; or
                                   (c)  laid off in order to effect a
                                        temporary reduction in personnel,
                                        provided such employee shall be
                                        reemployed within three hundred
                                        sixty-five (365) days after such
                                        lay-off.

                             "Earnings" means the amount which an employee is receiving as salary or wages from the Company, including (a) payments for overtime, vacation pay, night shift bonus, and any cost of living adjustment, including Incentive Compensation, other variable compensation or Bonds, but excluding (b) living allowance, retainers, any special payments made for services performed outside his regular duties and any other special payments, (c) except to the extent that the inclusion of any item in (b) above is specifically approved by the Chief Executive Officer of the Company or by such employee or employees of the Company as he may authorize in writing. Commissions shall be included as Earnings only to the extent determined by the Chief Executive Officer of the Company or by such employee or employees of the Company as he may authorize in writing.

                             "Employee" means a regular employee of the Company receiving wages or salary, but shall not include any person compensated pursuant to a contract other than an employment contract with the Company under the terms of which compensation is paid on a regular fixed salary or wage basis. As used above, "Employee" shall also include, without limitation, any salesman who is a bona fide employee of the Company and recognized as such for Social Security purposes.

                             "Employee Payroll Deduction" is defined in
                              Section III.A.

                             "Fractional Share" means an interest
                             equivalent to and expressed as a fraction of a share of Stock determined by dividing that amount credited to the Participant to be applied to the purchase of Stock (but which is insufficient to acquire a full share of Stock) by the applicable Stock Price for the applicable month with respect to such credit.

                             "Holding Period" is defined in Section VII.A.

                             "Officers" as used in Section II means the Chairman of the Board, the President, the Vice Presidents, the Treasurer, the Secretary, and such other employees as the Company may designate as "Officers" for this purpose.

                             "Other Contribution" is defined in Section
                             IV.C.

                             "Participant" is defined in Section II.A.

                             "Participating Companies" or "Participating
                             Affiliates" are the same and are defined in
                             Section XII.

                             "Plan" is defined in Section I.

                             "Qualifying Service" means the most recent period of uninterrupted employment consisting of 1,000 hours of employment in any twelve
                             (12) month period.

                             "Stocks" is defined in Section I.
                             "Stock Price" is defined in Section IV.B.3.

                             "Tandy" is defined as Tandy Corporation, a Delaware corporation.

                                         XIX.

                                    EFFECTIVE DATE

                       A. The Plan, as amended, shall become effective as of April 1, 1975, but only upon approvals, rulings and orders (satisfactory to Tandy and, to the extent deemed by Tandy to be necessary or desirable) by the appropriate State and Federal or other Government authorities with respect to the Plan and any action contemplated under the Plan.

                       B. Notwithstanding the provisions of Section II and Paragraph A of this Section, employees who are represented by a union pursuant to a certification by the National Labor Relations Board or otherwise in accordance with the provisions of Section 9 of the National Labor Relations Act) shall become eligible to participate in the Plan (a) only after the Company and such union shall have entered into a written agreement to the effect that the Plan shall be offered to the employees so represented, and (b) only in accordance with any conditions or requirements contained in such agreement.

                                           XX.

                                    CHANGE IN CONTROL

                       A.    IMMEDIATE DISTRIBUTION OF STOCK.
              Notwithstanding anything contained in the Plan to the contrary, the Holding Period shall end upon the occurrence of the earlier of (i) a Change in Control (as hereinafter defined) or (ii) the commencement of a Tender Offer (as hereinafter defined); provided, however,
                                    _________________  that the Holding
              Period with respect to shares of Stock credited to a Participant's account following the commencement of a Tender Offer and prior to the consummation and during the pendency thereof shall end on the date such Stock is credited. As soon as possible but in any event prior to the consummationof the Tender Offer, Tandy shall distribute to theParticipant all Stock then held by Tandy which was credited to the Participant's account under the Plan; provided,
                                                           _________
              however,
              _______ that in the event Tandy is unable to distribute such Stock prior to consummation of the Tender Offer, Tandy shall take such other reasonable steps as may be necessary to assure that Participants receive the same economic benefits an immediate distribution of such Stock would have provided to Participants.

                       B.    DEFINITIONS. For purposes of the Plan,

                             1. A "Change in Control" shall mean any of the following events:

                                   (a)  An acquisition (other than directly
                             from Tandy) of any voting securities of Tandy (the "Voting Securities") by any "Person" (as the term person is used for purposes of
                             Section 13(d) or 14(d) of the Securities
                             Exchange Act of 1934, as amended (the
                             "1934 Act")) immediately after which such
                             Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifteen percent (15%) or more of the combined voting power of Tandy's then outstanding Voting Securities; provided,
                                                            ________
                             however,
                             _______ in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (a) Tandy or (b) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by Tandy (a "Tandy Subsidiary"),
                             (2) Tandy or its Tandy Subsidiaries, or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

                                   (b)   The individuals who, as of
                             August 22, 1990, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the
                             Board; provided, however,
                                    ________  _______  that if the
                             election, or nomination for election by
                             Tandy's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided
                                                            ________
                             further, however,
                             _______  _______  that no individual
                             shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                                   (c)  Approval by stockholders of Tandy
                             of:

                                        (1)  A merger, consolidation or
                                        reorganization involving Tandy,
                                        unless

                                            (i)  the stockholders of Tandy,
                                            immediately before such merger,
                                            consolidation or
                                            reorganization, own, directly
                                            or indirectly immediately
                                            following such merger,
                                            consolidation or
                                            reorganization, at least sixty
                                            percent (60%) of the combined
                                            voting power of the outstanding
                                            voting securities of the
                                            corporation resulting
                                            from such merger or
                                            consolidation or
                                            reorganization (the "Surviving
                                            Corporation") in substantially
                                            the same proportion as their
                                            ownership of the Voting
                                            Securities immediately before
                                            such merger, consolidation or
                                            reorganization,

                                            (ii) the individuals who were
                                            members of the Incumbent
                                            Board immediately prior to the
                                            execution of the agreement
                                            providing for such
                                            merger, consolidation or
                                            reorganization constitute at
                                            least two-thirds of the members
                                            of the board of directors of
                                            the Surviving Corporation,

                                            (iii) no Person (other than
                                            Tandy, any Tandy Subsidiary,
                                            any employee benefit plan (or
                                            any trust forming a part
                                            thereof) maintained by
                                            Tandy, the Surviving
                                            Corporation, or any Tandy
                                            Subsidiary, or any Person who,
                                            immediately prior to such
                                            merger, consolidation or
                                            reorganization had Beneficial
                                            Ownership of fifteen percent
                                            (15%) or more of the then
                                            outstanding Voting Securities)
                                            has Beneficial Ownership of
                                            fifteen percent (15%) or more
                                            of the combined voting power of
                                            the  Surviving Corporation's
                                            then outstanding voting
                                            securities, and

                                            (iv) a transaction described in
                                            clauses (i) through (iii) shall
                                            herein be referred to as a
                                            "Non-Control Transaction";

                                        (2)  A complete liquidation or
                                        dissolution of the Company; or

                                        (3)  An agreement for the sale or
                                        other disposition of all or
                                        substantially all of the assets of
                                        Tandy to any Person (other than a
                                        transfer to a Tandy Subsidiary).

              Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by Tandy which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by Tandy, and after such share acquisition by Tandy, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                   2. A "Tender Offer" shall mean any Person, either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase, or solicits an offer to sell to such person, one percent or more of the outstanding shares of Tandy Corporation securities.

                       C. WITHDRAWAL. No Participant shall be deemed to have withdrawn from the Plan by reason of a distribution ofStock after expiration of the Holding Period pursuant toSection A of this Article XX.

                       D. AMENDMENT OR TERMINATION. Notwithstanding any provision contained in the Plan to the contrary, for a period of one (1) year following a Change in Control the Plan may not be terminated or amended in any way that would adversely affect the computation or amount of, or entitlement to, benefits hereunder, including, but not limited to, (a) any reduction in the right to make Employee Payroll Deductions by any individual who was an Employee on the date immediately prior to a Change in Control,
          (b) a reduction in the level of Company Contributions with respect to such individuals or (c) any change in the distribution or withdrawal provisions; provided, however,
                                    ________   _______   that if the  Stock
          ceases to be publicly traded, there may be substituted for Stock under the Plan one or more reasonable investments. Any amendment or termination of the Plan that (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with, or in anticipation of, a Change in Control shall be null and void, and shall have no effect whatsoever.

                       E. ARTICLE XX AMENDMENT. Notwithstanding any provision contained in the Plan to the contrary, no provision of this Article XX may be amended at any time in any manner that would adversely affect the right to or amount of any benefits upon a Change in Control.

                       F. SUCCESSORS AND ASSIGNS. Notwithstanding any provision contained in the Plan to the contrary, the provisions of this Article XX shall be binding upon the Company and its successors and assigns.

                       G. SEVERABILITY. Notwithstanding any provision contained in the Plan to the contrary, the provisions of this
          Article XX shall be deemed severable and the validity or un-enforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                       H.     CONTRARY PROVISIONS.  The provisions  of this
          Article XX shall govern notwithstanding anything contained in the Plan to the contrary.

                       IN WITNESS WHEREOF, Tandy has caused this
              Restatement to be executed by its duly authorized officer and its Corporate Seal to be affixed by the Secretary this 1st day of January, 1996.


          (Seal)                         TANDY CORPORATION


                                         By: /s/ RL Ramsey
                                             _____________________________
                                             R. L. Ramsey
                                             Vice President and Controller



          H:\legal\wpf\MAR\BENF\tsp.196

                                                            EXHIBIT 4(b)
                                       TANDY FUND

                               Effective January 1, 1996

                                     TABLE OF CONTENTS

                                       ARTICLE I

                                       DEFINITIONS

                          1.1  Account or Accounts . . .. . . . . . . . .1
                               ___________________
                          1.2  Affiliated Business. . . . .  . . . . . . 2
                               ___________________
                          1.3  Beneficiary . . . . . . . . . . . . . . . 2
                               ___________
                          1.4  Code . . . . . . . . . . . . . . . . . . .2
                               ____
                          1.5  Committee . . . . . . . . . . . . . . . . 3
                               _________
                          1.6  Company . . . . . . . . . . . . . . . . . 3
                               _______
                          1.7  Company Stock . . . . . . . . . . . . . . 3
                               _____________
                          1.8  Compensation . . . . . . . . . . . . . . .3
                               ____________
                          1.9  Computation Period . . . . . . . . . . . .3
                               __________________
                          1.10 Disabled Participant . . . . . . . . . . .4
                               ___________________
                          1.11 Effective Date . . . . . . . . . . . . . .4
                               ______________
                          1.12 Eligible Employee . . . . . . . . . . . . 4
                               _________________
                          1.13 Employee . . . . . . . . . . . . . . . . .4
                               ________
                          1.14 Employer . . . . . . . . . . . . . . . . .4
                               ________
                          1.15 Employer Contribution . . . . . . . . . . 5
                               _____________________
                          1.16 Employment Date . . . . . . . . . . . . . 5
                               _____________
                          1.17 ERISA . . . . . . . . . . . . . . . . . . 5
                               _____
                          1.18 ESOP . . . . . . . . . . . . . . . . . . .5
                               ____
                          1.19 ESOP Account . . . . . . . . . . . . . . .5
                               ____________
                          1.20 Exempt Loan . . . . . . . . . . . . . . . 5
                               ___________
                          1.21 Highly Compensated Employee . . . . . . . 5
                               ___________________________
                          1.22 Hour of Service . . . . . . . . . . . . . 7
                               _______________
                          1.23 Inactive Participant . . . . . . . . . . .7
                               ____________________
                          1.24 Investment Fund . . . . . . . . . . . . . 7
                               _______________
                          1.25 Leased Employee . . . . . . . . . . . . . 7
                               _______________
                          1.26 Normal Retirement Date . . . . . . . . . .8
                               ______________________
                          1.27 One Year Break in Service . . . . . . . . 8
                               _________________________
                          1.28 Participant . . . . . . . . . . . . . . . 9
                               ___________
                          1.29 Plan . . . . . . . . . . . . . . . . . . .9
                               ____
                          1.30 Plan Year . . . . . . . . . . . . . . . .10
                               _________
                          1.31 Qualified Election . . . . . . . . . . . 10
                               __________________
                          1.32 Retired Participant . . . . . . . . . . .11
                               ___________________
                          1.33 Spouse . . . . . . . . . . . . . . . . . 11
                               ______
                          1.34 Suspense Account . . . . . . . . . . . . 11
                               ________________
                          1.35 Tandy . . . . . . . . . . . . . . . . . .11
                               _____
                          1.36 Totally and Permanently Disabled . . . . 11
                               ________________________________
                          1.37 Trust and Trust Fund . . . . . . . . . . 11
                               ____________________
                          1.38 Trustee . . . . . . . . . . . . . . . . .11
                               _______
                          1.39 Valuation Date . . . . . . . . . . . . . 11
                               ______________
                          1.40 Year of Service . . . . . . . . . . . . .11
                               _______________

                                       ARTICLE II

                                      ADMINISTRATION

                          2.1  Appointment of Administrative Committee .12
                               _______________________________________
                          2.2  Term of Office of Committee Members . . .12
                               ___________________________________
                          2.3  Powers and Duties . . . . . . . . . . . .12
                               _________________
                          2.4  Organization and Operation of the
                               _________________________________
                               Committee . . . . . . . . . . . . . . .  13
                               _________
                          2.5  Records . . . . . . . . . . . . . . . . .14
                               _______
                          2.6  Immunity from Liability . . . . . . . . .14
                               _______________________

                                       ARTICLE III

                                       ELIGIBILITY

                          3.1  Conditions of Eligibility . . . . . . . .14
                               _________________________
                          3.2  Resumption of Service with the Employer .15
                               _______________________________________
                          3.3  Change in Employment Status . . . . . . .16
                               ___________________________
                          3.4  Employment by Employer; Service with
                               ____________________________________
                               Newly Acquired Entities;
                               _______________________
                               Records of Employer . . . . . . . . . . .16
                               ___________________
                          3.5  Application for Participation . . . . . .16
                               _____________________________

                                       ARTICLE IV

                                      CONTRIBUTIONS

                          4.1  Salary Reductions . . . . . . . . . . . .17
                               _________________
                          4.2  Suspension of Contributions . . . . . . .17
                               ___________________________
                          4.3  Profit Sharing Contribution . . . . . . .18
                               ___________________________
                          4.4  Employer ESOP Contributions . . . . . . .18
                               ___________________________
                          4.5  Allocation of Employer ESOP
                               ___________________________
                               Contributions and Forfeitures . . . . .  19
                               _____________________________
                          4.6  Payment of Contributions . . . . . . . . 20
                               ________________________
                          4.7  Transfers From Qualified Plans . . . . . 20
                               ______________________________
                          4.8  Limitation on Annual Additions . . . . . 22
                               ______________________________
                          4.9  Discrimination Test Allocation Limit . . 24
                               ____________________________________
                          4.10 Disposition of Excess Deferrals
                               _______________________________
                               and Contributions . . . . . . . . . . . .28
                               _________________

                          4.11 Distribution of Excess Aggregate
                               ________________________________
                               Contributions . . . . . . . . . . . . . .30
                               _____________
                          4.12 Forfeiture or Distribution of
                               _____________________________
                               Contributions When Excess Deferral or
                               _____________________________________
                               Excess Contribution Occurs . . . . . . . 30
                               __________________________
                          4.13 Conclusiveness of Determination of
                               __________________________________
                               Contributions . . . . . . . . . . . . . . 31
                               _____________
                          4.14 Reversion and Diversion . . . . . . . . . 31
                               _______________________

                                       ARTICLE V

                                    ACCOUNTS AND VALUATION

                          5.1  Participant's Accounts . . . . . . . . . 31
                               ______________________
                          5.2  Accounts . . . . . . . . . . . . . . . . 32
                               ________
                          5.3  Valuation of Accounts . . . . . . . . . .32
                               _____________________
                          5.4  Investments . . . . . . . . . . . . . . .33
                               ___________
                          5.5  Valuation of the Trust Fund and Reports .34
                               _______________________________________
                          5.6  Allocation of Cash Dividends . . . . . . 35
                               ____________________________
                          5.7  Diversification of Investments . . . . . 37
                               ______________________________

                                            ARTICLE VI

                                VESTING AND DISTRIBUTION OF BENEFITS

                          6.1  General Provisions . . . . . . . . . . . 38
                               __________________
                          6.2  Vested Percentage in Accounts . . . . . .38
                               _____________________________
                          6.3  Full Vesting Upon a Change in Control . .38
                               _____________________________________
                          6.4  Retirement . . . . . . . . . . . . . . . 38
                               __________
                          6.5  Timing of Valuation of Participant's
                               ____________________________________
                               Account . . . . . . . . . . . . . . . . .39
                               _______
                          6.6  Distribution Upon Withdrawal From
                               _________________________________
                               the Plan During Employment . . . . . . . 39
                               __________________________
                          6.7  Distribution Upon Withdrawal From
                               _________________________________
                               The Plan Because of Termination of
                               __________________________________
                               Employment . . . . . . . . . . . . . . . 42
                               __________
                          6.8  Dormant Plan Participation . . . . . . . 44
                               __________________________
                          6.9  Date of Payment . . . . . . . . . . . . .45
                               _______________
                          6.10 Limitations on Timing . . . . . . . . . .45
                               _____________________
                          6.11 Loans to Participants . . . . . . . . . .49
                               _____________________
                          6.12 Distribution Limitations Applicable to
                               ______________________________________
                               Deferred Salary Contributions . . . . . .51
                               _____________________________
                          6.13 Right to Have Accounts Transferred . . . 52
                               __________________________________
                          6.14 Forfeitures . . . . . . . . . . . . . . .53
                               ___________
                          6.15 Duty to Provide Forms and Proofs . . . . 54
                               ________________________________
                          6.16 Duty to Provide Mailing Address . . . . .54
                               _______________________________
                          6.17 Benefit Payments in the Event of
                               ________________________________
                               Incapacity . . . . . . . . . . . . . . . 54
                               __________
                          6.18 Put Option . . . . . . . . . . . . . . . 54
                               __________
                                       ARTICLE VII
                                    TRUST AND TRUSTEE

                          7.1  Establishment and Acceptance of Trust . .55
                               _____________________________________
                          7.2  Powers of the Trustee . . . . . . . . . .55
                               _____________________
                          7.3  Investment of the Trust Fund . . . . . . 58
                               ____________________________
                          7.4  Payments from the Fund . . . . . . . . . 58
                               ______________________
                          7.5  Fees and Expenses of the Trustee . . . . 59
                               ________________________________
                          7.6  Accounting . . . . . . . . . . . . . . . 59
                               __________
                          7.7  Direction by Tandy or the
                               _________________________
                               Committee and Authorization to Protect
                               ______________________________________
                               the Trustee . . . . . . . . . . . . . . .61
                               ___________
                          7.8  Removal and Resignation; Successor
                               __________________________________
                               Trustee . . . . . . . . . . . . . . . . .61
                               _______
                          7.9  Voting and Exercise of Other Rights . . .61
                               ___________________________________
                          7.10 Appointment of Investment Managers . . . 66
                               __________________________________
                          7.11 Insurance Contracts . . . . . . . . . . .67
                               ___________________
                          7.12 Payment of Taxes . . . . . . . . . . . . 68
                               ________________
                          7.13 Indemnification . . . . . . . . . . . . .68
                               _______________
                          7.14 Notice of Agreement . . . . . . . . . . .69
                               ___________________

                                        ARTICLE VIII

                                   AMENDMENT AND TERMINATION

                          8.1  Amendment . . . . . . . . . . . . . . . .69
                               _________
                          8.2  Termination . . . . . . . . . . . . . . .70
                               ___________

                                       ARTICLE IX

                                      MISCELLANEOUS

                          9.1  Notices and Forms . . . . . . . . . . . .71
                               _________________
                          9.2  Plan Not an Employment Contract . . . . .71
                               _______________________________
                          9.3  Non-Assignability . . . . . . . . . . . .71
                               _________________
                          9.4  Qualified Domestic Relations Order . . . 71
                               __________________________________
                          9.5  Immunity from Liability . . . . . . . . .72
                               _______________________
                          9.6  Multiple Copies . . . . . . . . . . . . .72
                               _______________
                          9.7  Gender and Number . . . . . . . . . . . .72
                               _________________
                          9.8  Construction of Agreement . . . . . . . .72
                               _________________________
                          9.9  Exempt Loans . . . . . . . . . . . . . . 72
                               ____________

                                          ARTICLE X

                                    ADOPTION OF THE PLAN BY
                                 AFFILIATED AND ASSOCIATED COMPANIES

                          10.1 Method of Adoption . . . . . . . . . . . 74
                               __________________
                          10.2 Transfer of Employees to Other
                               ______________________________
                               Savings Plans . . . . . . . . . . . . . .75
                               _____________
                          10.3 Transfer of Funds to Acquired
                               _____________________________
                               Company's Plans . . . . . . . . . . . . .75
                               _______________
                          10.4 Receipt of Funds from Acquired
                               ______________________________
                               Company's Plans . . . . . . . . . . . . .75
                               _______________
                               10.5 Merger or Consolidation . . . . . . 75
                               _______________________

                                          ARTICLE XI

                                   TOP-HEAVY PLAN PROVISIONS

                          11.1 Top-Heavy Test . . . . . . . . . . . . . 76
                               ______________
                          11.2 Key Employees . . . . . . . . . . . . . .76
                               _____________
                          11.3 Top-Heaviness Determination . . . . . . .77
                               ___________________________
                          11.4 Aggregation of Plans . . . . . . . . . . 77
                               ____________________
                          11.5 Employer Contributions . . . . . . . . . 77
                               ______________________
                          11.6 Multiple Plan Fractions . . . . . . . . .78
                               _______________________
                          11.7 Vesting if Plan is Top-Heavy . . . . . . 79
                               ____________________________

                                       ARTICLE XII

                                     CHANGE IN CONTROL

                          12.1 Termination or Amendment . . . . . . . . 79
                               ________________________
                          12.2 Change in Control . . . . . . . . . . . .80
                               _________________
                          12.3 Article XII Amendment . . . . . . . . . .82
                               _____________________
                          12.4 Successors and Assigns . . . . . . . . . 82
                               ______________________
                          12.5 Severability . . . . . . . . . . . . . . 82
                               ____________
                          12.6 Contrary Provisions . . . . . . . . . . .83
                               ___________________

                                        TANDY FUND

              AGREEMENT made as of this 1st day of January, 1996, between TANDY CORPORATION, a corporation duly organized andexisting under the laws of the State of Delaware, with its principal place of business at Fort Worth, Tarrant County, Texas, hereinafter called "Tandy", and Putnam Fiduciary Trust Company, hereinafter called "Trustee";

                       WITNESSETH:

                THAT WHEREAS, Tandy desires to establish a fund to be
            managed as a trust for the purpose of paying certain benefits, as set out hereinafter, to its eligible employees who become participating members of a contributory profit-sharing plan, hereinafter the "Tandy Fund" or the "Plan";

                WHEREAS, Tandy desires to merge together the Tandy
            Employees Deferred Salary and Investment Plan (the "DIP") and the Tandy Employees Stock Ownership Plan (the "TESOP");

                WHEREAS, Tandy desires that the portion of the Plan
            that represents the DIP shall continue to be a profit sharing plan, shall continue to be designed to invest up to 100% in Company Stock, and shall be comprised of the Deferred Salary Account, the Company Account, the Voluntary Account, the Profit Sharing Account, and the Rollover Account,

                WHEREAS, Tandy desires that the portion of the Plan
            that represents the TESOP shall continue to be an employee stock ownership plan, shall continue to be designed to invest up to 100% in Company Stock, and shall be comprised of the ESOP Account; and

                WHEREAS, Tandy desires to designate the
            aforementioned Trustee to hold, manage and disburse trust funds;

                NOW, THEREFORE, in consideration of the premises and
            of the promises and covenants hereinafter contained and for the purposes herein stated, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                For purposes of this Plan, unless the contextrequires otherwise, the following words and phrases shallhave the meanings indicated:

                1.1  Account or Accounts.
                    ___________________  "Account" or "Accounts"
            shall mean the Deferred Salary Account, Company Account, Voluntary Account, Profit Sharing Account, ESOP Account, or Rollover Account, or the combination thereof, as the context requires.

                1.2  Affiliated Business.
                    ___________________  "Affiliated Business"
            shall mean any entity (other than Tandy) which, considered with Tandy, constitutes either (a) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (b) a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code),
            (c) an affiliated service group (within the meaning of Section 414(m) of the Code) or (d) a controlled group (as provided under of Section 414(o) of the Code).

                1.3  Beneficiary.
                     ___________  "Beneficiary" shall mean the
            person or entity described in Subsections (a) through (d).

                    (a)  Person or Entity Designated by the
                         __________________________________
                Participant
                ___________ If a Participant is unmarried, or if a Participant is married and there is a Qualified
                Election with respect to a Participant, then
                "Beneficiary" shall mean any person or
                entity designated by the Participant, in the form and manner the Committee may prescribe.

                    (b)  Spouse
                         ______ If a Participant is married and
                there is not a Qualified Election with respect to the Participant, then "Beneficiary" shall mean the Participant's Spouse. Except as provided otherwise in a qualified domestic relations order (as defined in Section 414(p) of the Code), a Participant shall be treated as unmarried (as provided in Question and Answer A-25(b)(2) of Treasury Regulations Section 1.401(a)-20) if, at the time of his death, such Participant has not been married to his Spouse throughout the one-year period ending on the earlier of (1) the date of the Participant's death or (2) the date on which any distribution is made to the Participant pursuant to Article VI (other than pursuant to Section 6.6).

                    (c)  Contingent Beneficiary
                         ______________________ If the
                 Beneficiary described in Subsection (a) or (b) does not survive the member, then "Beneficiary" shall mean:

                       (1) Any person or entity designated by
                    the Participant, in the form and manner the Committee may prescribe; or

                       (2) In the absence of an effective
                    designation under Paragraph (1), the
                    Participant's estate.

                    (d)  Lack of Designation If an unmarried
                Participant, or a Participant treated as unmarried under Subsection (b), fails to designate a Beneficiary pursuant to Subsection (a), then "Beneficiary" shall mean the Participant's estate.

                1.4  Code.
                     ____  "Code" shall mean the Internal Revenue
            Code of 1986 as amended and any successor act, law, or statute subsequently enacted to supersede said Code.


                1.5  Committee.
                     _________ "Committee" shall mean the
            administrative committee appointed pursuant to Section 2.1 to act as plan administrator.

                1.6  Company.
                    _______ "Company" shall mean Tandy and all
            Affiliated Businesses.

                1.7  Company Stock.
                    _____________ "Company Stock" shall mean any qualifying
             employer security as defined in ERISA Section407(d)(5), provided, however, for purposes of the ESOP, Company Stock shall only mean (a) shares of common stock issued by Tandy (or a corporation which is a member of the same controlled group) which are readily tradeable on an established securities market or (b) shares of non-callable preferred stock which are convertible at any time into shares of the common stock provided for in Section 1.7(a).

                1.8  Compensation.
                    ____________ "Compensation" shall mean all
            compensation paid in cash, including bonuses, which is subject to withholding on IRS Form W-2; provided, however, that Compensation for (a) any Plan year beginning on or after April 1, 1990 and ending on or before March 31, 1994, shall not exceed $200,000 (as adjusted by the Secretary of Treasury) and (b) any Plan Year beginning on or after April 1, 1994, shall not exceed $150,000 (as adjusted by the Secretary of Treasury). Compensation specifically does not include any Company contributions made under the Tandy
            Stock Plan and/or the Tandy Employees Supplemental Stock Program which are used to purchase stock for a Participant and are included in such Form W-2. Compensation specifically includes salary reduction contributions to a cafeteria plan pursuant to Section 125 of the Code or a plan qualified under Code Section 401(k) (including the Plan). In determining whether a Participant's compensation exceeds the $200,000/$150,000 limit, the compensation of each five percent owner (as defined in Section 1.11) and of each Participant who (before the application of this sentence) is one of the ten Highly Compensated Employees paid the greatest compensation shall include the compensation of such Participant's spouse and lineal descendants who have not attained age 19 before the end of the Plan Year. In the event the aggregate Compensation determined under the preceding sentence is limited, then the Compensation of each affected family member for such Plan Year shall be reduced proportionately based on the ratio of their respective Compensation to the aggregated Compensation of all such affected family members (of the same family) for such Plan Year.

                1.9  Computation Period.
                   __________________ "Computation Period" shallmean the
             12-consecutive-month periods described in
             Subsections (a) and (b).

                    (a)  Eligibility Computation Period The
                initial Computation Period for determining when an Employee may become a Participant is the 12-consecutive-month period beginning on the Employee's Employment Date. Subsequent Computation Periods begin on the anniversary of the Employee's Employment Date. However, if the Employee incurs a One Year Break in Service, then subsequent Computation Periods begin on the first day the Employee performs an Hour of Service after the One Year Break in Service.

                    (b)  Vesting Computation Period The
                Computation Period for determining a Participant's vested interest in his Accounts is the 12-consecutive-month period which begins on the Employee's Employment Date. Subsequent Computation Periods begin on the anniversary of the Employee's Employment Date. However, if the Employee incurs a One Year Break in Service, then subsequent Computation Periods begin on the first day the Employee performs an Hour of Service after the One Year Break in Service.

                1.10  Disabled Participant.
                    ____________________ "Disabled Participant"
            shall mean any Participant who is Totally and Permanently
            Disabled.

                1.11  Effective Date.
                    ______________ "Effective Date" shall mean
            January 1, 1996.

                1.12  Eligible Employee.
                    _________________ "Eligible Employee" shall
            mean any Employee except the following individuals: (a) any Employee who is included in a unit of employees covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employeerepresentatives (within the meaning of Code Section7701(a)(46)) and one or more Employers if retirement benefits were the subject of good faith bargaining between such parties, unless the collective bargaining agreement expressly provided for the inclusion of such employees as Eligible Employees under this Plan, (b) a nonresident alien who receives no earned income within the meaning of Code Section 911(b), (c) any Employee who is a Leased Employee, and (d) any person who is not a United States citizen and who is employed outside the United States or (e) any person who is not a United States resident alien individual and who is employed outside the United States.

                1.13  Employee.
                    ________ "Employee" shall mean any individual
            who is employed by an Employer, is on an Employer's payroll, and whose wages are subject to FICA withholding. The term "Employee" excludes any person who is employed as an independent contractor pursuant to a contract other than an employment contract with an Employer and any person who serves only as a director. The term "Employee" shall also include any Leased Employee and any person who, with respect to an Employer, is treated as an employee of such Employer pursuant to Section 406 of the Code.

                1.14  Employer.
                    ________  "Employer" shall mean Tandy and any
            Affiliated Business adopting the Plan in accordance with the Plan's requirements.

                1.15  Employer Contribution.
                    _____________________ "Employer Contribution"
            shall mean payments to the Trustee by the Employer pursuant to Plan Sections 4.3., 4.4, 4.9, and Article XI.

                1.16  Employment Date.
                    _______________  "Employment Date" shall mean
            the date an Employee first performs an Hour of Service.

                1.17  ERISA.
                      _____  "ERISA" shall mean the Employee Retirement
            Income Security Act of 1974, as amended.

                1.18  ESOP.
                      ____  "ESOP" shall mean the employee stock
            ownership plan portion of this Plan.

                1.19  ESOP Account.
                      ____________  "ESOP Account" shall mean the
            Account established for a Participant which contains the shares of Company Stock and other investments allocated to the Participant in the ESOP, and shall include the balance from the Participant's ESOP Account and ESOP Contribution Account under the TESOP.

                1.20  Exempt Loan.
                      ___________  "Exempt Loan" shall mean:

                    (a)  A loan to the Plan by a disqualified
                person (as defined in Code Section 4975).

                    (b)  A loan to the Plan which is guaranteed
                by a disqualified person, which loan is primarily for the benefit of Participants and Beneficiaries of the Plan, is at a reasonable rate of interest, and any collateral which is given to a disqualified person consists only of Company Stock.

                1.21  Highly Compensated Employee.
                    ___________________________

                    (a)  "Highly Compensated Employee" shall
                mean:

                       (1) An Employee who is a 5% owner, as
                    defined in Section 416(i)(1)(A)(iii) of the Code, at any time during the determination year or the look-back year.

                       (2) An Employee who receives
                    Compensation in excess of $75,000 (indexed in accordance with Section 415(d) of the
                    Code) during the look-back year.

                       (3) An Employee who receives
                    Compensation in excess of $50,000 (indexed in accordance with Section 415(d) of the
                    Code) during the look-back year and is a member of the top-paid group for the look-back year.

                       (4) An Employee who is an officer,
                    within the meaning of section 415(i) of the Code, during the look-back year and who receives Compensation in the look-back year greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the calendar year in which the look-back year begins.

                       (5) An Employee who is both described
                    in (b), (c), or (d) above when these
                    paragraphs are modified to substitute the determination year for the look-back year and one of the 100 employees who receive the most compensation from the Company during the determination year.

                    (b)  For purposes of this definition:

                       (1) The determination year is the Plan
                    Year for which the determination of who is highly compensated is being made.

                       (2) The look-back year is the 12 month
                    period immediately preceding the determination year, or if Tandy elects, the calendar year ending with or within the look-back year. Such election shall apply with respect to all tax-qualified plans maintained by the Company.

                       (3) The top-paid group consists of the
                    top 20% of Employees ranked on the basis of compensation received during the year. For purposes of determining the number of Employees in the top-paid group, Employees described in Code Section 414(q)(8) and Q & A 9(b) of section 1.414(q)-1T of the regulations are excluded.

                       (4) The number of officers is limited
                    to 50 (or, if lesser, the greater of three
                    Employees or 10% of Employees) excluding those Employees who may be excluded in determining the top-paid group.

                       (5) When no officer has Compensation
                    in excess of 50% of Code Section
                    415(b)(1)(A)'s limit, then the highest paid officer is treated as highly compensated.

                       (6) Compensation is compensation
                    within the meaning of Code Section 415(c)(3), including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

                       (7) Employers aggregated under Code
                    Sections 414(b), (c), (m), or (o) are treated as a single Employer.

                    (c)  Notwithstanding the foregoing, if the
                Committee so determines for a Plan Year, the Highly Compensated Employees may be determined as provided under this Section by substituting $50,000 for $75,000 in Section 1.20(a)(2) and ignoring Section 1.20(a)(3); provided that to be eligible for this provision, the Company shall maintain significant business activities in at least two significantly separate geographic areas.

                1.22  Hour of Service.
                    _______________  "Hour of Service" shall
            mean:

                    (a)  Each hour for which an Employee is
                directly or indirectly paid or entitled to payment of compensation by the Company for the performance of duties. These hours shall be credited to the Employee for the Plan Year(s) in which the duties are performed;

                    (b)  Each hour for which an Employee is
                directly or indirectly paid or entitled to payment of compensation by the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty or other similar reason. These hours shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by reference; and

                    (c)  Each hour for which back pay,
                irrespective of mitigation of damages, has been either awarded or agreed to by the Company. The same hours shall not be credited under both Subsection (a) or Subsection (b), as the case may be, and under this Subsection (c). These hours shall be credited to the Employee for the Plan Year(s) to which the award or agreement pertains rather than the Plan Year in which the award, agreement or payment is made.

                    (d)  For Employees paid on other than an
                hourly basis, Hours of Service shall be credited for each payroll period of the Employee for which the Employee receives or is entitled to receive compensation according to the provisions of Section 2530.200b-3 of the Department of Labor Regulations.

                1.23  Inactive Participant.
                    ____________________  "Inactive Participant"
            shall mean a Participant who ceases to be an Eligible
            Employee but remains in the service of the Company.

                1.24  Investment Fund.
                    _______________  "Investment Fund" shall mean
            the portion of the Trust Fund designated from time to time by the Committee pursuant to Section 7.3 hereof, that is invested in such assets of the Trust Fund (including, but not limited to, interests in common trust funds, qualified pooled trusts or mutual funds) as the Committee selects from time to time.

                1.25  Leased Employee.
                    _______________  A "Leased Employee" means
            any person (other than an employee of the Employer) who,pursuant to an agreement between an Employer and any other person or entity, has performed services for an Employer (or for any affiliated or associated company determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, provided such services are of a type historically performed by employees in an Employer's or its affiliated or associated companies' business field. The determination of whether a person is a leased employee under this Section will be made pursuant to Section 414(n) of the Code.

                1.26  Normal Retirement Date.
                    ______________________  "Normal Retirement
            Date" shall mean the date on which a Participant reaches age
            65.

                1.27  One Year Break in Service.
                    _________________________ "One Year Break in
            Service" shall mean the period described in Subsection (a), subject to the terms of Subsections (b) and (c).

                    (a)  General Definition.
                       __________________  "One Year Break in
                Service" shall mean a Computation Period of 12-consecutive months during which an Employee does not complete more than 500 Hours of Service.

                    (b)  Maternity or Paternity Absences
                       _______________________________

                       (1) In the case of an Employee who is
                    absent from work for any period

                          (i) Because of the Employee's
                       pregnancy,

                          (ii) Because of the birth of the
                       Employee's child,

                          (iii) Because of the placement of

                       a child with the Employee in connection
                       with the adoption of the child by the
                       Employee,

                          (iv) To care for such a child for
                       a period beginning immediately
                       following birth or placement,

                    Hours of Service described in Paragraph (2) shall be counted as Hours of Service solely for the purpose of determining whether a One Year Break in Service has occurred. No more than 501 Hours of Service shall be credited to an Employee under the terms of this Paragraph
                    (1).

                       (2) The Hours of Service described in
                    this Paragraph are:

                          (i) The Hours of Service which
                       otherwise would normally have been
                       credited to the Employee but for the
                       absence described in Paragraph (1), or

                          (ii) If the Hours of
                       Service described in Subparagraph (i)
                       cannot be determined, eight Hours of
                       Service for each normal workday of
                       absence.

                       (3) The Hours of Service described in
                    Paragraph (2) shall be treated as Hours of Service under this Subsection (b) --

                          (i) Only in the Plan Year in which
                       the absence begins, if an Employee
                       would be prevented from incurring a One
                       Year Break in Service in that 12-month
                       period
                       solely because the absence is treated
                       as Hours of Service under Paragraph
                       (1); or

                          (ii) In any other case, in the
                    immediately following Plan Year.
                    (4) No Hours of Service will be
                    counted as Hours of Service under this
                    Subsection unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish --

                          (i) That the absence is for the
                        reasons described in Paragraph (1),
                        and

                          (ii) The number of days for which
                       there was such an absence.

                    (c)  Certain Other Absences
                         ______________________ The Employee's
                service shall not be deemed to be broken during such period as the Employee shall be:

                       (1) On military leave; or

                       (2) On other leave of absence
                    authorized by the Company for sickness,
                    disability, or other circumstances,
                    granted in accordance with an established and uniformly applied Company policy; or

                       (3) Laid-off in order to effect a
                    temporary reduction in personnel, provided such Employee shall be re-employed within three hundred sixty-five (365) days after such layoff.

                1.28  Participant.
                      ___________  "Participant" shall mean each
            Eligible Employee who satisfies the requirements for participation in the Plan as described in Article III.

                1.29  Plan.
                      ____  "Plan" shall mean the contributory
            profit sharing plan and trust known as the Tandy Fund, as it may be amended from time to time.

                1.30  Plan Year.
                      _________  "Plan Year" shall mean the
            twelve-consecutive month period ending on March 31 of each year.

                1.31  Qualified Election.
                      __________________

                    (a)  General Rule "Qualified Election" shall
                mean an election by a married Participant to have the balance of his Accounts paid, in the event of his death, to a Beneficiary other than his Spouse.

                    (b)  Consent of Spouse
                         _________________ The election
                described in Subsection (a) will not constitute a Qualified Election unless the Participant's Spouse consents to the election in the manner described in this Subsection:

                       (1) The Spouse must consent to the
                    election in writing;

                       (2) The election must designate a
                    Beneficiary which may not be changed without the Spouse's consent (unless the Spouse's consent expressly permits designations by the

                    Participant without any requirement of further consent by the Spouse); and

                       (3) The Spouse's consent acknowledges
                    the effect of the election and is witnessed by a Plan representative or a notary public.

                    (c)  Special Rule Where There is No Spouse
                         _____________________________________
                or the Spouse Cannot be Located
                _______________________________ The
                consentrequirements of Subsection (b) shall not apply if it is established to the satisfaction of a Plan representative that the consent may not be obtained because (1) there is no Spouse, (2) the Spouse cannot be located, or (3) other circumstances that the Secretary of the Treasury or his designate may prescribe by regulations.

                    (d)  Validity of Consent
                         ___________________

                       (1) Consent is irrevocable
                           ______________________ If a
                    Spouse consents to a waiver in the manner described in Subsection (b), then the Spouse may not subsequently revoke that consent.

                       (2) Application
                           ___________  Any consent by a
                    Spouse (or establishment that the consent of the Spouse need not be obtained) is effective only with respect to that Spouse.


                       (3) Revocation of a waiver
                           ______________________
                    A Participant may revoke his election without obtaining another consent from his Spouse at any time before the beginning of Plan benefit payments. The number of revocations shall not be limited.

                1.32 Retired Participant.
                     ___________________ "Retired Participant" shall
            mean any Participant who has qualified for retirement and the receipt of benefits under the Plan and who has separated from service with the Company.

                1.33 Spouse.
                     ______ Subject to Section 1.3(b), "Spouse"
            shall mean a Participant's spouse (or surviving spouse) and a Participant's former spouse to the extent provided by a qualified domestic relations order (as defined in Section 414(p) of the Code).

                1.34 Suspense Account.
                     ________________ "Suspense Account" shall mean
            the Account which contains the unallocated shares of Company Stock acquired with the proceeds of an Exempt Loan.

              1.35 Tandy.
                   _____  "Tandy" shall mean Tandy Corporation, a
            Delaware corporation with its principal place of business in Fort Worth, Tarrant County, Texas, its divisions, and any successor.

                1.36 Totally and Permanently Disabled.
                     ________________________________ "Totally and
            Permanently Disabled" shall mean suffering from a physical or mental condition which, in the opinion of the Committee based upon appropriate medical advice and examination and in accordance with uniform rules applied uniformly to all Participants, totally and permanently prevents the Participant from performing the customary duties of his regular job with an Employer.

                1.37 Trust and Trust Fund.
                     ____________________  "Trust" shall mean the
            trust created under the Plan. "Trust Fund" shall mean the cash, securities, life insurance contracts, annuity contracts, real estate, shares of common trust funds and any other property held by the Trustee pursuant to the Plan, together with income therefrom.

                1.38 Trustee.
                     _______  "Trustee" shall mean Putnam Fiduciary
            Trust Company, domiciled in Boston, Suffolk County,
            Massachusetts, and such other or additional trustee or trustees as shall be appointed under the Plan.

                1.39 Valuation Date.
                     ______________  "Valuation Date" shall mean
            every business day and any other dates the Committee may designate in writing from time to time. If a Valuation Date would otherwise occur on a Saturday, Sunday or holiday, then "Valuation Date" shall mean the preceding business day. Notwithstanding the foregoing, for purposes of a

            Participant's ESOP Account, "Valuation Date" shall be the last business day of each calendar month.

                1.40  Year of Service.
                      _______________  "Year of Service" shall mean
            a Computation Period during which the Employee has not less than one thousand (1,000) Hours of Service. In determining whether an Employee earned one (1) Year of Service for purposes of eligibility to participate in the Plan, there shall be credited to an Employee or other individual employed by the Employer as identified in Section 3.4, service rendered by the Employee or individuals while employed by an Affiliated Business. Service performed by an Employee for an organization prior to its being acquired by the Company will be counted in determining whether the Employee has completed one (1) Year of Service for purposes of eligibility to participate in the Plan.

                                 ARTICLE II

                                ADMINISTRATION

                2.1 Appointment of Administrative Committee.
                    _______________________________________  The
            Board of Directors of Tandy shall appoint a committee to be known as the "Administrative Committee", hereinafter referred to as the "Committee", to administer the Plan. This Committee shall consist of three or more members who shall not necessarily be employees of the Company. Tandy shall advise the Trustee of the names of the members of the Committee, and the Trustee shall be entitled to rely thereon until similarly advised of a change in the membership of the Committee. The Committee shall be the "plan administrator" of the Plan as defined in Section 3(16)(A) of ERISA and a "named fiduciary" within the meaning of Section 402(a) of ERISA.

                2.2 Term of Office of Committee Members.
                    ___________________________________  Each member
            of the Committee shall hold office until his death, disability, resignation, removal from office, or, if the member is an employee of the Company, upon his termination of employment. Any member of the Committee may be removed by the Board of Directors of Tandy at its pleasure. Any Committee member may resign by delivering his written resignation to Tandy and to the Committee. Any vacancies in the Committee arising from any cause whatsoever shall be filled by the Board of Directors of Tandy. Until such vacancy is filled, the other members of the Committee may continue to act.

                2.3 Powers and Duties.
                    _________________  The Committee shall
            administer the Plan in accordance with its terms, and shall have all powers necessary to carry out the provisions of the Plan. Without limiting the generality of the foregoing, the Committee shall have the following powers:

                 (a) To make and publish such rules and regulations
                as it may deem necessary to carry out the provisions of the Plan;

                 (b) To determine, in its discretion, all questions
                arising in the administration, interpretation and application of the Plan, including questions of eligibility of employees and of the status and rights of Participants, Beneficiaries and any other person hereunder;

                 (c) To direct the investment and reinvestment of
                the Trust Fund and the income therefrom, as more particularly specified hereinafter;

                 (d) To authorize all disbursements by the Trustee
                from the Trust Fund;

                 (e) To decide any dispute arising hereunder;

                 (f) To construe the provisions of the Plan and to
                correct any defects therein; and

                 (g) To provide procedures for determination of
                claims for benefits.

            The determination of the Committee as to any question arising hereunder shall be conclusive and binding on all persons.

                2.4 Organization and Operation of the Committee.
                    ___________________________________________         The
          Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or by vote or action in writing without a meeting; however, a Committee member shall not vote on any question relating specifically to himself, but any necessary action regarding such Committee member shall be decided by the remaining members of the Committee. In the event the remaining members of the Committee are unable to agree upon the disposition of any such question, the Board of Directors of Tandy shall appoint another person eligible for membership on the Committee to serve as a temporary member for the purpose of reaching a decision on the matter in issue. Such matters shall then be determined by a majority of the Committee, including said temporary member. The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name and names of its members so designated with specimen signatures of Committee members. The Trustee thereafter shall accept and rely upon any document executed by such member or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation.

          The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs, and may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Plan. Such accountants and counsel may, but need not, be accountants and counsel for Tandy. The Committee shall be entitled to rely conclusively upon, and shall be fully protected in, any action taken by it in good faith in relying upon any opinions or reports which shall be furnished to it by any such accountant, counsel, or other specialist.

          Tandy may furnish the Committee with such clerical assistance on a full or part time basis as shall from time to time be reasonable or desirable to assist in the administration of the Plan, and shall pay all Trustee's fees and expenses incurred in the administration of the Plan, including but not limited to, all costs and expenses incurred in connection with the purchase, sale and transfer of securities, and all transfer taxes of any and all kinds whatsoever that may belevied or assessed under existing or future laws upon, or inrespect of, the Trust Fund, save and except: (a) those specified in Section 7.5; (b) fees for origination and annual administration of Participant loans; (c) fees for distributions from a Participant's account(s); (c) taxes charged upon the income of the trust or upon a Participant's distribution; (d) fees and expenses ordinarily paid directly by the mutual fund or charged to shares and (e) those costs and expenses, including attorneys' fees, which are charged to the accounts of Participants by a court of competent jurisdiction in any litigation in which the Plan or any of its fiduciaries are a party.

                2.5 Records.
                    _______ The Committee shall keep a record of its actions, and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Plan. The Committee shall notify the Trustee of any action taken by the Committee, and, when required, shall notify any other interested person or persons.

                2.6 Immunity from Liability.
                    _______________________ Subject to applicable law, no member of the Committee shall incur any liability for any action or failure to act, excepting liability for his own gross negligence or willful misconduct. Tandy shall indemnify each member of the Committee against any and all claims, losses, damages, expenses and liabilities, including any amounts paid in settlement with the Committee's approval, arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member. The Committee may, at its discretion, require the written approval or disapproval of Tandy prior to taking action in any particular matter made the subject of its responsibility hereunder.

                                    ARTICLE III

                                    ELIGIBILITY

                3.1 Conditions of Eligibility.
                    _________________________     Each  person  who   is  a
          Participant in the DIP and TESOP on December 31, 1995 shallremain a Participant in the Plan on the Effective Date. Anyother Eligible Employee who is expected to complete one (1) Year of Service on or after the Effective Date shall be eligible to participate in the Plan as of the beginning of the calendar quarter in which he is expected to complete one (1) Year of Service. Any Eligible Employee who completes one (1) Year of Service earlier than expected after the Effective Date shall be eligible to participate in the Plan as of the beginning of the calendar quarter immediately following his completion of one (1) Year of Service.

                3.2 Resumption of Service with the Employer.
                    _______________________________________
          Notwithstanding anything in this Section 3.2 to the contrary, a rehired Eligible Employee shall not become a Participant under this Section 3.2 earlier than he would have if he did not have termination of service.

                 (a) Former Participant.
                     __________________

                   (1) Before a One Year Break in Service.
                       __________________________________  A
                 rehired Eligible Employee who was a Participant before his termination of service and is rehired before he incurs a One Year Break in Service shall immediately become a Participant in the Plan.

                   (2) After a One Year Break in Service.
                       _________________________________  A
                 rehired Eligible Employee who was a Participant before his termination of service and is rehired after he incurs a One Year Break in Service shall immediately become a Participant in the Plan. However, the individual shall be an Inactive Participant until he completes one Year of Service following his reemployment and his Compensation under the Plan shall not include any amounts earned before his completion of this one Year of Service.

                 (b) Other Eligible Employees.
                     ________________________  The following rules
                apply to a rehired Eligible Employee who was not a Participant before his termination of service.

                   (1) Before Five Consecutive One Year Breaks in
                       __________________________________________
                  Service.
                  _______  A rehired Eligible Employee who
                 is rehired before he incurs five consecutive One Year Breaks in Service shall become a Participant in the Plan after he has met the requirements of
                 Section 3.1. In determining whether the Eligible Employee has completed one Year of Service, the Eligible Employee's service earned before and after his One Year Break in Service shall be counted. However, any Eligible Employee who had at least a One Year Break in Service shall not become a Participant until he has completed at least one Year of Service after he is rehired.

                   (2) After Five Consecutive One Year Breaks in Service.
                       __________________________________________________
                 A rehired Eligible Employee who is
                 rehired after he incurs at least five consecutive
                 One Year Breaks in Service shall become a Participant in the Plan after he has met the requirement of Section 3.1. The Eligible Employee's service earned before the five consecutive One Year Breaks in Service shall be ignored.

                3.3 Change in Employment Status.
                    ___________________________  If a Participant
            ceases to be an Eligible Employee due to a change in employment status while remaining employed by the Employer or any Affiliated Business, he shall become an Inactive Participant until he again becomes an Employee who satisfies the employment status required to become an Eligible Employee. If an individual (who is employed by the Employer and who is not a Participant because he is not an Eligible Employee) becomes an Eligible Employee due to a change in employment status, he will become a Participant as of the first day of the calendar quarter coincident with or next following the date his employment status changed, provided he would have been eligible to become a Participant had he met the definition of an Eligible Employee on his Employment Date.

              3.4 Employment by Employer; Service with Newly
                  __________________________________________
            Acquired Entities; Records of Employer.
            ______________________________________

                 (a) In the event the Employer has or shall acquire
                the control of any organization by the purchase of assets or stock, merger, amalgamation, consolidation or any other similar event, the Board of Directors of Tandy may direct to what extent, if any, employment by such organization shall be deemed to be employment by the Employer and, in connection therewith, may specify a special entry date for participation.

                 (b) The personnel records of the Employer or any
                Affiliated Business shall be conclusive evidence for the purpose of determining the period of employment of any and all Employees.

                3.5 Application for Participation.
                    _____________________________  In order to
            become a Participant hereunder, each Eligible Employee shall execute a written application, or supply information in such other manner as is acceptable to the Committee, on a form to be furnished by the Committee, wherein he shall evidence:

                 (a) his intent to participate in the Plan;

                 (b) his election to defer a portion of his Compensation and have the employer make contributions to the Trust Fund in accordance with Section 4.1; and

                 (c) his consent that such deferred salary reductions be withheld by the Employer from his Compensation at each pay period.

          Once an Eligible Employee is expected to complete the necessary service for participation in the Plan in the calendar quarter, he may file an application for participation. An application will be effective at the beginning of the calendar quarter in which the Eligible Employee is expected to complete the necessary service for participation in the Plan, provided the Eligible Employee's application for participation has been received before the beginning of the calendar quarter. No Eligible Employee willbe entitled to participate in the Plan until the beginning of the next calendar quarter following receipt by the Trustee of a completed application.

                                      ARTICLE IV

                                    CONTRIBUTIONS

                4.1 Salary Reductions.
                    _________________

                  (a) Deferred Salary Contributions. Each
                Participant shall elect in accordance with the provisions of Section 3.5 to defer an amount equal to 1%, 2%, 3%, 4%, 5%, 6%, 7% or 8% of his Compensation
                and have the Employer contribute the amount to the Trust Fund. The contributions under this paragraph are hereinafter called "deferred salary contributions". A Participant's annual deferred salary contribution is limited to the amount permitted under Section 402(g) of the Code, as adjusted by the Secretary of the Treasury or his delegate at the same time and in the same manner as under Section 415(d) of the Code, as of the beginning of the Participant's taxable year.

                 (b) The election of the Participant to defer a
                portion of his Compensation in lieu of receiving cash is intended to meet the requirements of Section 401(k) of the Code as amended and the regulations thereunder.

                 (c) The election of the Participant to defer or not
                to defer a portion of his Compensation in lieu of receiving cash shall remain in effect until the Participant files a change of election.

                 (d) All contributions of the Participant are
                non-forfeitable being held in trust for the account of the Participant or his Beneficiary.

                4.2 Suspension of Contributions.
                     ___________________________  A Participant whilein the
          employ of the Employer may suspend his contributions for a period of not less than six (6) months by calling the Trustee in which case the suspension is effective immediately, or by filing with the Committee a written request at least two (2) weeks prior to the date on which his suspension of contributions is to become effective. A Participant on a leave of absence authorized by the Employer, who, though on such leave nevertheless receives Compensation, may likewise suspend his contributions for the term of such leave, which request for such suspension will be subject to verification with the Employer as to the Participant being on an approved leave. Contributions from a Participant shall be automatically suspended for any month during which he fails to receive any Compensation. Contributions from a Participant shall be automatically suspended as of the time any such Participant may be laid off by the Employer to effect a temporary reduction in personnel, provided that if such Participant shall not have been re-employed within three hundred sixty-five (365) days from the time he is laid off, then his participation in the Plan shall automatically terminate and the amount credited to his accounts in the Plan shall be paid over to him as though he had elected to withdraw from the Plan, if the value of his account is less than $3,500. If the value of his account is $3,500 or more, he will be treated as having withdrawn from the Plan but a specific waiver of his right to remain in the Plan as a dormant Plan Participant (as defined in Section 6.8) must be received by the Committee in order for the Participant to receive the value of his account. During such time as a Participant's contributions shall be suspended, the Employer Contributions relating to such Participant's contributions shall likewise be suspended. No
          Participant shall be permitted to make up any suspended contributions. The Employers computer will electronically notify the Trustee of the change in an employees status.

                4.3 Profit Sharing Contribution.
                    ___________________________  Each Plan Year, commencing
          with the Plan Year beginning on April 1, 1996, the Employer shall have the option to contribute a profit sharing amount to the Trust Fund on or before March 31. The profit sharing amount shall be established annually by the Board of Directors of Tandy in its sole discretion. The profit sharing amount shall be contributed to the Plan and allocatedto each Participant's ESOP Account and/or Profit SharingAccount, as designated by Tandy in its sole discretion. The contribution by the Employer may be in the form of either Company Stock or cash. As of the last day of the Plan Year, profit sharing contributions and forfeitures attributable to profit sharing contributions shall be allocated to the applicable Account for each Participant based on the Participant's deferred salary contributions for such Plan Year in an amount determined by multiplying the profit sharing contribution by a fraction the numerator of which is the Participant's deferred salary contributions and the denominator of which is the deferred salary contributions for all Participants.

                4.4 Employer ESOP Contributions.
                    ___________________________

                  (a) For each Plan Year, the Committee shall
                determine the amount of Employer ESOP contributions used for payment of principal and interest on Exempt Loans attributable to such Plan Year. Such amount shall be the sum of (1) all such Employer Contributions made during such Plan Year, (2) the portion (which may be all) of such Employer ESOP contributions made during the next succeeding Plan Year which are designated by the Committee as attributable to the Plan Year described in Paragraph (1), less (3) the portion of such Employer ESOP contributions made during such Plan Year and designated by the Committee, pursuant to Paragraph
                (2), as attributable to the prior Plan Year.

                  (b) Notwithstanding the preceding provisions of
                this Section, the Employer shall contribute such amounts, at such times, as shall be necessary for the payment of principal and interest on Exempt Loans.
                If Tandy declares and pays cash dividends, such cash dividends attributable or allocable to the Company Stock held by the Trustee may be used for payment of such principal and interest.

                4.5 Allocation of Employer ESOP Contributions and
                    _____________________________________________
                Forfeitures.
                ___________

                 (a) Shares of Company Stock.
                     _______________________

                   (1) As of the last day of each Plan Year, there
                 shall be allocated to the ESOP Account of each Participant whole and fractional shares of Company Stock released from the Suspense Account as a result of Employer ESOP contributions attributable to such Plan Year under Section 4.4. The number of shares to be allocated to the ESOP Account of the Participant shall be equal to the total number of shares of Company Stock so released multiplied by the fraction in Paragraph (3).

                   (2) As of the last day of each Plan Year, a
                 fraction (which shall be the fraction in Paragraph
                 (3)) of the total number of shares and fractional shares of Company Stock contributed to the Trust Fund for such Plan Year, purchased (other than through release from the Suspense Account) with Employer ESOP contributions for such Plan Year, or Employer ESOP contributions forfeited as of the last day of such Plan Year, shall be allocated to the ESOP Account of each Participant.

                   (3) The fraction in this Paragraph (3) with
                 respect to a Plan Year shall be the following with respect to each Participant. The numerator of the fraction shall equal the Participant's deferred salary contributions. The denominator of the fraction shall equal the sum of the deferred salary contributions for all Participants.

                 (b) Employer ESOP Contributions Not Used to
                Purchase Stock As of the last day of each Plan Year, a fraction of the portion of any Employer ESOP contribution attributable to such Plan Year which is not used to purchase Company Stock or to repay an Exempt Loan shall be allocated to the ESOP Account of each Participant as provided in Section 4.3. The fraction for determining the amount of such Employer ESOP contribution allocable to the ESOP Account of such Participant shall have the same numerator and denominator as that of the fraction described in Subsection (a)(3) of this Section.

                4.6 Payment of Contributions. The Employer's total
            contribution for each Plan Year shall be made, in one or more installments, not later than the due date (including extensions thereof) for filing the federal income tax return of the Employer for its fiscal year ending during the Plan Year for which the contribution is made; provided that contributions described in Section 4.5 with respect to a Plan Year shall be made within thirty (30) days following the end of such Plan Year. Unless specified otherwise by the Committee, any Employer Contributions made in cash shall be applied in the following order or priority:

                 (a) Pay any portion of the unpaid principal balance or interest on an Exempt Loan; and then

                 (b) Allocated to Participants' Accounts.

            The Employer shall withhold and deduct on each regular pay day from each Participant's Compensation that percentage of same which each Participant shall have elected and designated as his "deferred salary contribution" to the Trust Fund. The Employer shall pay over to the Trustee all such contributions of Participants immediately following each payroll period in which such contributions shall have been deducted and withheld.

                4.7 Transfers From Qualified Plans.
                    ______________________________

                  (a) With the consent of the Committee, amounts
                may be transferred from other qualified plans by Employees, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Company. The amounts transferred shall be set up in a separate account herein referred to as a "Rollover Account." Any amounts in such Rollover Account shall be fully vested at all times and not subject to forfeiture.

                 (b) Amounts in a Rollover Account shall be held by
                the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraphs (c) or (d) of this Section.

                 (c) Except as allowed by Internal Revenue Service
                Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided in Regulation 1.401(k)-1(d).

                 (d) At the date specified in the Plan when a
                Participant or Beneficiary shall be entitled to receive benefits, the fair market value of the Rollover Account shall be used to provide additional benefits to the Participant or Beneficiary. Any distributions of amounts held in a Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Article VI, including, but not limited to, all notice and consent requirements under Code Section 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of the Participant's benefit in determining whether a Participant is entitled to go dormant under Section 6.8.

                 (e) At the time the Plan accepts a Participant
                Rollover, the Participant shall have specified the investment selection(s) in which his Rollover Account should be invested and these investment selections shall be effectuated as soon as practicable.

                 (f) For purposes of this Section, the term "qualified
                plan" shall mean any tax qualified plan under Code
                Section 401(a). The term "amounts transferred from other qualified plans" shall mean: (1) amounts transferred to this Plan directly from another qualified plan; (2) distributions from another qualified plan which are eligible rollover distributions and which are either transferred by the Employee to this Plan within 60 days following his receipt thereof or are transferred pursuant to a direct rollover; (3) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (i) were previously distributed to the Employee by another qualified plan as a lump-sum distribution (ii) were eligible for tax-free rollover to a qualified plan and (iii) were deposited in such conduit individual retirement account within 60 days of receipt thereof and other than earnings on said assets; and (4) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause
                (3) above, and transferred by the Employee to this Plan within 60 days of his receipt thereof from such conduit individual retirement account.

                 (g) Prior to accepting any transfers to which this
                Section applies, the Committee may require the Employee to provide documentation to establish that the amounts to be transferred to this Plan meet the requirements of this Section or if such documentation is not available, may require the Employee to provide an opinion of counsel satisfactory to the Committee that the amounts to be transferred meet the requirements of this Section.

                 (h) Notwithstanding anything herein to the
                contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any Code "Section 411(d)(6) protected benefit."

                4.8 Limitation on Annual Additions.
                    ______________________________   Under no circumstances
          shall the "Annual Additions", as such term ishereinafter defined, applied to any Participant's Accountexceed, for any Plan Year, the lesser of (a) twenty-five percent (25%) of the Participant's compensation as defined in Code Section 415(c)(3) and the regulations issued thereunder for the entire Plan Year or (b) thirty thousand dollars ($30,000) or,if greater, one-fourth of the dollar limitation set forth under
            Section 415(b)(1)(A) of the Code for such Plan Year;
            provided, however, that the special increased limitation of
            Section 415(c)(6) of the Code shall apply to the ESOP.
            If, in addition to this Plan, a Participant participates in one or more other qualified defined contribution plans maintained by the Company during any Plan Year, the Annual Additions to be applied to the Participant's Account under this Plan, together with the Annual Additions to be applied to such Participant's account under such other plan or plans for such Plan Year, shall not exceed the lesser of (a) or (b) in the immediately preceding paragraph. Any excess Annual Additions for a Participant shall be deemed first to be attributable to Annual Additions to the Tandy Employees Investment Plan ("TIP") and finally to Annual Additions under this Plan.

            The term "Annual Additions" means the sum credited to a Participant's Account for any Plan Year beginning after December 31, 1986 of:

                 (a) Employer Contributions, if any;

                 (b) Deferred salary contributions (including any a
                mount characterized as an Excess Deferral Amount, if such Excess Deferral Amounts are not distributed as provided for in Section 4.11(a) hereof); (c) Voluntary after-tax Employee contributions and excess aggregate contributions;

                 (d) Forfeitures;

                 (e) any amount allocated to an "individual medical
                account," as defined in Code Section 415(1)(2), which

                is part of a defined benefit plan maintained by an Employer; and (f) any amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund
                (as defined in Code Section 419(e)) maintained by an Employer.

            Solely for purposes of this Section, the determination of a Participant's deferred salary contributions and Employee contributions, if any, for a Plan Year shall exclude the items set forth in Sections 1.415-6(b)(3)(i)-(iv) of the Income Tax Regulations, and the determination of a Participants allocable share of Employer Contributions and forfeitures, if any, for a Plan Year shall exclude any Employer Contributions, deferred salary contributions, if any, and forfeitures, if any, allocated to such Participant for any of the reasons set forth in Sections 1.415-6(b)(2)(ii)-(vi) of the Income Tax Regulations (except as otherwise provided in such Sections).

            No contribution made for a Participant pursuant to Section this Plan shall cause the sum of that Participant's "defined benefit fraction" and "defined contribution fraction" (as hereinafter defined) to exceed 1.0 in any Plan Year. In the event the sum of the defined benefit fraction and the defined contribution fraction would otherwise exceed 1.0 for any

            Plan Year, the projected annual retirement income resulting in the defined benefit fraction shall be limited, to the extent necessary, to reduce the defined benefit fraction so that the sum of the two fractions does not exceed the 1.0 limitation. For purposes of this Section, (a) the "defined benefit fraction" for any Plan Year is a fraction, the numerator of which is the Participant's projected annual benefit under all tax-qualified defined benefit pension plans of an Employer in which the Participant participates
            (determined as of the last day of the Plan Year) and the denominator of which is the lesser of: (1) the product of
            1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan Year, or (2)the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to such Participant for such Plan Year; and (b) the "defined contribution fraction" for any Plan Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account (under this Plan and any other tax-qualified defined contribution plans maintained by an Employer) as of the end of such Plan Year and the denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and for each of the Participant's prior years of service with an Employer:
            (1) the product of 1.25 multiplied by the dollar limitation in effect for such Plan Year for purposes of Section 415(c)(1)(A) of the Code, or (2) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code with respect to such Participant for such Plan Year. All defined benefit pension plans of an Employer are to be treated as one defined benefit pension plan and all defined contribution plans of an Employer are to be treated as one defined contribution plan.

            If the Annual Additions for a Participant exceed the above limitation because of contributions based on estimated annual compensation or the allocation of forfeitures, then, the excess amounts shall be held unallocated in a suspense account until the next Plan Year and shall be used to reduce the Employer Contributions, if any, made under Section, as appropriate, for the next Plan Year for all Participants, beginning with the first calendar quarter thereof and continuing until all of such excess amounts have been allocated to Participants. Any such excess amounts shall be treated as attributable to deferred salary contributions only to the extent such excess amounts exceed the total Employer Contributions allocated to the account of the Participant for the Plan Year.

                4.9  Discrimination Test Allocation Limit.
                     ____________________________________

                (a)  General.
                     _______  For each Plan Year, the Employer
                shall ensure that either the test set forth in paragraph (1) or (2) below is satisfied with respect to deferred salary contributions and either the test set forth in paragraph (3) or (4) is satisfied with respect to Employer Contributions and Employee contributions. In addition, for Plan Years beginning on or after April 1, 1989, the Employer shall ensure that impermissible multiple use of the alternate test (set forth in (2) and (4) below) shall not occur pursuant to Code Section 401(m)(9)(B) and any applicable regulations issued thereunder:

                   (1) the Actual Deferral Percentage for all
                 Participants who are Highly Compensated Employees for the Plan Year does not exceed the Actual Deferral Percentage for all other participants for the Plan Year multiplied by 1.25; or

                   (2) the Actual Deferral Percentage for all
                 Participants who are Highly Compensated Employees for the Plan Year does not exceed the Actual Deferral Percentage for all other Participants for the Plan Year multiplied by 2, provided that the Actual Deferral Percentage for all Participants who are Highly Compensated Employees does not exceed the Actual Deferral Percentage for all other Participants by more than two (2) percentage points for the Plan Year;

                                        And

                   (3) the Actual Contribution Percentage for all
                 Participants who are Highly Compensated Employees for the Plan Year does not exceed the Actual Contribution Percentage for all other Participants for the Plan Year multiplied by 1.25; or

                   (4) the Actual Contribution Percentage for all
                 Participants who are Highly Compensated Employees for the Plan Year does not exceed the Actual
                 Contribution Percentage for all other Participants for the Plan Year multiplied by 2, provided that the Actual Contribution Percentage for all Participants who are Highly Compensated Employees does not exceed the Actual Contribution Percentage for all other Participants by more than (2) percentage points for the Plan Year.

                 Determinations regarding the tests set forth in paragraphs (1) through (4) and impermissible multiple use of the alternative test shall be made in conformance with applicable provisions of the Code and regulations and rules thereunder.

                 (b) Actual Deferral Percentage.
                     __________________________

                   (1) The term "Actual Deferral Percentage"
                 ("ADP") shall mean the average of the ratios
                 (expressed as a percentage), calculated separately for each Participant except as provided in (b)(2) below, of the amount contributed as deferred salary contributions to the Trust on behalf of each such Participant for a Plan Year to the Participant's Compensation.

                   (2) In the case of a Highly Compensated
                 Employee who is either a 5% owner or one of the ten most Highly Compensated Employees and is thereby subject to the family unit aggregation rules of Code Section 414(q)(6), the ADP for the family unit group (which is treated as one Highly Compensated Employee) is the ADP determined by combining the deferred salary contributions, Compensation, and amounts treated as deferred salary contributions of all eligible Employee family unit members. Except to the extent taken into account in the preceding sentence, the deferred salary contributions, Compensation, and amounts treated as deferred salary contributions of all eligible Employee family unit members are disregarded in determining the ADPs for the groups of Highly Compensated Employees and non-Highly Compensated Employees.

                The term "family unit member" for purposes of this sub-section and sub-section (c)(2) includes the Employee (or former Employee), the Employee's (or former Employee's) spouse and the lineal ascendant and descendants of either of them and the spouses of such lineal ascendant and descendants.

                 (3) "Participant" is hereby defined to include a
                person who for any part of the Plan Year is directly or indirectly eligible to make a cash or deferred election under the Plan for all or a portion of a Plan Year and includes: an Employee whose eligibility to make deferred salary contributions has been suspended because of an election (other than certain one-time elections) not to participate, a distribution, or a loan; and, an Employee who cannot defer because of the Code Section 415 limits on Annual Additions (as such term is elsewhere defined). In the case of an eligible Employee who makes no deferred salary contributions the ADP that is to be included in determining the ADP test is zero.

                (c)  Actual Contribution Percentage.
                     ______________________________

                   (1) The term "Actual Contribution Percentage"
                ("ACP") shall mean the average of the ratios
                (expressed as a percentage), calculated separately for each Participant, of the amount contributed as Employer matching contributions to the Trust on behalf of each such Participant for a Plan Year plus Employee contributions made by such Participant for a Plan Year to the Participant's Compensation (including deferred salary contributions under any tax-qualified plan described in Code section 401(a) or any cafeteria plan described in Code Section 125).

                   (2) In the case of a Highly Compensated
                Employee who is either a 5% owner or one of the ten most highly compensated Employees and is thereby subject to the family unit member aggregation rules of Code Section 414(q)(6), the ACP for the family unit group (which is treated as one Highly
                Compensated Employee) is the ACP determined by combining the contributions and compensation of all eligible Employee family unit members. Except to the extent taken into account in the preceding sentence, the contributions and compensation of all family unit members are disregarded in determining the ACPs for the group of Highly Compensated Employees and non-Highly Compensated Employees.

                   (3) Participant is any Employee who is directly
                or indirectly eligible to receive an allocation of Employer matching contributions or to make Employee contributions and includes: an Employee who would be a Participant but for the failure to make required contributions; an Employee whose right to make
                Employee contributions or receive matching contributions has been suspended because of an election (other than certain one-time elections) not to participate; and an Employee who cannot make an Employee contribution or receive a matching contribution because Code Sections 415(c)(1) or 415(e) prevents the Employee from receiving additional Annual Additions. In the case of an eligible Employee who makes no Employee contributions and who receives no matching contributions, the contribution ratio that is to be included in determining the ACP test is zero.

                (d) In calculating the ADP or ACP test of Code
            section 401(a) for a Plan Year, contributions will be taken into account as follows: An Employee contribution is to be taken into account if it is paid to the Trust during the Plan Yearor paid to an agent of the Plan and transmitted to the Trust within a reasonable period after the end of the Plan Year; An excess contribution to a cash or deferred arrangement that is recharacterized is to be taken into account in the Plan Year in which the contribution would have been received in cash by the Employee had the Employee not elected to defer the amounts; and a matching contribution is to be taken into account for a Plan Year only if it is (1) made on account of the Employee's deferred salary contributions or Employee contributions for the Plan Year, (2) allocated to the Employee's account as of a date within the Plan Year, and (3) paid to the Trust by the end of the 12th month following the end of that Plan Year.

              (e) For purposes of determining whether the Plan
            satisfies the ADP or ACP test, all contributions that are made under two or more plans that are aggregated for purposes of Code Sections 401(a)(4) and 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as a single contribution made under a single plan and if two (2) or more plans are permissively aggregated for purposes of ADP or ACP test, the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. Provided, however, that the portion of the Plan representing the DIP shall be treated as a separate plan from the portion of the Plan representing the TESOP.

               (f) In calculating the ADP or ACP for purposes of Code
            section 401(m), the ADP or ACP of a Highly Compensated Employee will be determined by treating all plans of the Company under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated) as a single plan.

               (g) Satisfaction of Nondiscrimination Rules.
                   ________________________________________ If the
            nondiscrimination rules of Sections 401(k)(3) and 401(m) of the Code, which are summarized in this Section, would otherwise not be satisfied for a Plan Year, the Committee, at its option, shall either (1) reduce deferred salary contributions, Employer Contributions, or Employee contributions, whichever is applicable, of Highly
            Compensated Employees and return such excess deferred salary contributions, Employer Contributions or Employee contributions to the affected Participants in accordance with Subsections 4.10 and 4.11, respectively, to the extent necessary to satisfy the limitations of this Section, (2) make additional Employer Contributions on behalf of non-Highly Compensated Employees (which will meet the requirements of Treasury Regulation section 1.401(k)-1(b)(5) [or any successor thereto] and shall not be included in the calculations under Section 4.9(a)(3) or (4) hereof) to the extent necessary to insure that the limitations of subsection 4.9(a)(1) or (2) are met or (3) make additional Employer Contributions on behalf of non-Highly Compensated Employees (which shall meet he requirements of Treasury Regulation section 1.401(m)-1(b)(5) [or any successor thereto] and shall not be included in the calculations under Section4.9(a)(1) or (2) hereof to the extent necessary to insure that the limitations of Section 4.9(a)(3) or (4) are met. Any such additional contributions shall be allocated as determined by the Committee. Such additional contributions shall be treated as deferred salary contributions, shall be allocated to such Participant's Deferred Salary Account and shall be immediately fully vested and subject to the distribution restrictions of
            Section 6.12 applicable to deferred salary contributions.

               4.10 Disposition of Excess Deferrals and Contributions.
                    _________________________________________________

                 (a) Excess Deferral Amounts.
                     _______________________  Notwithstanding any
            other provision of the Plan, Excess Deferral Amounts and income allocable thereto shall be distributed no later than April 15th to Participants who claim such Excess Deferral Amounts for the preceding calendar year.

            "Excess Deferral Amount" means the amount of deferred salary contributions in excess of the limitation set forth in
            Section 402(g) of the Code that the Participant elects to have distributed from the Plan pursuant to the claims procedure set forth in the following paragraph. In the event the Participant's deferred salary contributions to the Plan, when added to amounts deferred under other plans, contracts or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code of the Company constitute Excess Deferral Amounts, such Participant shall be deemed to have filed a claim in accordance with the following paragraph and the appropriate Employer or Affiliate Business shall notify Tandy on behalf of the Participant under those circumstances.

            The Participant's claim shall be in writing; shall be submitted to Tandy no later than March 1 following the calendar year in question; shall specify the Participant's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess
            Deferral Amount, when added to amounts deferred under otherplans, contracts or arrangements described in Sections401(k), 408(k) or 403(b) of the Code, exceeds the limit imposed on the Participant by Section 402(g) of the Code for the Plan Year in which the deferral occurred. The Excess Deferral Amount distributed to a Participant with respect to a calendar year shall be adjusted for income or loss allocable to the Excess Deferral Amount, determined in a manner consistent with Internal Revenue Service guidelines.

                (b) Distribution of Excess Contributions.
                    ____________________________________
            Notwithstanding any other provision of the Plan and to the extent Tandy elects not to utilize Employer Contributions or make additional contributions to satisfy the ADP test, Excess Contributions and income allocable thereto shall be distributed to Participants on whose behalf such Excess Contributions were made no later than the last day of the Plan Year following the Plan Year in which the Excess Contributions were made. In the event such Excess Contributions are not distributed within two and one-half (2 1/2) months after the last day of the Plan Year in which such Excess Contributions arose,

            Section 4979 of the Code may impose a 10 percent excise tax on the Company with respect to such Excess Contributions.

            For purposes of this Section, "Excess Contributions" shall mean the amount described in Section 401(k)(8)(B) of the Code. The amount of Excess Contributions distributable to each Highly Compensated Employee shall be determined by reducing deferred salary contributions made on behalf of all Highly Compensated Employees in the following manner: First, the ADP of the Highly Compensated Employee with the highest percentage is reduced to the extent necessary to satisfy the ADP test or is reduced to the level of the Highly Compensated Employee with the second highest percentage, and Second, this process is repeated in like manner in descending order until the ADP test is satisfied and no Excess Contributions exist.

            If the Highly Compensated Employee is one whose ADP is determined using the family member unit aggregation rules in accordance with Section 4.9, then the determination of theamount of Excess Contributions is made as follows: The ADPis reduced in accordance with the "leveling" method described in regulation section 1.401(k)-1(f)(2) of the regulations and Excess Contributions are allocated among the members of the family unit in proportion to the contributions of each family member that have been combined.

            The Excess Contributions which would otherwise be distributed to the Participant shall be adjusted for income or loss and shall be reduced, in accordance with regulations, by the amount of excess deferrals distributed to the Participant.

            The income or loss allocable to Excess Contributions shall be determined in a manner consistent with Internal Revenue Service guidelines.

               4.11 Distribution of Excess Aggregate Contributions.
                   ______________________________________________
            Notwithstanding any other provision of the Plan and to the extent additional Employer Contributions are not made to satisfy the ACP Test, Excess Aggregate Contributions and income allocable thereto shall be distributed to Participants on whose behalf such Excess Aggregate Contributions were made no later than the last day of each Plan Year following the Plan Year in which the Excess Aggregate Contributions were made. In the event such Excess Aggregate Contributions are not distributed within two and one-half (2 1/2) months after the last day of the Plan Year in which such Excess Contributions arose, Section 4979 of the Code may impose a 10 percent excise tax on the Company with respect to such Excess Aggregate Contributions.

            For purposes of this Section, "Excess Aggregate
            Contributions" shall mean the amount described in Section 401(m)(6)(B) of the Code (including amounts in excess of the aggregate limit determined with respect to impermissible multiple use of the alternate test). The amount of Excess Aggregate Contributions distributable to each Highly Compensated Employee shall be determined by reducing Employer Contributions or Employee contributions, or both, made on behalf of all Highly Compensated Employees in the following manner: First, the ACP of the Highly Compensated Employee with the highest percentage is reduced to the extent necessary to satisfy the ACP test or is reduced to the level of the Highly Compensated Employee with the second highestpercentage, and Second, this process is repeated in likemanner in descending order until the ACP test is satisfied and no Excess Aggregate Contributions exist.

            If the Highly Compensated Employee is one whose ACP is determined using the family member unit aggregation rules in accordance with Section 4.9, then the determination of the amount of Excess Aggregate Contributions is made as follows:
            The ACP is reduced in accordance with the "leveling" method described in regulation section 1.401(m)- 1(e)(2) of the regulations and Excess Aggregate Contributions are allocated among the members of the family unit in proportion to the contributions of each family member that have been combined. The Excess Aggregate Contributions which would otherwise be distributed to the Participant shall be adjusted for income or loss allocable to such Excess Aggregate Contributions determined in a manner consistent with Internal Revenue Service guidelines.

              4.12 Forfeiture or Distribution of Contributions When
                   ________________________________________________
            Excess Deferral or Excess Contribution Occurs. _____________________________________________ In the event the deferred salary contribution to which an Employer Contribution relates is distributed pursuant to Section 4.11, the related Employer Contribution, at the option of Tandy, will be either (1) forfeited and allocated as provided in
            Section 6.14(e) or (2) if the Employer Contributions are vested, distributed in the manner set forth in Section 4.11 as if such contribution were an Excess Aggregate Contribution.

               4.13 Conclusiveness of Determination of Contributions.
                    ________________________________________________
            Neither the Trustee nor the Committee shall be under any duty to inquire into the correctness of the amounts contributed and paid over to the Trustee by Employer in accordance with the Plan nor shall the Trustee or the Committee or any other person be under any duty to enforce the payment of the contributions to be made under the Plan; and the determination by Tandy of contributions hereunder shall befinal and conclusive upon all persons.

               4.14 Reversion and Diversion.
                    _______________________

                 (a) Reversion.
                     _________  Contributions made under this Plan
            by the Employer and deferred salary contributions made on behalf of Participants by the Employer are conditioned hereby upon the deductibility thereof under Section 404 of the Code. To the extent that part or all of the deduction for any contribution is disallowed, then such contribution or portion of a contribution may be returned to the Employer within one year after the date of disallowance of the deduction; provided, however, that any deferred salary contributions for which a deduction is disallowed shall be returned to the respective Participant. Except as otherwise specified in this Section and Section 4.8, the Employer may not recover any part of the contributions made to this Plan. The provisions of Section 4.14(b) shall not prevent the application and implementation of this Section 4.14(a).

               (b) Diversion.
                   _________  No part of the Trust Fund created by
            this Plan, except as required to pay taxes and administrative expenses, shall be used or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries or estates.

                                   ARTICLE V
                             ACCOUNTS AND VALUATION

              5.1 Participant's Accounts.
                  _______________________  The Trustee shall establish
            and maintain the Trust Fund. The Company has appointed a recordkeeper to establish and maintain Accounts in the name of each Participant. All Contributions shall be allocated to each such Participant pursuant to the provisions of Section
            5.2 hereof.

              5.2 Accounts.
                  ________

                (a) Participants' Contributions.
                    ___________________________  The Trustee as of each
            payroll period for which the Participant shall makedeferred salary contributions, shall allocate to theDeferred Salary Account of each Participant, the contributions of that Participant for such payroll period, expressed in dollars.

                (b) Employer's Contributions.
                    ________________________  The Trustee will
            maintain the account of Employer Contributions made prior to October 1, 1990 in the Company Account. Employer
            Contributions will be expressed in dollars.

                (c) Voluntary Contributions.
                    _______________________  The Trustee will
            maintain the account of voluntary contributions previously made by Plan Participants. The voluntary contributions will be held in the Voluntary Account and shall be expressed in dollars.

                (d) Profit Sharing Contributions.
                    ____________________________  The Trustee as of
            March 31st of each year beginning after January 1, 1996 will allocate any profit sharing contribution designated to be made to the Profits Sharing Account made by the Employer to the Profit Sharing Account of Participants.

                (e) Employer ESOP Contributions.
                    ___________________________  The Trustee as of
            March 31st of each Plan Year shall allocate the shares of Company Stock released by the Employer ESOP Contributions to the ESOP Account of Participants and any remaining Employer ESOP Contributions shall be allocated to the ESOP Account.

                (f) Rollover Contributions.
                    ______________________  The Trustee will
            maintain the account of Rollover Contributions made by a Participant from another qualified 401(k) plan of a former employer. The Rollover Contributions will be held in the Rollover Account and shall be expressed in dollars.

                5.3 Valuation of Accounts.
                    _____________________  The Participant's Account
            value is based on the fair market value of all investments less liabilities in the Participant's Account which are held in the Trust Fund. The value of any securities constituting Company Stock as of any date shall mean:

                  (a) In the case of securities listed on a
            national exchange: (i) for statement purposes the closing price of such securities; (ii) for purchase and sale on the open market purposes the price at which the securities may be purchased or sold; or (iii) for purposes of the initial valuation of Company common stock received from the Company in exchange for securities not listed on a national securities exchange the average of the high and low prices of such securities, for the Valuation Date on the New York Stock Exchange (or such national exchange as shall be designated by the Committee in the event a security is not traded on the New York Stock Exchange; for purposes of this Subsection, a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act") shall be deemed to be a national exchange).

                (b) In the case of securities not listed on a
            national exchange, the fair market value as determined in good faith and in accordance with regulations prescribed by the Secretary of the Treasury. Such fair market value shall be determined by an independent appraiser, pursuant to
            Section 401(a)(28)(C) of the Code.

            Notwithstanding any other provision of the Plan, to the extent that Participants' Accounts are invested in mutual funds or other assets for which daily pricing is available ("Daily Pricing Media"), and the balance of each Account shall reflect the results of such daily pricing from the time of actual receipt until the time of distribution. Investment elections and changes pursuant to Section 5.4 shall be effective upon receipt of the funds by the Daily Pricing Media. References elsewhere in the Plan to the investment of contributions "as of" a date other than that described in this Section shall apply only to the extent, if any, that assets of the Trust Fund are not invested in Daily Pricing Media.

            5.4 Investments.
                ___________

                     (a) Deferred Salary Account - Participants'
            Deferred Salary Accounts will be invested in increments of 5% in Company Stock and/or any of the Investment Funds made available to Participants by the Committee, as the Participant may direct. Except as provided elsewhere in this
            Section 5.4, if a Participant fails to direct the investment of assets in this account, the undirected assets will be invested in the investment with the lowest risk of principal loss available to Participants in the Plan.

                   (b) Company Account - Participants' Company
            Accounts will be invested solely in Company Stock and/or a Participant Loan.

                  (c) Voluntary Account - Participants' Voluntary
            Accounts will be invested in increments of 5% in Company Stock and/or any of the Investment Funds made available to Participants by the Committee, as the Participant may direct. Except as provided elsewhere in this Section 5.4, if a Participant fails to direct the investment of assets in this account, the undirected assets will be invested in the investment with the lowest risk of principal loss available to Participants in the Plan.

                  (d) Profit Sharing Account - Participants' Profit
            Sharing Accounts will be invested solely in Company Stock and/or if vested a Participant Loan.

                  (e) Rollover Account - Participants' Rollover
            Accounts will be invested in increments of 5% of Company Stock and/or any Investment Funds made available to Participants by the Committee, as the Participant may direct. Except as provided elsewhere in this Section 5.4, if a Participant fails to direct the investment of assets in this account, the undirected assets will be invested in the investment with the lowest risk of principal loss available to Participants in the Plan.

                  (f) ESOP Account - Participants' ESOP Accounts
            will be invested in Company Stock and any other investments determined by the Committee.A Participant may change his investment selections or percentage of any account invested in any Investment Fund on a daily basis. The Plan is intended to constitute a plan described in Section 404(c) of ERISA. As a result, the fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of investment selections given by Participants and Beneficiaries. The Committee shall develop the procedures necessary to satisfy the regulations under Section 404(c) of ERISA.

            When the DIP and the TESOP merge into the Plan, each Participant will be eligible to direct investment of his Accounts. Notwithstanding any other provision of this Section, in the event no investment direction was received from a Participant at the time of the merger, the Participant's Deferred Salary and Voluntary Accounts will remain invested in Company Common Stock. Any loan of a Participant outstanding at the time of the merger shall be treated as a pro rata investment of the Participant's Deferred Salary, Voluntary, and Company Accounts, as applicable. Any repayment of the loan will be allocated pro rata to each such Account.

            After the Effective Date of the Plan a Participant shall direct which of his Accounts will be used to fund the Participant Loan. Repayment of Participant Loans originating after the Effective Date shall be invested proportionately into the Accounts used to fund said loan.

                5.5 Valuation of the Trust Fund and Reports.
                    _______________________________________  The
            Trustee as of each quarter end Valuation Date shall determine the net worth of the assets of the Trust Fund and report such value to the Committee in writing. In determining such net worth, the Trustee shall evaluate the assets of the Trust
            Fund at their fair market value as of such Valuation Date and shall deduct all expenses properly chargeable against the Trust Fund under the terms of this Plan. The Recordkeeper will specifically maintain separate records as to the total value of each Participant's Accounts. Within a reasonable period of time after the end of each calendar quarter, the Recordkeeper shall notify each Participant of his total account value as of the end of the calendar quarter which will include the employee's contribution and the employer'scontribution.

            5.6 Allocation of Cash Dividends.
                ____________________________
              (a) In General.
                  __________
                     (1) The Committee shall determine the
            disposition of cash dividends on shares of Company Stock held in the Trust Fund. Cash Dividends paid with respect to Tandy common stock held in a Participant's Accounts are allocated to such Accounts as earnings and invested pursuant to Section 5.4.

                  (2) Cash dividends paid with respect to Company
            Stock acquired with the proceeds of an Exempt Loan shall, unless otherwise directed by the Committee, be used to make payments of principal and/or interest on such Exempt Loan.


                  (3) Cash dividends not used to pay any portion of
            an Exempt Loan shall be allocated to the ESOP Accounts of Participants, Inactive Members, former Participants, Retired Participants and Beneficiaries. The Committee shall determine whether such dividends shall be used to purchase shares of Company Stock. Shares of Company Stock purchased with such dividends shall be allocated to Participants' ESOP Accounts. Notwithstanding the foregoing provisions of this Paragraph (3), at the discretion of Tandy, such dividends may be --
                      (i) Paid by Tandy in cash to Participants,
                   Inactive Members, former Participants,
                   Retired Participants or Beneficiaries; or

                      (ii) Paid by Tandy to the Trust Fund and
                   distributed from the Trust Fund to
                   Participants, Inactive Members, former
                   Participants, Retired Participants or
                   Beneficiaries not later than 90 days after the close of the Plan Year in which paid.

              (b) Cash dividends allocated or distributed under Subsection
            (a)(3) shall be distributed to, or allocated tothe Accounts of, each Participant, Inactive Member, former Participant, Retired Participant or Beneficiary who had one or more shares of Company Stock allocated to his ESOP Account as of the last day of the Plan Year in which the dividend was paid. Each such Participant, Inactive Member, former Participant,
            Retired Participant or Beneficiary shall receive
            (or have allocated to his Account) a fraction of the total cash dividends distributed or allocated. The fraction shall have a numerator equal to the number of whole and fractional shares of Company Stock allocated to his Account as of the last day of the Plan Year (disregarding allocations made as of the last day of such Plan Year), and a denominator equal to the total number of whole and fractional shares of Company Stock held in the Trust Fund and allocated to the Accounts of all Participants, Inactive Members, former Participants, Retired Participants and Beneficiaries as of the last day of the Plan Year (disregarding allocations made as of the last day of such Plan Year).

              (c) If cash dividends on shares of Company Stock allocated to the ESOP Accounts of Participants, Inactive Members, former Participants, Retired Participants and Beneficiaries are used during a Plan Year to make payments on an Exempt
            Loan, then a fraction of a portion of the shares of Company Stock released from the Suspense Account for such Plan Year as a result of payment of interest and/or principal on Exempt Loans shall be allocated to the ESOP Account of each Participant, Inactive Member, former Participant, Retired Participant or Beneficiary who had shares of Company Stock allocated to his ESOP Account as of the date the cash dividend was paid. The fraction shall have a numerator equal to the number of whole and fractional shares of Company Stock allocated to his ESOP Account on the last day of the Plan
            Year (disregarding allocations made as of the last day of such Plan Year) during which the dividend is paid, and a denominator equal to the total number of whole and fractional shares of Company Stock held in the Trust Fund and allocated to the ESOP Accounts of Participants, Inactive Members, former Participants, Retired Participants and Beneficiaries as of the last day of such Plan Year (disregarding allocations made as of the last day of such Plan Year). Suchfraction shall be multiplied by a number of whole and fractional shares of Company Stock equal to the lesser of
            (1) all shares so released from the Suspense Account for the Plan Year during which the payment on the Exempt Loan was made or (2) the number of shares of Company Stock equal in value (as of the Valuation Date for such Plan Year) to the amount of cash dividends used during such Plan Year to make payments on Exempt Loans. To the extent that clause (1) of the preceding sentence applies, the Employer shall contribute an additional amount such that each Participant shall receive an allocation after the application of the preceding sentence equal to the difference between the dollar amount of the cash dividends allocated to his ESOP Account used to repay the Exempt Loan and the value of the Company Stock allocated to his ESOP Account under the preceding sentence.

              (d) If cash dividends on shares of Company Stock held in
            the Suspense Account are used to make payments on an Exempt Loan, then shares of Company Stock released from the Suspense Account as a result of the payment that are not allocated pursuant to Section 5.6(c) shall be allocated in the manner described in Section 4.5.

              (e) In the event more than one class of Company Stock is
            held by the Trust Fund, the distribution or allocation of cash dividends on Company Stock, pursuant to Subsection (b) of this Section, with respect to each class of Company Stock shall be carried out separately, taking into account only the number of whole and fractional shares of the appropriate class of Company Stock allocated to ESOP Accounts of Participants, Inactive Members, former Participants, Retired Participants and Beneficiaries.

              (f) Stock dividends shall be allocated to Participants'
            ESOP Accounts in the manner described in this Section 5.6.

            5.7 Diversification of Investments.
                ______________________________

              (a) Definitions For purposes of this Section:
                  ___________

               (1) "Qualified Election Period" for a Participant
            shall mean the six consecutive Plan Years which begin with the first Plan Year during which the Participant became a Qualified Participant; and

               (2) "Qualified Participant" shall mean a Participant
            who has reached at least age 55 and completed at least 10 years of participation in the ESOP.

              (b) Election by Qualified Participant
                  _________________________________ Within 90 days
            after the close of each Plan Year during the Qualified Election Period, each Qualified Participant may direct the Trustee as to the investment of at least 25 percent of his ESOP Account, to the extent that portion of his Accounts exceeds the amount to which any prior election under this Section applies. In the last Plan Year to which an election under this Section applies, "50 percent" shall be substituted for "25 percent" in the preceding sentence.

              (c) Method of Directing Investment
                  _______________________________ The Qualified
            Participant's direction shall be provided to the Committee in writing or by telephone to the Trustee; shall be effective no later than 180 days after the close of the Plan Year to which the direction applies; and shall specify which, if any, of the Investment Funds made available by the Committee the Qualified Participant selects. The amount of a Qualified Participant's Accounts subject to a direction shall be maintained in a Participant's ESOP Account.

                                   ARTICLE VI

                       VESTING AND DISTRIBUTION OF BENEFITS

              6.1 General Provisions.
                  __________________ Except as provided in Article VIII
            hereof, relating to termination of this Trust Fund, a Participant's Accounts in the Trust Fund shall vest and shall be distributed as provided herein.

             6.2 Vested Percentage in Accounts.
                 _____________________________

             (a) General Rule A Participant is always 100% vested in
            hisDeferred Salary Account, Company Account, Voluntary Account,and Rollover Account. An Eligible Employee who is in the service of an Employer on September 30, 1990 and who elected to become a Participant of the Plan, shall have a fully vested interest in his ESOP Account and Profit Sharing
            Account at all times. Subject to Paragraph (b), in the case of any other Participant, such Participant's interest in his ESOP Account and Profit Sharing Account shall be fully forfeitable until the occurrence of the earlier of the following, at which time his interest in his ESOP Account and Profit Sharing Account shall become fully vested:

              (1) Completion of five (5) Years of Service; or

              (2) Completion of three (3) years of participation for
            which the Participant makes Deferred Salary Contributions to the Plan.

             (b) Notwithstanding Paragraph (a), a Participant's interest in his ESOP Account and Profit Sharing Account is fully vested on the earlier of:

              (1) His Normal Retirement Date, if he reaches his Normal
            Retirement Date while in the service of the Company,

              (2) His Total and Permanent Disability, if he becomes
            Totally and Permanently Disabled while in the service of the Company, or

              (3) His death, if he dies while in the service of the
            Company.

             6.3 Full Vesting Upon a Change in Control.
                 _____________________________________ Notwithstanding
            any other provision herein, all Participants shall have a fully vested interest in their Accounts hereunder upon the occurrence of a Change in Control (as defined in Section
            12.2).

             6.4 Retirement.
                 __________ Any Participant who while actively employed
            by the Company, shall attain the age of sixty-five (65),shall become eligible to retire on his 65th birthday.However, such Participant may postpone his retirement date, in which event such Participant shall continue to participate in the Plan in accordance with all terms and conditions specified herein; provided, however, that distributions under this Plan shall commence not later than the April 1st following the close of the calendar year in which the Participant attains age 70-1/2. The Committee in accordance with the provisions of this Article VI shall direct the Trustee to distribute to such Participant the value of his vested Accounts as determined under the provisions of this Article VI.

             6.5 Timing of Valuation of Participant's Account.
                 ____________________________________________  In the
            event of retirement, Total and Permanent Disability, termination of employment, or withdrawal (other than a withdrawal pursuant to Section 6.6 (d) and (f)) from the Plan, the value of a Participant's Accounts shall be the value determined under Section 5.3 of all investments in the Participant's Accounts as of the Valuation Date coincident with the date of Distribution which is the effective date of a written notice of withdrawal (i.e. the date the notice is received unless another date is indicated in the notice), except that, if the Participant's Account value is under $3,500 the Valuation Date is the last business day of each calendar quarter. Provided, however, (a) if a Participant is to receive a distribution under Section 6.6(d) or (f), then the Valuation Date for such distribution, if under Section
            6.6 (f) only as to the ESOP Account and the Deferred Salary Account, shall be the last day of the month coincident with or immediately following the effective date of a written notice of withdrawal, and (b) if a Participant is to receive a distribution from his ESOP Account and will also receive an allocation to his ESOP Account on or after the Valuation Date used for such distribution, then such allocation (if to be distributed as part of such distribution) shall be distributed as of the Valuation Date immediately following the allocation Valuation Date.

             6.6 Distribution Upon Withdrawal From the Plan During
                 _________________________________________________
            Employment.
            __________

              (a) Voluntary Account.
                  _________________  A Participant may withdraw all of
            the value of his Voluntary Account by filing a written notice with the Trustee. In this event, however, he shall be deemed to have suspended participation in the Plan for a period of months, and all deferred salary contributions shall be suspended. The effective date of such written notice shall be the date the notice is received by the Trustee or a date subsequent thereto if the Participant so states in the written notice.

              (b) Company Account.
                  _______________  After five (5) year of participation
            in the Plan (including participation in the DIP and TESOP), a Participant may withdraw all of the value of his Company Account by filing a written notice with the Trustee;
            provided, however, that effective April 1, 1989, a Participant may not withdraw any Employer Contributions (or earnings thereon) which are treated as deferred salary contributions for purposes of satisfying the Actual Deferral Percentage test for a Plan Year beginning after March 31, 1989. In this event, however, he shall be deemed to have suspended participation in the Plan for a period of 12 months, and all deferred salary contributions shall be suspended. The effective date of such written notice shall be the date the notice is received by the Trustee or a date subsequent thereto if the Participant so states in the written notice.

              (c) Profit Sharing Account.
                  ______________________ After five (5) years of
            participation in the Plan (including participation in the DIP and the TESOP), a Participant may withdraw all of the vested balance of his Profit Sharing Account by filing a written notice with the Trustee. In this event, however, he shall be deemed to have suspended participation in the Plan for a period of 12 months, and all deferred salary contributions shall be suspended. The effective date of such written notice shall be the date the notice is received by the Trustee or a date subsequent thereto if the Participant so states in the written notice.

              (d) ESOP Account.
                  ____________  After five (5) years of participationin the
            Plan (including before the Effective Date, only participation in the TESOP), a Participant may withdraw all of the vested balance of his ESOP Account by filing a written notice with the Trustee. In this event, however, he shall be deemed to have suspended participation in the Plan for a period of 12 months, and all deferred salary contributions shall be suspended. The effective date of such written notice shall be the date the notice is received by the Trustee or a date subsequent thereto if the Participant so states in the written notice.

              (e) Rollover Account.
                  ________________ A Participant may withdraw all of
            the value of his Rollover Account by filing written notice with the Trustee. In this event, however, he shall be deemed to have suspended participation in the Plan for a period of 12 months, and all deferred salary contributions shall be suspended. The effective date of such written notice shall be the date the notice is received by the Trustee or a date subsequent thereto if the Participant so states in the written notice.

              (f) Hardship Withdrawals.
                 _____________________  A Participant may withdraw all
            or such portion of the value of his Deferred Salary Account and the vested balance, if any, in his ESOP Account and Profit Sharing Account as may be required to satisfy a Financial Hardship for which other sources of payment are not reasonably available by filing a written notice with the Trustee. The effective date of such written notice shall be the date the notice is received by the Trustee or a date subsequent thereto if the Participant so states in the written notice.

            A distribution on account of Financial Hardship can only be made if the distribution is made to satisfy an immediate and heavy financial need of the employee and is necessary to meet such financial need. As used herein the term "Financial Hardship" shall mean: (1) expenses for "medical care" (as described in Section 213(d) of the Code) which are either (a) previously incurred by the Participant, the Participant's spouse, children or any dependents (as defined in Section 152 of the Code) of the Participant or (b) necessary for the foregoing persons to obtain medical care; (2) the need forfunds for the purchase of a principal residence of theParticipant (excluding mortgage payments); (3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or the Participant's spouse, children or dependents (as defined in Section 152 of the Code); or (4) the need for funds to prevent the eviction of the Participant from his principal residence or to prevent foreclosure on the mortgage of the Participant's principal residence.

            A distribution will be deemed to be necessary as a Financial Hardship withdrawal if both of the following requirements are met: (1) the distribution is not in excess of the amount needed to satisfy the Financial Hardship plus any amounts necessary to pay any federal, state or local taxes or penalties reasonably anticipated to result from such payment; and (2) the Participant has obtained all loans and distributions, other than hardship distributions, under all plans of the Company. If as a result of the preceding sentence, a Participant must request a distribution of his ESOP Account under this Section 6.6, the value of the ESOP Account shall be the value on the Valuation Date coincident with or immediately preceding the effective date of the Participant's written notice to the Trustee, regardless of the Valuation Date used for purposes of such distribution.

            In the event of a withdrawal from his Deferred Salary
            Account, the Participant may not renew participation in this Plan for a period of twelve (12) months from the date of distribution of the withdrawal.

            In the event of a withdrawal from his Deferred Salary Account, the Participant may not make deferred salary contributions during the calendar year immediately following the year of the hardship distribution which are in excess of the applicable limit under Code Section 402(g) for such next calendar year less the amount of such Participant's deferred salary contributions for the year of the hardship distribution.

            In no event shall any earnings on deferred salary contributions made after December 31, 1988, or any additional Employer Contributions made to ensure the limitations of subsection 4.9 are met, be withdrawn under this Section.

              (g) The Trustee shall distribute any proceeds due under
            this Section next above by single sum payment in cash. Each Participant's account shall be valued in accordance with the provisions of Section 6.5.

              6.7 Distribution Upon Withdrawal From The Plan Because of
                  _____________________________________________________
            Termination of Employment.
            _________________________ Unless otherwise provided in the Plan, in the case of benefits payable to any Participant whose service ends prior to his Normal Retirement Date, benefit payments will be made or begin as soon as practicable after the Valuation Date coincident with or immediately following the Participant's Normal Retirement Date. A Participant or Beneficiary shall receive a distribution from the Plan, as provided for herein, as soon as practicable after the earlier of:

             a) the last day of the quarter in which a Participant's
            participation in the Plan ceases to be effective, provided the Participant's account balance is under $3,500 (see
            Section 6.8); or

             b) the date the Participant's withdrawal election form is
            received by the Trustee, unless another date is indicated in the withdrawal form;

            and provided that the Participant has not been employed or reemployed by a Participating Company prior to the date of payment of the distribution. For purposes of this Section 6.7 the trust will be valued on the date provided in Section 6.7
            a) or b).

             A) Participation Ceases To Be Effective:
                ____________________________________  Upon a
            Participant's retirement, Total and Permanent Disability, or termination of employment, a Participant's participation in the Plan shall cease to be effective as of his payroll termination date; in the event of death of the Participant, participation shall cease to be effective as of the firstpayroll date following the end of the quarter in which thetrust is notified that death has occurred.

             B) Election Form:
                _____________  The Participant or Beneficiary may file
            with the Trustee a written election form requesting one of the four following methods of payment to be used in distribution of such Participant's account. An election form consenting to an immediate distribution and specifying one of the methods of distribution, stated below, is required if a Participant's vested Account exceeds $3,500, and he wishes to withdraw at any time before the later of age 65 or his retirement as provided in Section 6.4.

               The Committee shall then direct the Trustee to distribute
            to such Participant or his Beneficiary, as may be appropriate, the value of his vested Accounts. Provided, however, in the event there are conflicting claims to a Participant's Accounts or in the event the Committee, for any reason, shall be in doubt as to its right to direct payment of any amount to any Participant, Beneficiary or Beneficiaries, the Committee may direct the Trustee to hold the Participant's Accounts, without liability for any interest thereon, until the rights thereto shall have been judicially determined or the Committee may direct the Trustee to pay such account into a court of competent jurisdiction, such Accounts to be distributed by such court after a judicial determination of the rights thereto.

                The alternative methods which may be used in payment of a
            Participant's Accounts are:

               (1) Single sum payment in cash;

               (2) Payment in monthly installments over any
            designated period of years, not to exceed ten (10) years (or the Participant's actuarial life expectancy, if lesser), with any unpaid balance at the date of Participant's death to be payable in a single sum to the surviving Beneficiary or, if none, to his estate. The amount of the installments shall be as determined under Section 6.5 so that the Participant's Accounts in the Plan shall be reduced by the dollar value of any payments made. The balance of Participant's account shall remain as a part of the Trust Fund until full distribution is made;

             (3) By requesting the Trustee to distribute the vested
            value of such Participant's Accounts to an annuity company specified by the Participant for the purchase of an annuity contract of such type and kind as may be specified by a Participant under which such Participant shall receive a regular equal monthly income. The annuity contract must be for at least two (2) years, but not to exceed a fifteen (15) year period of time (or a period of time equal to the Participant's actuarial life expectancy, if lesser) and shall provide that upon the Participant's death any unpaid balance shall be payable to the Beneficiary.

            In the case of a married Participant who elects to have his account paid in the form of an annuity, unless the Participant makes a valid waiver election (as hereinafter described), his vested Accounts will be distributed in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is an annuity payable for the life of the Participant, with provision for a survivor annuity payable for the life of the Participant's spouse equal to at least 50% of the amount payable during the joint lives of the Participant and the spouse. At any time during a ninety-day period prior to the date payments commence to a Participant under this subsection (c)(3), such Participant may make a waiver election to forego the qualified joint and survivor annuity and elect an alternate form of payment, provided the Participant's spouse consents in writing to the waiver election (either as to a specific form of payment or in general as to all available forms of payment), such consent acknowledges the effect of the election, and a notary public or a member of the Committee witnesses the spouse's consent. The spouse's consent shall be irrevocable unless the Participant revokes his waiver election during the above ninety-day period; or

               (4) Distributions in Company Stock:

               (i) ESOP.
                 ____  A combination of a single sum payment in
            cash and shares of Company Stock. The maximum number of shares of Company Stock shall be the number of shares ofCompany Stock (as defined under Section 1.7(a)) representedby the value of the vested balance of the Participant's ESOP Account reduced by any amounts diversified pursuant to Section 5.7; provided that the value of any fractional shares shall be paid in cash.

               (ii) Non-ESOP.
                    ________  A combination of a single sum
            payment in cash and shares of Company Stock. The maximum number of shares of Company Stock to be received by the Participant shall be the number of shares allocated to such Participant's vested Accounts, if any.

             6.8 Dormant Plan Participation.
                 __________________________ Upon termination of active
            participation in the Plan due to termination of employment, Total and Permanent Disability, retirement prior to age 70 or notice of intent to discontinue any future contributions to the Plan, a Participant or the Beneficiary of a deceased Participant, or an Alternate Payee under Section 9.4, whose combined accounts exceed $3,500 will remain in the Plan as a dormant Plan Participant unless written request to withdraw with a waiver of the dormant Plan Participant's right to remain in the Plan is received in accordance with Section
            6.7. As a dormant Plan

            Participant no further contributions by the Participant or the Employer will be made into the Plan. A dormant Plan Participant may elect to withdraw from the Plan (see Section 6.7 for Manner and Media of Payment of Benefits) at any time until April 1st of the year after the year in which the dormant Plan Participant reaches age 70-1/2, when a withdrawal must be made. A Beneficiary or Alternate Payee, who is not the Spouse, or former spouse under a qualified domestic relations order, must withdraw from the Plan as a dormant Plan Participant no later than the end of four full calendar quarters following the end of the calendar quarter in which occurred the event allowing eligibility to participate as a dormant Plan Participant. The valuation, time of payment and methods of payment of a dormant Plan Participant's account at time of withdrawal shall be the same as for any other Participant.

             6.9 Date of Payment.
                 _______________  The payments due a Participant
            or Beneficiary under Article VI, shall be paid as soon as reasonably possible following the applicable Valuation Date.

             6.10 Limitations on Timing.
                  _____________________ Notwithstanding any other
            provision of the Plan to the contrary, distributions must occur at least as rapidly as required under this Section 6.10.

              (a) A Participant's interest in the Plan shall be
            distributed or commence to be distributed to him no later than the Required Beginning Date based on the vested balance in his Accounts as of the Valuation Date coinciding with or immediately preceding the Required Beginning Date.

              (b) All distributions required under this Article VI shall be determined and made in accordance with the Proposed Regulations under Section 401(a)(9) of the Code including the minimum distribution incidental benefit requirement of
            Section 1.401(a)(9)-2 of the Proposed Regulations.

              (c) As of the first Distribution Calendar Year,
            distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof:

               (1) the life of the Participant,

               (2) the life of the Participant and a designated
            Beneficiary,

               (3) a period certain not extending beyond the life
            expectancy of the Participant, or

               (4) a period certain not extending beyond the joint
            and last survivor expectancy of the Participant and a designated Beneficiary.

              (d) If the Participant's interest is to be distributed in
            other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

               (1) If a Participant's interest is to be distributed
            over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary or (2) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Benefit by the applicable life expectancy.

               (2) For calendar years beginning before January 1,
            1989, if the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

              (3) For calendar years beginning after December 31,
            1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (1) the Applicable Life Expectancy or (2) if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Regulations. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in Subsection 6.10(d)(1) above as the relevant divisor without regard to Proposed Regulations Section 1.401(a)(9)-2.

               (4) The minimum distribution required for the
            Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

              (e) If the Participant's Benefit is distributed in the
            form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder.

              (f) If a participant dies after distribution of his or her benefit under the Plan has commenced, the remaining portion of such benefit will continue to be distributed at least as rapidly as under the method of distribution being used prior to the participant's death.

              (g) If the Participant dies before distribution of his or
            her benefit commences, the Participant's entire interest will be distributed no later than the December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death except to the extent that an election is made to receive the distribution in accordance with Paragraph
            (1) or (2) below:

               (1) if any portion of the Participant's interest is
            payable to a designated Beneficiary, distributions may be made in substantially equal installments over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing no later than the December 31 of the calendar year following the calendar year of the Participant's death;

               (2) if the designated Beneficiary is the Participant's
            surviving spouse, the date distributions are required to begin shall not be earlier than the December 31 of the calendar year in which the Participant would have attained age 70-1/2, or, if later, the December 31 of the calendar year following the calendar year in which the Participant dies, and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Participant.

            If the Participant's designated Beneficiary does not elect a method of distribution by the earlier of (1) the December 31 of the calendar year in which distributions would be required to begin under (1) or (2) of this Subsection
            6.10(g), or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant, the Participant's entire interest will be distributed no later than the December 31 of the calendar year which contains the fifth anniversary of the Participant's death.

            For purposes of this Subsection 6.10(g), any amount paid to a child of the Participant will be treated as if it had been payable to the surviving spouse when the child reaches the age of majority.

              (h) For purposes of this Section 6.10, payments will be
            calculated by use of the return multiples specified in Treasury Regulation Section 1.72-9. Life expectancy of a Participant, or his surviving spouse, or both, may be recalculated annually; provided, however, that if such Participant or his surviving spouse do not elect to have his or her life expectancy recalculated, it shall not be recalculated; provided further, in the case of any other designated Beneficiary, such life expectancy shall be calculated at the time payment first commences without further recalculation.

              (i) For purposes of this Section 6.10, the following terms shall have the following meanings:

               (1) "Applicable Life Expectancy" means the life
            expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if life expectancy is being recalculated such succeeding calendar year.

               (2) "Distribution Calendar Year" shall mean a calendar
            year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Subsection
            6.10(g) above.

               (3) "Participant's Benefit" shall mean the Account as
            of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar
            Year) increased by the amount of any contributions or forfeitures allocated to the Account as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date; provided, however, that if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

               (4) "Required Beginning Date" shall mean, for Plan
            Years beginning after December 31, 1988, April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2). For Plan Years beginning prior to January 1, 1989, "Required Beginning Date" shall mean April 1 of the calendar year following the later of: (i) the calendar year in which the Participant attains age seventy and one-half (70-1/2), or
            (ii) the calendar year in which the Participant retires. Notwithstanding the preceding sentence, for a Participant who is a five percent (5)) owner within the meaning of Code
            Section 416(i) at any time during the five (5) Plan Year period ending in the calendar year in which such individual attains age seventy and one-half (70-1/2), "Required Beginning Date" shall mean April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2).

             6.11 Loans to Participants.
                  _____________________

              (a) In General.
                  __________ In the sole discretion of the Committee,
            the Committee may make a bona fide loan to a Participant, in an amount which, when added to the outstanding balance of all other loans to the Participant from all qualified plans of the Employer, does not exceed the least of $50,000, fifty percent (50%) of the value of the Participant's vested Accounts under this Plan, or the sum of the vested balances in the Participant's Deferred Salary Account, Profit Sharing Account, Voluntary Account, Company Account or Rollover Account. The $50,000 cap of this Section shall be reduced by the excess of the Participant's highest outstanding loan over the Participant's current outstanding loan balance on the date of the loan. A loan shall be made under such terms, security interest, and conditions as the Committee deems appropriate, provided, however, that all loans granted hereunder:

               (1) Are available to all Participants who are actively
            employed by the Employer or who are parties in interest (as such term is defined in Section 3(14) of ERISA) on a reasonably equivalent basis;

               (2) Are not made available to Highly Compensated
            Employees, officers, directors and shareholders on a basis greater than the basis made available to other Participants;

               (3) Are made solely from the Participant's Deferred
            Salary Account, Profit Sharing Account, Voluntary Account, Company Account, or Rollover Account.

               (4) Are made in accordance with and subject to all of
            the provisions of this Section.


              (b) Terms and Conditions of Loans.
                  _____________________________ In addition to the loan
            policy described in Section 6.11(c), all loans shall comply with the following terms and conditions:

               (1) An application for a loan by a Participant shall
            be made in writing to the Trustee, whose action thereon shall be final. If a Participant is married, his/her spouse must consent to the loan.

              (2) The period of repayment of any loan shall be six
            (6) months (or multiples thereof), but such period shall in no event exceed five (5) years from the effective date of the loan. Repayments of any loan granted under the terms of this Section shall actually be made within such period, payments shall be made not less frequently than Participants' scheduled payroll periods, and payment shall be made in level payments.

               (3) Each loan shall bear interest at a rate to be
            fixed by the Committee and, in determining the interest rate, the Committee shall take into consideration interest rates currently being charged on similar commercial loans by persons in the business of lending money. The Committee shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates.

               (4) Every Participant receiving a loan hereunder will
            receive a statement from the Trustee clearly reflecting the charges involved in each loan transaction, including the dollar amount and annual interest rate of the finance charges. The statement will provide all information required to meet applicable Truth-In-Lending laws.

               (5) The loan shall be treated as an investment of the
            Participant. In his loan application each Participant shall designate which of his Accounts shall be invested in the loan. Each loan shall be reflected in the Account of the borrower and such loan note shall be held by the Plan until such time as the loan has been satisfied in full. See
            Section 5.4 for
            investment of the loan payments. In the event that a distribution is due to the Participant-borrower, the unpaid loan balance, together with interest thereon, shall become due and payable and the Committee shall first satisfy any and all indebtedness from the Participant's account before making any payment to the Participant or the Beneficiary, if applicable.

               (6) No loan shall be made for an amount less than five
            hundred dollars ($500).

               (7) In addition to the limitations specified in
            Section 6.11(a), no loan shall exceed an amount such that principal and interest on such loan (together with principal and interest on any other loan outstanding to the Participant from this Plan or any other qualified defined contribution plan maintained by the Employer) can be fully amortized with respect to principal and interest over the term of such loan by means of a regular payroll period loan payment which does not exceed twenty-five percent (25%) of the Participant's regular payroll period earnings.

               (8) No loan shall be made to a Participant who has
            borrowed twice, from this Plan and/or any other qualified defined contribution plan maintained by the Employer, during the twelve (12) month period preceding the date of a loan.

               (9) A Participant may prepay all or any portion of a
            loan at any time, without penalty for prepayment; provided that no more than two (2) prepayments can be made on a loan within any twelve (12) month period.

               (10) A Participant must assign and grant to the Plan a
            security interest of no more than 50% of the Participant's vested account, equal to the outstanding loan balance immediately after the is made to secure his prompt and full repayment of the loan.

              (c) Loan Policy.
                  ___________ The Committee shall establish a
            nondiscriminatory loan policy that must be observed in making loans to Participants. The loan policy must be a written document and must include: (1) the identity of the persons or positions authorized to administer the Participant loan program; (2) a procedure for applying for a loan; (3) the criteria used in approving or denying a loan; (4) the limitations, if any, on the types and amounts of loans available; (5) the procedures used in determining a reasonable fixed rate of interest; (6) the types of collateral that may secure the loan; and (7) the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default.

             6.12 Distribution Limitations Applicable to Deferred Salary
                  ______________________________________________________
            Contributions.
            _____________ Notwithstanding any provisions to the contrary herein, no distribution shall be made of any deferred salary contributions or the earnings thereon prior to the earliest of the following:

              (a)   The   Employee's  retirement,   death,   disability  or
          separation from service;

              (b) Termination of the Plan without establishment or
            maintenance of another defined contribution plan (other than an employee stock ownership plan or simplified employee pension);

              (c) The Employee's attainment of age 59 1/2;

              (d) The Employee's financial hardship withdrawal under
            Section 6.6;

              (e) The sale or other disposition by a corporation to an
            unrelated corporation of substantially all of the assets used in a trade or business, but only with respect to Employees who continue employment with the acquiring corporation and the acquiring corporation does not maintain the Plan after the disposition; or

              (f) The sale or other disposition by a corporation of its
            interest in a subsidiary to an unrelated entity, but only with respect to Employees who continue employment with the subsidiary and the acquiring entity does not maintain the Plan after the disposition.

            Items (b), (e) and (f), above, apply only if the distribution is in the form of a single sum. Items (e) and (f) above, apply only if the transferor corporation continues to maintain the Plan.

              6.13 Right to Have Accounts Transferred.
                   __________________________________  Effective January
            1, 1993, notwithstanding any provision of the Plan to the contrary that would otherwise limit an "eligible distributee" election under this section, an eligible distributee may elect, at the time and in the manner prescribed by the Committee, to have any part of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the eligible distributee in a "direct rollover." "Eligible rollover distribution" means any distribution of all or any part of the Account balances of the eligible distributee. However, an eligible rollover distribution shall not include: any installment payments from the Plan if paidfor ten years or more; any distribution required to bedistributed because of a Participant's required beginning date; and the part of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). "Eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the eligible distributee's rollover distribution. However, in the case of an eligible rollover distribution to a Participant's surviving spouse, an eligible retirement plan shall only be an individual retirement account or individual retirement annuity. An "eligible distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse who is the alternate payee under a qualified domestic relations order are eligible distributees with regard to the interest of the spouse or former spouse. A "direct rollover" means a payment by the Plan to an eligible retirement plan specified by the eligible distributee.

              6.14 Forfeitures.
                   ___________

                (a) Five Consecutive One Year Breaks in Service While
                    _________________________________________________
            an Employee.
            ___________ If a Participant or Inactive Participant incurs five consecutive One Year Breaks in Service for any reason other than retirement, death, termination of service or Total and Permanen Disability, then the Participant's unvested Accounts shall be forfeited and allocated to all other current Participants' Accounts in the manner described in Subsection (e) as of the last day of the Plan Year in which the Participant incurred the five consecutive One Year Breaks in Service.

              (b) Upon Termination of Service.
                  ___________________________  If a Participant is not
            entitled to a fully vested interest in his Accounts then the unvested portion of the Participant's Accounts shall beforfeited and allocated in the manner described in Subsection(e) as of the last day of the Plan Year in which occurs the earlier of the distribution of the Participant's vested Accounts or the day the Participant incurs five consecutive One Year Breaks in Service.

              (c) Reinstatement of Forfeitures.
                  ____________________________  If a Participant
            described in Subsection (b) returns to the service of an Employer and again becomes a Participant, then the forfeited amount of the Participant's Accounts will be restored if the Participant returns to the service of the Employer before he incurs five consecutive One Year Breaks in Service.

              (d) Restoration of Forfeited Amounts.
                  ________________________________  If any portion of a
            Participant's benefit that was forfeited and reallocated must be subsequently restored, then to the extent possible, the amount to be restored shall be allocated to the Participant's Accounts from current forfeitures. If current forfeitures are insufficient, the Employer shall contribute,in addition to Employer Contributions, the amount of cash and shares of Company Stock that were forfeited and must be restored. This additional Employer Contribution shall be used to reinstate the forfeited benefit.

              (e) Allocation of Forfeitures.
                  _________________________  Forfeitures pursuant to
            Section 4.12 and this Section shall be calculated for each Plan Year. All forfeitures for such Plan Year shall first be used to restore forfeited amounts under Section 6.14(d). If any forfeitures remain, they shall be allocated as of the last day of each Plan Year, as Profit Sharing Contributions if such forfeiture came from a Participant's Profit Sharing Account or as Employer ESOP Contributions if such forfeiture came from a Participant's ESOP Account.

              (f) Method of Forfeiture.
                  ____________________  If a portion of a Participant's
            Accounts is forfeited, Company Stock in the ESOP Account must be forfeited only after other assets. If interests in more than one class of Company Stock have been allocated to the Participant's ESOP Account, then the Participant must be treated as forfeiting the same proportion of each such class.

             6.15 Duty to Provide Forms and Proofs.
                  ________________________________  Each Participant,
            Retired Participant, Disabled Participant and Inactive Member, each Participant whose service with the Employer terminates, and the Beneficiary of any such Participant shall be required to complete such administrative forms and furnish such proofs as shall be deemed necessary and appropriate by the Committee for the purposes of administering this Plan.

              6.16 Duty to Provide Mailing Address.
                   _______________________________  It shall be the
            duty of each Retired Participant, Disabled Participant, Inactive Member, Participant whose service with the Company terminates, and the Beneficiary of any such Participant to keep on file with the Committee a correct mailing address.

              6.17 Benefit Payments in the Event of Incapacity.
                   ___________________________________________  If the
            Committee finds that any Retired Participant or Disabled Participant, any Participant whose service with the Company terminates or any Beneficiary of any such Participant is unable to care for his affairs because of illness or injury or is a minor, any payment due may be made to the Spouse, child, brother, sister or parent of such Participant or Beneficiary, for his benefit, unless a prior claim shall have been made by a duly appointed guardian or other legal representative.

              6.18 Put Option.
                   __________  If the Plan distributes shares of
            Company Stock which are not readily tradeable on an established securities market, the Plan shall provide the Participant with a put option that complies with the requirements of Section 409(h) of the Code. The put option shall exist for 60 days following the date of distribution of the Company Stock and if the put option is not exercised within such 60 day period, then another put option of 60 days shall be provided during the following Plan Year. The put option shall provide that if a Participant exercises the put option, Tandy, or the Plan if the Trustee so elects, shall repurchase the Company Stock under the following terms and conditions:

                (a) If the distribution constitutes a total
            distribution of the Participant's ESOP Account, payment of the fair market value of the Participant's ESOP Account balance shall be made in five substantially equal annual payments. The first installment shall be paid not later than 30 days after the Participant exercises the put option. Tandy or the Plan will pay a reasonable rate of interest and provide adequate security on amounts not paid after 30 days.

                (b) If the distribution does not constitute a total
            distribution of the Participant's ESOP Account, Tandy or the Plan shall pay the Participant an amount equal to the fair market value of the Company Stock repurchased no later than 30 days after the Participant exercises the put option.

            Except as provided in this Section, no Company Stock acquired with the proceeds of an Exempt Loan may be subject to a put, call (other than a call described in Section 409(1)(3) of the Code) or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan. The provisions of this Section shall continue to apply with respect to Company Stock purchased with the proceeds of an Exempt Loan notwithstanding the distribution of such Company Stock from the Plan or the cessation of the status of the Plan as an Employee Stock Ownership Plan within the meaning of Section 4975(e)(7) of the Code, provided that the provisions of this Section shall not apply with respect to such Company Stock during any period during which such Company Stock is readily tradeable on an established securities market.

                                   ARTICLE VII
                                TRUST AND TRUSTEE

              7.1 Establishment and Acceptance of Trust.
                  _____________________________________  The Trustee
            shall receive any contributions paid to it in cash, or such other property as shall be acceptable to the said Trustee. All contributions so received, together with the income therefrom, which shall be known for purposes of this Agreement as the "Trust Fund", shall be held, managed and administered in trust pursuant to the terms of thisAgreement. The Trustee hereby accepts the Trust created hereunder and agrees to perform the duties under this Agreement on its part to be performed.

              7.2 Powers of the Trustee.
                  _____________________  Except as otherwise provided
            in Section 7.9 and 7.10, the Trustee shall have all the powers granted by the terms of the Texas Trust Code as it now exists, or as it may be amended, and in addition thereto and not in modification or limitation thereof, the Trustee shall have the following powers:

                (a) To keep such portion of the Trust Fund in cash,
            to meet contemplated requisitions, as the Participant shall specify in written requests, and, in the Trustee's discretion, to retain cash temporarily awaiting investment, without liability for interest thereon;

                (b)(i) To hold or register securities or other
            property which may at any time be purchased for or held as investments of the Trust Fund in the name of the Trustee or in the name of its nominee (including any custodian employed by the Trustee, any nominee of such a custodian and any depository, clearing corporation or other similar system) or in such form that title will pass by delivery.

                (b)(ii) To employ such agents, consultants,
            custodians, depositories, advisors, and legal counsel as may be reasonably necessary or desirable in the Trustee's judgment in managing and protecting the Trust Fund and subject to the provisions of Section 7.5, to pay them reasonable compensation out of the Trust Fund.

                (b)(iii) To transfer any assets of the Trust to a
            custodian or sub-custodian employed by the Trustee.

                (c) To sell, redeem, exchange, convey, transfer,
            pledge, invest and reinvest or otherwise dispose of any securities, investments or other property held by it, when directed by the Participants, Participant's beneficiary or by the Committee, by private contract or at public auction, and for such purposes the Trustee may execute such instruments and writings and so such things as it shall deem proper;

               (d) With respect to securities (other than Company Stock which is described in Section 7.9) and to the extent that the Plan provides or the Trustee receives direction from the Committee, a Participant, a Beneficiary or an Investment Manager who may be appointed pursuant to Section 7.10, to vote upon any stocks, bonds, or other securities of any corporation, association or trust at any time, or otherwise consent to or request any action on the part of such corporation, association or trust;
            to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options; to make any payments incidental thereto; to oppose or consent to or otherwise participate in, corporate reorganization, recapitalization, consolidation, merger or similar transaction with respect to such corporate securities, or other change affecting corporate securities; to deposit such securities or stock in any voting trust, or with any protective or like committee or with a trustee, or with depositories designated thereby; to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other properties held as a part of the Trust Fund, provided, however, unless otherwise directed, the Trustee will not vote such securities or stock as to which it receives no written directions;

                (e) When directed by the Committee, to borrow money
            from any lender, including itself, and to mortgage or pledge assets of the Trust Fund as security for the repayment thereof;

                (f) When directed by the Committee, to settle,
            compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust Fund, or to commence or defend suits or legal or administrative proceedings; provided, however,
                   ________ _______ the Trustee shall have no
            obligation to take any legal action for the benefit of the Trust Fund unless it shall have been first indemnified for all expenses in connection therewith, including reasonable attorney's fees;

                (g) To enter into any contracts with responsible
            insurance companies to provide for the payment of all or any part of the benefits provided under the Plan, and to disburse under any such contracts any funds held by it;

                (h) To make payments from the Trust in accordance
            with the written instructions of Participants. All payments made to Participants will be to the last address recorded in the Plan's records as maintained by the recordkeeper.

                (i) To make execute, acknowledge and deliver any and
            all instruments that it deems necessary or appropriate to carry out the powers granted herein;

                (j) Upon express direction by the Committee, to
            transfer assets of the Trust to itself as Trustee or to any other trustee of any trust which has been qualified under
            Section 401(a) of the Code and is exempt from tax under
            Section 501(a) of the Code, and which is maintained by it or such other trustee as a medium for the collective investment of funds of pension, profit-sharing or other employee benefit trusts, in which event such trust shall be deemed to be a part of the Plan, and to withdraw any assets of the Trust so transferred;

                (k) To lend to Plan Participants amounts of money
            upon such terms and conditions, as the Plan may direct, in accordance with the provisions of the Plan, the Participant Loan Policy Statement and the Loans by Phone Program, as applicable;

                (l) To delegate to Tandy and/or the Committee by
            agreement in writing, such ministerial and limited discretionary duties as may be agreed upon, including but not limited to the maintenance of records of account of Participants and the quarterly determination of value of each Participant's account;

                (m) To do all other acts in its judgment which are
            legal, necessary and desirable for the proper administration of the Trust, in accordance with the provisions of the Plan, although the power to do such acts is not specifically setforth therein.

            The powers granted to the Trustee under this Section 7.2 shall be exercised by the Trustee; however, the Committee may at any time and from time to time, by written direction to the Trustee, require the Trustee to obtain the written approval of the Committee before exercising any such powers. Any such direction may be of a continuing nature or otherwise, and may be revoked in writing by the Committee at any time. Neither the Trustee nor any other person shall be under any duty to question any such direction of the Committee and the Trustee shall as promptly as possible comply with any directions given by the Committee hereunder. The Trustee shall not be responsible for any loss which may result from the failure or refusal of the Committee to give any such required approval.

              7.3 Investment of the Trust Fund.
                  ____________________________  The Plan and Trust are
            intended to invest in qualifying employer securities as defined in Section 407(d)(5) of the ERISA, and shall be construed to permit investment of up to 100% of the Trust Fund in such securities. Therefore to the extent directed by the Committee or the Participants (whichever is applicable), the Trustee may invest all or substantially all of the assets of the Trust Fund in Company Stock, provided, however, that the Committee may, by written instructions to the Trustee, direct it to invest any cash held by the Trust for the purposes and needs of this Plan and Trust in short-term securities issued by the United States of America or any agency or instrumentality thereof or in any other short-term or money market funds, as are approved by the Committee.

            The Committee from time to time may direct the Trustee to establish one or more separate investment accounts within the Trust, each separate account being hereinafter referred to as an "Investment Fund". The Trustee shall transfer to each such Investment Fund such portion of the assets of the Trust as each Participant directs in accordance with the specific provisions of the Plan and in the manner provided in the Administrative Services Agreement between Tandy and the Trustee. The Trustee shall invest and reinvest the assets which have been allocated to an Investment Fund in accordance with the Participants' instructions, unless such InvestmentFund is otherwise restricted by Tandy or the Committee to beinvested solely in Company Stock. The Trustee is under no duty to review the investment decisions of the Participants as regards to any Investment Fund.

              7.4 Payments from the Fund.
                  ______________________  The Trustee may from time to
            time, on the written direction of a Participant, Alternate Payee or a Participant's beneficiary, make payments out of the Trust Fund, in such manner, in such amounts, and for such purposes as may be specified in the written directions of the Participant, Alternate Payee or a Participant's beneficiary, and upon any such payment being made, the amount thereof shall no longer constitute a part of the Trust Fund.

            Payments by the Trustee may be made by its check to the order of the Participant, the Participant's designated rollover institution or Beneficiary and mailed to the Participant, the Participant's designated rollover institution or Beneficiary at the address last furnished to the Trustee. The Trustee shall have no responsibility to ascertain that the direction to make payments from the Trust Fund complies with the terms of the Plan or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust Fund in the Participant or Beneficiary's Account at the time of the disbursement. The Trustee shall not be responsible in any way for the application of such payments or for the adequacy of the Trust Fund to meet and discharge any and all liabilities under the Plan.

              7.5 Fees and Expenses of the Trustee.
                  ________________________________  The Trustee shall
            be paid such reasonable compensation as shall from time to time be agreed upon in writing by Tandy and the Trustee. All fees and expenses of the Trust shall be paid as provided in the Administrative Services Agreement between Tandy and the Trustee.

              7.6 Accounting.
                  __________ The Trustee shall keep accurate anddetailed accounts of all investments, receipts, disbursementsand other transactions hereunder.

            Within a reasonable time after the close of the Plan Year and within one hundred twenty (120) days following the resignation or removal of the Trustee or termination of the Plan, the Trustee shall render a complete accounting for the Plan Year preceding or then ended, as the case may be, to a firm of independent public accountants to be selected by Tandy. Such accountants shall have full authority to examine the Trustee's records and accounts relating to the Plan and to submit written reports thereon to Tandy.

            Within a reasonable time after the close of the taxable year of the Trust, which is hereby established to end on March 31 each year, and within one hundred twenty (120) days following the resignation or removal of the Trustee or termination of the Trust, the Trustee shall render a complete accounting for the Taxable Year preceding or then ended, as the case may be, to Tandy or to a firm of independent public accountants to be selected by Tandy. Such accountants shall have full authority to examine the Trustee's records and accounts relating to the Trust and to submit written reports thereon to Tandy.

            Within a reasonable time after the close of the Plan Year, the Trustee shall transmit to each Participant, in such form as the Trustee shall determine subject to the Committee's approval, a statement setting forth the interest of each such Participant in the Plan. Such statement shall be deemed correct unless written notice to the contrary shall be delivered to the Trustee by a Participant within thirty (30) days following the mailing or delivery of such statement to the Participant.

            Reports relating to the Trustee's accounts prepared by independent accountants selected by Tandy shall be maintained at the principal office of Tandy and shall be available for inspection by interested persons hereunder. Subject to applicable law to the right of a Participant to challenge the correctness of an annual statement submitted to him by the Trustee, the approval by the independent accountants of the Trustee's account shall constitute a complete release and discharge of the Trustee from any liability in respect to any act or transaction reflected in the Trustee's accounts. In the absence of the filing in writing with the Trustee by the Committee or a Participant of exceptions or objections to any such account within one year after the receipt thereof, the Committee shall be deemed to have approved such account; and in such case, or upon the written approval of the Committee of any such account, the Trustee, to the extent permitted by applicable law, shall be released, relieved and discharged with respect to all matters and things set forth in such account. The foregoing provisions notwithstanding, no person other than Tandy or the Committee may require an accounting or the furnishing of a statement or bring an action against the Trustee with respect to the trust created hereby or its actions as Trustee.

            The Committee shall arrange for each Investment Manager who may be appointed pursuant to Section 7.10 and each insurance company issuing contracts held by the Trustee pursuant to
            Section 7.11 to furnish the Trustee with such valuations and reports as are necessary to enable the Trustee to fulfill its obligations under this section 7.6 and the Trustee shall be fully protected in relying on such valuations and reports.

            Notwithstanding any of the foregoing provisions, the Trustee shall not be liable for any failure to submit an account or statement in timely fashion where its failure to act is based on the omission of Tandy to name a firm of independent accountants to whom such accounting is to be rendered or is based on the failure of either Tandy or the Committee to supply information to the Trustee necessary to the completion of the accounting or of the statement. In any proceeding instituted by the Trustee, Tandy or the Committee or all of them with respect to any account of the Trustee, only Tandy, the Committee and the Trustee shall be necessary parties.

              7.7 Direction by Tandy or the Committee and Authorization
                  _____________________________________________________
            to Protect the Trustee.
            ______________________ Any action by Tandy pursuant to any of the provisions of this Agreement shall be evidenced by a resolution of its Board of Directors certified to the Trustee over the signature of any person authorized by the said Boardof Directors to take such written instrument or resolution so certified to it. All orders, requests and instructions of the Committee shall be in writing, signed by at least two members of the Committee, unless the Committee has directed otherwise in accordance with Section 2.4, and the Trustee may act and shall be fully protected in so acting in accordance with such orders, requests and instructions. Whenever the Trustee is required or authorized to take any action hereunder pursuant to any written direction or determination of Tandy or the Committee, such direction or determination shall be sufficient protection to the Trustee if contained in writing and signed by the persons authorized to execute such documents on behalf of Tandy or the Committee, as the case may be, pursuant to the Plan. Subject to applicable law, the Trustee shall not be liable for any loss to or diminution of the Trust Fund except when the same may be due to its negligence, willful misconduct or bad faith and the Trustee shall in no event have any responsibility for the properties except those actually received by it.

              7.8 Removal and Resignation; Successor Trustee.
                  __________________________________________  The
            Trustee may be removed by Tandy at any time upon ninety (90) days' notice in writing to the Trustee and Committee. The Trustee may resign at any time upon ninety (90) days' notice in writing to Tandy and to the Committee. Upon such removal or resignation of the Trustee, Tandy shall appoint a successor trustee, which shall be a bank or trust company having combined capital and surplus of not less than Twenty-Five Million Dollars ($25,000,000.00), which shall have the same powers and duties as those conferred upon the Trustee hereunder. Upon acceptance of such appointment by the successor trustee, the Trustee shall assign, transfer and pay over to such successor trustee the funds and properties then constituting the Trust Fund. The Trustee is authorized, however, to reserve such sum of money, as it may deem advisable, for payment of its fees and expenses in connection with the settlement of its account or otherwise, and any balance of such reserve remaining after the payment of such fees and expenses shall be paid over to the successor trustee.

              7.9 Voting and Exercise of Other Rights.
                  ___________________________________

              (a) Tender Offer.
                  ____________

                  (1) Notwithstanding any provision contained in
            the Plan to the contrary, the provisions of this Section shall apply in the event any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the 1934 Act, either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase, or solicits an offer to sell to such Person, one percent or more of the outstanding Company Stock (hereinafter referred to as a "Tender Offer").

                  (2) The Trustee may not take any action in
            response to a Tender Offer except as otherwise provided in this Section. Upon commencement of a Tender Offer, Tandy shall notify the Trustee, and the Trustee, unless otherwise agreed to in writing by Tandy, shall notify each Participant or Beneficiary for whom an Account is maintained of such Tender Offer and use its best efforts to timely distribute or cause to be distributed to each Participant or Beneficiary all information, documents, and other materials, provided by Tandy at its expense, which are distributed to shareholders of Tandy with respect to the Tender Offer. Each Participant or Beneficiary shall be entitled to direct the Trustee to sell, offer to sell, exchange or otherwise dispose of the Company Stock allocated to such Participant's or Beneficiary's Accounts in accordance with the provisions, conditions and terms of such Tender Offer and the provisions of this Section. Such a Participant or Beneficiary shall, as a named fiduciary described in Section 403(a)(1) of ERISA, direct the Trustee with respect to the tender of such shares of Company Stock which are allocated to the Accounts of the Participant or Beneficiary. Reasonable means shall be employed by the Trustee to provide confidentiality with respect to the tendering directions by each Participant or Beneficiary and the Trustee shall hold such directions in confidence and shall not divulge or release such directions to any person, including the Company or any director, officer, employee or agent of the Company, it being theintent of this provision to ensure that the Company and its directors, officers, employees and agents) cannot determine the tendering directions given by any Participant or Beneficiary. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe.

                  (3) A Participant or Beneficiary who has directed
            the Trustee to tender or exchange Company Stock may, at any time prior to the tender or exchange offer withdrawal date, or such earlier date as established by the Trustee (the "Withdrawal Date"), instruct the Trustee to withdraw, and the Trustee shall withdraw such Company Stock from the tender or exchange offer prior to the Withdrawal Date. A Participant or Beneficiary shall not be limited, except as to the terms of the offer, as to the number of instructions to tender or exchange or withdraw which a Participant or Beneficiary may give to the Trustee.

                  (4) The Trustee shall sell, offer to sell,
            exchange or otherwise dispose of the shares of Company Stock allocated to a Participant's or Beneficiary's Accounts with respect to which it has received directions from the Participant or Beneficiary to do so under this Section and which have not been withdrawn. The proceeds of a disposition directed by a Participant or Beneficiary shall be allocated to such Participant's or Beneficiary's Accounts in proportion to the number of shares of Company Stock from such Accounts which the Participant or Beneficiary instructed the Trustee to sell, exchange or otherwise dispose of. See Section 5.4 of the Plan for additional investment requirements. Provided that the Plan provides no direction, and pending receipt of directions from a Participant, Alternate Payee or Beneficiary as to the investment of the proceeds of the tendered shares, the Trustee shall invest the proceeds as the Committee shall direct.

                  (5) To the extent to which Participants or
            Beneficiaries do not instruct the Trustee, or do not issue valid directions to the Trustee, to sell, offer to sell, exchange or otherwise dispose of the Company Stock allocated to their Accounts, such Participants or Beneficiaries shall be deemed to have directed the Trustee that their respective Accounts remain invested in Company Stock subject to all provisions of the Plan.

                  (6) The Trustee shall sell, offer to sell,
            exchange or otherwise dispose of Company Stock held in the Suspense Account in the same manner and in the same proportion as shares of Company Stock allocated to the ESOP Accounts of Participants or Beneficiaries are sold, offered for sale, exchanged or otherwise disposed of. The proceeds of such dispositions of Company Stock shall be held in the Suspense Account and reinvested pursuant to Section 7.9(a)(7).

                  (7) Unless otherwise authorized by the Code or
            the rules, opinions or regulations thereunder, following the completion of a Tender Offer, the Committee shall direct the substitution of new Company Stock for Company Stock or for the proceeds of any disposition of Company Stock to the extent provided in the Plan; provided, however, that any such substitute Company Stock must be publicly traded securities.

                (b) Voting of Stock by Participants or Beneficiaries.
                    ________________________________________________
            Notwithstanding any provision contained in the Plan to the contrary:

                  (1) Each Participant or Beneficiary who timely
            provides instructions to the Trustee shall be entitled to direct the Trustee how to vote shares of Company Stock or other securities allocated to such Participant's or Beneficiary's Accounts in accordance with this Section. In order to implement these voting directions, Tandy or the Trustee shall provide each Participant or Beneficiary with proxy solicitation materials or other notices or information statements which are distributed to Tandy shareholders, together with a form requesting confidential instructions as to the manner in which shares of Company Stock allocated to the Participant's or Beneficiary's Accounts are to be voted. Each Participant or Beneficiary shall, as a named fiduciary described in Section 403(a)(1) of ERISA, direct the Trustee with respect to the vote of such shares of Company Stock which are allocated to the Accounts of the Participant or Beneficiary. Reasonable means shall be employed by the Trustee to provide confidentiality with respect to the voting by such Participant or Beneficiary and the Trustee shall hold such directions in confidence and shall not divulge or release such directions to any person, including the Company or any director, officer, employee or agent of the Company, it being the intent of this provision of this Section to ensure that the Company (and its directors, officers, employees and agents) cannot determine the direction given by any Participant or Beneficiary. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe.

                  (2) The Trustee shall vote all shares of Company
            Stock, as defined in Section 1.7(b), which are allocated to Participant's or Beneficiaries' ESOP Accounts for which it does not receive timely or valid voting instructions, and all shares of such stock held in the Suspense Account, in the same proportion as shares of Company Stock, as defined in
            Section 1.7(b) which are allocated to Participant's and Beneficiaries' ESOP Accounts under the Plan for which it does receive timely and valid voting instructions.

                  (3) If all shares of Company Stock, as defined in
            Section 1.7(b), held in the Plan are held in the Suspense Account on the record date when a matter is submitted to a vote of Tandy's Shareholders, then the Trustee shall vote all such stock held in the Suspense Account as directed by Participants as provided in this Subparagraph. Each Participant who is an Eligible Employee in the Plan shall be entitled to cast one vote with respect to each matter which is submitted for a vote of Tandy's Shareholders. The Trustee shall vote all Company Stock, as defined in Section 1.7(b), held in the Suspense Account on a matter in the same proportion as the vote of the Participants who cast votes pursuant to the preceding sentence.

                  (c) Participants,
                      ____________  Etc. For purposes of this
            Section, the term "Participant" shall include any Participant, Inactive Participant, former Participant or Retired Participant.

                  (d) Purchases and Sales of Company Stock.
                      ____________________________________  To
            implement transactions regarding investments in CompanyStock, including purchases, redemptions and exchanges, theTrustee shall purchase or sell Company Stock on the open market, as the case may be, as soon as practicable following the date and time of receipt by the Trustee of all funds, documents and/or information necessary from Tandy, a third party, Alternate Payee, Participant or Beneficiary, as applicable, to effect such purchase or sale. The Trustee shall purchase and sell Company Stock on the open market consistent with its fiduciary responsiblilities, but, in accordance with written procedures established between the Trustee and the Company. The Trustee may accumulate all like purchases into a single batch and may accumulate all like sales as a result of receiving instructions for distributions, redemptions and exchanges out of Company Stock into a single batch, but shall not be required to do so.

              The Trustee may purchase or sell Company Stock from or to
            Tandy if the purchase or sale is for no more than adequate consideration (within the meaning of Section 3(18) of ERISA) and no commission is charged. To the extent that Company contributions under the Plan are to be invested in Company Stock, Tandy may transfer Company Stock to the Trustee in lieu of cash. The number of shares to be transferred shall be determined by dividing the amount of the contribution by the closing price of Company Stock on the New York Stock Exchange on the trading day as of which the contribution is made.

              The Trustee and Tandy may, in separate written procedures, agree upon such prescribed dates for purchases of Company Stock by Tandy, and sales of Company Stock to Tandy, and upon such rules and conventions in connection with the purchase and sales of Company Stock as they may find mutually acceptable.

                (e) Securities Law Reports.
                    ______________________  Tandy shall be
            responsible for filing all reports required under federal or state securities laws with respect to the Trust's ownership of Company Stock, including without limitation, any reports required under Sections 13 or 16 of the Securities Exchange
            Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales ofCompany Stock pending the filing of any report. The Trustee shall provide to Tandy such information on the Trust's ownership of Company Stock as Tandy may reasonably request in order to comply with federal or state securities laws.

              7.10 Appointment of Investment Managers.
                   __________________________________  The Committee
            from time to time may appoint one or more Investment Managers (as that term is defined in Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or any portion or portions of the Trust. The Committee may enter into such agreements setting forth the terms and conditions of any such appointment as it determines to be appropriate. The Committee shall retain the right to remove and discharge any Investment Manager. The compensation of such Investment Managers shall be an expense payable by Tandy. The Committee shall notify the Trustee of the appointment of any Investment Manager by delivering to the Trustee an executed copy of the agreement under which such Investment Manager was appointed together with a written acknowledgement by such Investment Manager that it is:

              (a) a fiduciary with respect to the Plan,

              (b) bonded as required by ERISA, and

              (c) either

              (i) registered as an investment advisor under the
                Investment Advisers Act of 1940, or

              (ii) a bank as defined in said Act, or

              (iii) an insurance company qualified to perform investment management services under the laws of more than one state of the United States.

            The Trustee shall be entitled to rely upon such notice until such time as the Committee shall notify and direct the Trustee in writing that another Investment Manager, or in the alternative, that the Investment Manager has been removed. In each case where an Investment Manager is appointed, the committee shall determine the assets of the Trust to be allocated to the Investment Manager from time to time andshall issue appropriate instructions to the Trustee withrespect thereto. the Trustee shall carry out the written instructions of any Investment Manager with respect to the management and investment of the assets then under control of such Investment Manager and shall not incur any liability on account of its compliance with such instructions. Purchase and sale orders may be placed without the intervention of the Trustee and, in such event, the Trustee's sole obligation shall be to make payment for purchased securities and deliver those that have been sold when advised of the transaction. The Trustee shall not incur any liability on account of its failure to exercise any of the powers delegated to any Investment Manager because of the failure of such Investment manager to give instructions for the management of the assets under the control of such Investment Manager. The Trustee shall be under no duty to question any Investment Manager, nor to review any securities or other property acquired or retained at the direction of any Investment Manager, nor to make any suggestions to any Investment Manager in connection therewith. The Trustee shall have no obligation to vote upon any securities over which the Investment manager has investment management control unless the Trustee is instructed in writing by the Investment
            Manager as to the voting of such securities within a reasonable time before the time for voting thereof expires.

            Each Investment Manager shall have the authority to exercise all the powers of the Trustee hereunder with respect to assets under its control but only to the extent that such powers relate to the investment of such assets.

              7.11 Insurance Contracts.
                   ___________________  If provided in the
            Administrative Services Agreement, the Committee may direct the Trustee to receive and hold or apply assets of the Trust to the purchase of individual or group insurance or annuity contracts ("policies" or "contracts") issued by any insurance company and in a form approved by the committee (including contracts under which the contract holder is granted options to purchase insurance or annuity benefits), or financial agreements which are backed by group insurance or annuity contracts ("financial agreements"). If such investments areto be made, the Committee shall direct the Trustee to executeand deliver such applications and other documents as are necessary to establish record ownership, to value such policies, contracts or financial agreements under the method of valuation selected by the Committee, and to record or report such values to the Committee or any investment manager selected by the Committee, in the form and manner agreed to by the committee.

            The Committee may direct the Trustee to exercise or may exercise directly the powers of contract holder under any policy, contract or financial agreement, and the Trustee shall exercise such powers only upon direction of the Committee. The Trustee shall have no authority to act in its own discretion, with respect to the terms, acquisition, valuation, continued holding and/or disposition of any such policy, contract or financial agreement or any asset held thereunder. The Trustee shall be under no duty to question any direction of the Committee or to review the form of any such policy, contract or financial agreement or the selection of the issuer thereof, or to make recommendations to the Committee or to any issuer with respect to the form of any policy, contract or financial agreement.

            The Trustee shall be fully protected in acting in accordance with written directions of the committee, and shall be under no liability for any loss of any kind which may result by reason of any action taken or omitted by it in accordance with any direction of the Committee, or by reason of inaction in the absence of written directions from the Committee. In the event that the Committee directs that any monies or property be paid or delivered to the contract holder other than for the benefit of specific individual, beneficiaries, the Trustee agrees to accept such monies or property as assets of the Trust subject to all the terms hereof.

              7.12 Payment of Taxes.
                   ________________  The Trustee may pay out of the
            Trust Fund (or the appropriate Investment Fund or Funds) any and all taxes of any and all kinds, including without limitation property taxes and income taxes levied or assessed under existing or future laws upon or in respect of the Trust Fund or any monies, securities or other property forming apart thereof or the income therefrom subject to the terms ofany agreements or contracts made with respect to trust investments which make other provision for such tax payments. The Trustee may assume that any taxes assessed on or in respect of the Trust Fund or its income are lawfully assessed unless the Committee, after giving the Committee 30 days written notice of such assessment, shall in writing advise the Trustee that it believes such taxes may be unlawfully assessed. In the event that the Committee shall so advise the Trustee, the Trustee will, if so requested in writing by the Committee, contest the validity of such taxes in any manner deemed appropriate by Tandy but at the expense of the Trust Fund; or Tandy may contest the validity of any such taxes at the expense of the Trust Fund and in the name of the Trustee; and the Trustee agrees to execute all documents, instruments, claims and petitions necessary or advisable in the opinion of Tandy for the refund, abatement, reduction or elimination of any such taxes. At the direction of the Committee, the Trustee shall collect all income tax to be withheld from Participant distributions and shall report and pay over such taxes to the Internal Revenue Service and/or any state or local equivalent, except for payments made directly by an insurer to a Participant or Participant's beneficiary under an annuity or insurance contract, if applicable.

              7.13 Indemnification.
                   _______________  Tandy agrees to indemnify and hold
            the Trustee harmless from any loss, damage, liability, claim, cost and expense (including reasonable and necessary legal fees) which the Trustee may incur due to Tandy's breach of this Agreement or the negligent act or omission or willful misconduct by Tandy including without limitation, any violation by Tandy of the terms of the Plan, ERISA or any applicable federal and state laws, the Trustee's reliance in good faith on any information or directions provided by Tandy, the Committee, an Investment Manager appointed by Tandy pursuant to Section

            7.10, or any other trustee, record-keeper or third party designated by Tandy to represent the Plan, or any Participant or Beneficiary, or the Trustee's making benefit payments based on fraudulent or unauthorized instructions received from a person from whom the Trustee is authorized to take direction, except to the extent any such loss, damage, liability, claim, cost or expense arises from the Trustee's breach of this Agreement or the Trustee's negligent act or omission, willful misconduct or bad faith. Any waiver by the Trustee of a signature guarantee requirement relating to the assets of the Trust will not be construed as a breach of this Agreement, negligence, willful misconduct or bad faith by the Trustee.

            The Trustee will indemnify and hold Tandy harmless from and against any and all loss, damage, liability, claim, cost and expense (including reasonable and necessary legal fees) which Tandy may incur due to the Trustee's breach of this Agreement, or the negligent act or omission or willful misconduct or acts done in bad faith by the Trustee including, without limitation, any violation by the Trustee of the terms of the Plan, ERISA, or any applicable federal law or the Texas Trust Code except to the extent that the Trustee has acted in good faith, without willful misconduct and without negligence, on the direction of Tandy, the Committee, an Investment Manager appointed by Tandy under Section

            7.10, or any other trustee, record-keeper or third party designated by Tandy to represent the Plan, or any Participant or Beneficiary or Tandy's reliance on inaccurate information the Trustee (or any agent which the Trustee has appointed to represent the Plan) has provided to Tandy, and except to the extent any such loss, damage, liability, claim, cost or expense is due to Tandy's breach of this Agreement, negligent act or omission, willful misconduct or bad faith.

              7.14 Notice of Agreement.
                   ___________________  No person dealing with the
            Trustee shall be required to take any notice of this Agreement, but all persons so dealing shall be protected in treating the Trustee as the absolute owner with full power of disposition of all the monies, securities and other property of the Trust, and all persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee and from seeing to the application of monies, securities or other property paid or delivered to the Trustee.
                                ARTICLE VIII
                          AMENDMENT AND TERMINATION

              8.1 Amendment.
                  _________  Tandy shall have the right at any time,
            and from time to time: (1) to amend this Agreement in such manner as it may deem necessary or advisable in order to qualify this Agreement and the Trust created hereby under the applicable provisions of the Code, and any such amendment by its terms may be retroactive; and (2) to amend this Agreement in any other manner. The Plan shall not be amended more frequently than once every six months, other than to comport with changes in the Code, ERISA, Delaware or Federal securities laws, or the rules thereunder or to comply with comments received from the Internal Revenue Service for plan qualification purposes. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates; no such amendment shall cause or permit any portion of the Trust Fund to revert to or become the property of the Company, no such amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee's written consent, and no such amendment shall reduce benefits accrued to Participant's Accounts or reduce a Participant's vested percentage in his accounts. Any such amendment shall become effective upon delivery of a written instrument, executed by order of Tandy's Board of Directors, to the Trustee and the endorsement of the Trustee of its written consent thereto.

              8.2 Termination.
                  ___________  Tandy has established the Plan in the
            expectation and with the confidence that it will continue in effect indefinitely. However, due to the vicissitudes of general economic and business conditions which may affect Tandy's ability so to continue the Plan, it must, and does hereby, reserve the right to terminate the Plan in whole or in part at any time. Such termination shall be effected by delivery to the Trustee and the Committee written notice of such action by Tandy.

            Upon termination or partial termination of the Plan, or upon complete discontinuance of employer contributions, the account of the Participant shall be non-forfeitable. Upon termination of the Plan and Trust without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan or simplified employee pension) and the merger or consolidation of this Plan's assets therewith as provided in Section 10.5, the Committee shall direct the Trustee to distribute all assets remaining in the Trust Fund, after payment of any expenses properly chargeable against the said Trust Fund, to the Participants in accordance with the amount credited to the accounts of such Participants as of the date of such termination, in cash or in kind and in such manner as the Committee shall determine. In the event the Trustee makes a distribution in kind, pursuant to instructions of the Committee, the assets so distributed shall be valued for the purposes of such distribution at their fair market value at the date of such distribution. The Committee's determination shall be conclusive upon all persons.

            Upon the happening of any event, the enactment of any law, and issuance of any rule, regulation, direction, command, demand, or order of any court, administrative, regulative or other agency, or of any group, or organization, or any individual on behalf of same, which in any way or manner, or to any extent whatsoever, impairs or prevents the free exercise of the uncontrolled discretion of the Board of Directors of Tandy in connection with terminating this Agreement and the Trust hereby created, then and in any such event, such Agreement and Trust shall thereupon, ipso facto, be terminated.

                                   ARTICLE IX

                                 MISCELLANEOUS

              9.1 Notices and Forms.
                  _________________  All notices, applications,
            designations, forms and other communications required or provided for hereunder shall, unless otherwise directed by the Committee, be in writing and shall be executed at the time, in the manner and form prescribed by the Committee, and if directed to Tandy or the Committee shall be mailed by first class mail to the Tandy Fund Office and shall be deemed given when received, and if directed to the Trustee, shall be mailed by first class mail and delivered to the Trustee and shall be deemed to have been given when received by the Trustee. All notices, applications, designations, forms and other communications to the Trustee required or provided for hereunder shall, unless otherwise directed by the Committee, be in writing and shall be executed at the time, in the manner and form prescribed by the Committee and shall be deemed given when received by the Trustee.

              9.2 Plan Not an Employment Contract.
                  _______________________________  The adoption and
            maintenance of the Plan shall not be deemed to constitute a contract between the Company and any employee or Participant or to be a consideration for or an inducement to or condition of employment of any person. Nothing herein contained shall be construed to give any employee or Participant the right to be retained in the employment of the Company or to interfere with the right of the Company to terminate the employment of an employee or Participant at any time.

              9.3 Non-Assignability.
                   _________________  It is a condition of this Plan,
            and the rights of each Participant shall be subject thereto, that, except as may be required by Section 414(p) of the Code and Section 206(d) of ERISA with respect to qualified domestic relations orders, no right or interest of any Participant in and to the Trust Fund shall be voluntarily assigned, pledged or hypothecated in whole or in part, and neither the Company, the Committee, nor the Trustee need give any effect to any purported assignment filed with them or of which they have notice.

              9.4 Qualified Domestic Relations Order.
                  __________________________________  In the event a
            "domestic relations order" (court order), as defined in
            Section 414(p)(1)(B) of the Code, is received by the Plan assigning all or a portion of a Participant's account to an alternate payee and the Committee determines the Court Order complies with Section 414(p) of the Code, the Account of the Participant will be divided among the Participant and the Alternate Payee(s) in accordance with the provisions of the Court Order. The Alternate Payee(s) Account(s) will be distributed in accordance with the provisions of Article VI of the Plan. For purpose of distribution, the Alternate Payee(s) designated by the Court Order (if not employed by the Company) will be considered terminated from employment effective the date the Court Order is determined by the Committee to be a qualified domestic relations order pursuant to said Section 414(p) of the Code.

              9.5 Immunity from Liability.
                  _______________________  No director, officer, or
            employee of the Company shall be personally liable for any act or omission to act in connection with the operation or administration of the Plan, except for his personal willful misconduct or gross negligence.

            Tandy intends, as a matter of accommodation, to assist both the Trustee and the Participants in the delivery of forms, statements, applications, records, notices, remittances, and other documents required or provided for under this Agreement, and in so doing will endeavor in good faith to exercise ordinary diligence, but in no event shall the Company be liable for any failure on its part or the part of its officers, directors or employees for any failure so to act.

              9.6 Multiple Copies.
                  _______________  This Agreement may be executed in
            any number of counterparts, each of which shall be deemed the original.

              9.7 Gender and Number.
                  _________________  Wherever any words are used herein
            in the masculine gender, they shall be construed as though they were also used in the feminine gender, in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form, in all cases where they would so apply.

              9.8 Construction of Agreement.
                  _________________________  This Agreement shall be
            construed according to the laws of the State of Texas.

              9.9 Exempt Loans.
                  ____________

                (a) Trust May Incur Loan.
                    ____________________  The Committee may direct
            the Trustee to incur a loan on behalf of the Trust Fund in a manner and under conditions which will cause the loan to bean Exempt Loan. The proceeds of each Exempt Loan shall be used, within a reasonable time after the loan is obtained, to purchase Company Stock or to repay the Exempt Loan or any prior Exempt Loan. Any Exempt Loan shall provide for a reasonable rate of interest, an ascertainable period of maturity and shall be without recourse against the Trust
            Fund. Any Exempt Loan shall be secured solely by shares of

            Company Stock acquired with the proceeds of the Exempt Loan and shares of Company Stock used as collateral for a prior Exempt Loan. Company Stock acquired with the proceeds of an Exempt Loan (whether or not pledged as collateral) shall be placed in a Suspense Account and released from the Suspense Account in the manner specified in Subsection (b) as the Exempt Loan is repaid. Company Stock released from the Suspense Account shall be allocated to Participants' ESOP Accounts in the manner described in Sections 4.5(a)(1) and 5.6(c). No person entitled to payment under an Exempt Loan shall have recourse against any assets of the Trust Fund other than the Company Stock used as collateral for the Exempt Loan, Employer Contributions of cash that are available to meet the obligations of the Exempt Loan, and earnings attributable to the Company Stock used as collateral. Employer Contributions made with respect to any Plan Year during which an Exempt Loan remains unpaid, and earnings on such contributions, shall be deemed available to meet obligations under the Exempt Loan, unless otherwise provided by the Committee at the time the Employer Contributions are made.

              (b) Release of Company Stock.
                  ________________________   Any pledge of Company Stock
            under this Section shall provide for the release of shares pledged as collateral for an Exempt Loan upon the payment of any portion of the principal and/or interest on the Exempt Loan. Each Plan Year, the number of shares of Company Stock released shall equal the number of encumbered shares held immediately before release for such Plan Year, multiplied by a fraction, the numerator of which is the amount of principal paid on the Exempt Loan for the Plan Year, and the denominator of which is the sum of the numerator and the principal to be paid on the Exempt Loan for all future Plan Years, determined in accordance with Treasury Regulations
            Section 54.4975-7. At the option of Tandy, interest paid andto be paid on the Exempt Loan may be included in the numerator and denominator of the fraction. In the event shares of more than one class of Company Stock are pledged as collateral for an Exempt Loan, the fraction described in this Subsection shall be applied uniformly to each such class of Company Stock, and shares and fractional shares of each such class of Company Stock shall be allocated in the same proportion to the ESOP Account of each Participant receiving an allocation.

                (c) Payments on Exempt Loan.
                    _______________________  Payment of principal and
            interest on any Exempt Loan shall be made by the Trustee at the direction of the Committee solely from: (i) Employer Contributions available to meet obligations under the Exempt Loan, (ii) earnings from the investment of such contributions, (iii) earnings attributable to Company Stock pledged as collateral for the Exempt Loan, (iv) dividends attributable to Company Stock held in the Participants' ESOP Account, and (v) the proceeds of a loan used to repay the Exempt Loan. Employer Contributions and earnings available to repay an Exempt Loan must be accounted for separately by the Committee until the Exempt Loan is repaid.

                                       ARTICLE X

                                ADOPTION OF THE PLAN BY
                          AFFILIATED AND ASSOCIATED COMPANIES

              10.1 Method of Adoption.
                   __________________  Any Affiliated Business by
            resolution of its board of directors, may adopt the Plan hereby created, provided that in so doing it adopts and accepts all of the provisions of this Agreement as it exists at the time of such adoption. Both the written consent of Tandy and the resolution of the Affiliated Business adopting the Plan shall be delivered to the Trustee and the effective date of adoption shall be that specified in such written consent and resolution. From and after the effective date when such Affiliated Business shall have become a party to this Agreement, it shall be known as an "Employer."

                (a) The right and authority to select the Trustee and
            successor trustee and to appoint the Committee shall bevested in and exercisable solely by Tandy.

                (b) Separate Accounts shall be maintained by the
            Trustee for Participants from each Employer and such Accounts shall receive and be funded from contributions of those Participants and from contributions from the particular Employer employing such Participants.

                (c) Separate records shall be maintained for the
            Accounts of Participants of each Employer but such Accounts shall be administered by the Trustee and the Committee on the same basis as those of the Participants of Tandy.

                (d) An Employer (other than Tandy) shall have the
            right at any time to discontinue its participation hereunder and to terminate, as to itself, this Agreement and the Trust created hereunder, by delivering to the Trustee written notice of such termination, accompanied by a certified resolution of the board of directors of such Employer authorizing termination, and such termination shall become effective when notice is received by the Trustee. Upon discontinuance of contributions or termination of the Trust, as to itself, by an Employer, the Trustee shall segregate from the Trust Fund the interests of such Employer, represented by the value of the Accounts of the Participants who are employees of such Employer, as such Accounts are constituted at the time of termination by such Employer, as determined and directed by the Committee. The Accounts of such Participants shall become wholly non-forfeitable as of the date of such segregation by the Trustee. The Committee shall direct the Trustee to distribute to such Participants the total value of their respective Accounts in cash and/or in kind, provided that in the event the Trustee is directed to make a distribution of all or a portion of each Participant's accounts in kind, the assets so distributed shall be valued for the purposes of such distribution at their fair market value at the time of such distribution. The Committee's determination shall be conclusive on all persons.

                (e) Whenever an employee transfers from one Employer
            to another, he shall be permitted to continue in this Plan. Upon transfer, his Account shall be transferred to the new Employer and all subsequent employee and Employer Contributions paid in through the new Employer.

              10.2 Transfer of Employees to Other Savings Plans.
                   ____________________________________________   Tandy
            maintains for its employees other employees' savings or investment plans operated under the same general terms and conditions as this Plan. Whenever a Participant in this Plan transfers his employment to an Employer under such other similar qualified plans, Tandy will, when requested by the Participant, transfer the Participant's Accounts to the Trustee of the Plan of the Participant's new employer. This transfer will be accomplished quarterly by the Committee directing that cash or other assets, equal in value to the value of the Participant's Accounts in the Trust Fund at the next succeeding quarterly Valuation Date, be transferred to the Trustee of the other Plan.

              10.3 Transfer of Funds to Acquired Company's Plans.
                    _____________________________________________  Whenever
            a Participant in this Plan transfers his employment to "an acquired company, firm, partnership or such other legal entity" that has a plan qualified under the applicable provisions of the Code, the Trustee will, when requested by the Participant, transfer the Participant's Accounts to the Trustee of the plan of the Participant's new employer. This transfer will be accomplished by the Committee directing the Trustee that cash or other assets, equal in value to the value of the Participant's Accounts in the Trust Fund at the next succeeding Valuation Date, be transferred to the trustee of the other plan. An acquired company, firm, partnership or such other legal entity is one that has been heretofore or hereafter acquired by Tandy or any of its subsidiaries.

             10.4 Receipt of Funds from Acquired Company's Plans.
                  ______________________________________________   Tandy
            agrees to permit the Trustee of this Plan to accept transfers of Participants' accounts from plans of companies heretofore or hereafter acquired by Tandy, or any of its subsidiaries, provided the plan from which the transfer is made is qualified under the applicable provisions of the Code. Any accounts so transferred from an acquired company will be placed in the Participant's rollover account.

              10.5 Merger or Consolidation.
                   _______________________  In the case of a merger or
            consolidation with, or transfer of assets or liabilities to, any other Plan after the date of the enactment of The Employee Retirement Income Security Act of 1974, each Participant in the Plan must (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had been terminated).

                                      ARTICLE XI
                             TOP-HEAVY PLAN PROVISIONS

              11.1 Top-Heavy Test.
                   ______________  Notwithstanding any other provisions
            of this Plan, this Article XI shall apply to all Plan Years beginning after December 31, 1983 in the event it is determined, in accordance with this Section and Section 416(g) of the Code, that this Plan is top-heavy (hereafter referred to as a "Top-Heavy Plan") because the present value of the aggregate Participant Accounts of Key Employees (as hereinafter defined) exceeds sixty percent (60%) of the present value of the aggregate of all Participant Accounts. Except as otherwise provided, the provisions set forth in this Article shall cease to apply when the Plan is no longer a Top-Heavy Plan.

              11.2 Key Employees.
                   _____________  "Key Employee" shall mean any
            Participant or former Participant who, in the Plan Year of testing for Top-Heaviness, or in any of the four (4) preceding Plan Years, is or was:

                (a) an officer of an Employer having an annual gross
            salary and wages for the applicable Plan Year in excess of 50% of the amount in effect under Section 415(b)(1)(A) of the Code (as in effect for the calendar year in which Determination Date (defined in Section 11.3 hereof) for such Plan year falls). No more than 50 Employees will be considered officers or, if less, the greater of threeEmployees or ten percent of Employees;

                (b) one of the ten Employees having an annual gross
            salary and wages for any such Plan Year in excess of the maximum dollar limitation under Section 415(c)(1)(A) of the Code as in effect for the calendar year in which the Determination Date for such Plan Year falls and owning (or considered as owning within the meaning of Section 318 of the
            Code) both more than one-half of one percent (1/2 or 1%) interest and one of the largest interests in an Employer;

                (c) a five-percent owner of an Employer;

                (d) a one-percent owner of Employer having an annual
            gross salary and wages (as defined in Section 1.415-2(d) of the Treasury Regulations) from all Employers of more than $150,000.

            Whether an Employee is a five-percent owner or a one-percent owner shall be determined in accordance with Section 416(i) of the Code and the regulations thereunder.

            For purposes of this section, Beneficiaries of an Employee acquire the character of the Employee who performed services for the Employer and inherited benefits retain the character of the benefits of the Employee who performed services for the Employer.

              11.3 Top-Heaviness Determination.
                   ___________________________  The determination of
            whether the Plan qualifies as a Top-Heavy Plan shall be made as of the last day of the preceding Plan Year (hereinafter referred to as the "Determination Date"). The Participant accounts of a Key Employee and of any other Employee, for purposes of testing for Top-Heaviness, shall be determined as of the Valuation Date within a twelve-month period ending on the Determination Date and shall include the amount of any contributions that would be allocable to Participant Accounts as of the Determination Date, even if such amounts have not yet been contributed. In addition, Participant Accounts shall be increased by the aggregate distributions made to such Participant under the Plan during the five-year period ending on the Determination Date. For purposes of testing for Top-Heaviness, (a) if any individual is a "Non-Key Employee" with respect to any Plan Year, his Accounts shall not betaken into account if he was a Key Employee for an earlierPlan Year and (b) an individual's Accounts shall not be taken into account if he has not had any service with the Employer (other than benefits under the Plan) at any time during the 5-year period ending on the Determination Date "Non-

            Key Employee" shall mean any Employee who is not a Key Employee and includes Employees who are former Key Employees.

              11.4 Aggregation of Plans.
                   ____________________  For purposes of determining
            whether the Plan is a Top-Heavy Plan for any Plan Year, all employers required to be aggregated and treated as one employer under Sections 414(b), (c) and (m) of the Code, shall be so treated under this Section. In addition, any pension or profit-sharing plan qualified under the provisions of Section 401 of the Code, which is then maintained by the Employer (except those plans applicable exclusively to employees described in Section 410(b)(3) of the Code) in which a Key Employee participates or which enables a plan in which a Key Employee participates to meet the requirements of Sections 401(a) or 410 of the Code shall be aggregated and the determination of whether any such plan is a Top-Heavy Plan shall be made as if all such plans were a single plan for purposes of this Article.

              11.5 Employer Contributions.
                   ______________________  In the event the Plan is
            determined to be a Top-Heavy Plan for any Plan Year, Employer Contributions (including forfeitures, if applicable, but does not include amounts contributed as a result of an elective salary reduction agreement) with respect to any Participant who is a Non-Key Employee (as defined in Section 11.3 above) shall not be less than the lesser of (a) 3 percent of such Participant's of Section 415 of the Code) or (b) that percentage of such Participant's gross salary and wages which is equivalent to the highest percentage of gross salary and wages for which Employer Contributions (including amounts contributed as a result of an elective salary reduction agreement and forfeitures, if applicable) were allocated to a Key Employee, subject to such regulations as shall be prescribed pursuant to Section 416(f) of the Code including regulations to prevent inappropriate omissions or require duplication of minimum benefits or contributions. In any yearin which the Plan is determined to be top-heavy, each non-Key Employee participating in the Plan will receive the minimum contribution if the Participant has not separated from service at the end of the Plan Year, regardless of whether the non-Key Employee has more or less than 1,000 hours of service (or the equivalent). A Non-Key Employee Participant's account balance(s) attributable to the minimum contributions required pursuant to this Section 11.5 are not subject to forfeiture even if said Participant withdraws mandatory Employee contributions. For purposes of this Subparagraph, with respect to Plan Years beginning after December 31, 1984, Employer Contributions attributable to a cash or deferred salary reduction agreement are not included as Employer Contributions. For purposes of this section with respect to Plan years beginning after March 31, 1988, (a) any employer matching contributions under the Plan or any other defined contribution plan of any Affiliated Business used to satisfy the nondiscrimination tests of Code Section 401(k) and 401(m) and (b) any employer contributions attributable to a cash or deferred salary reduction agreement are included in determining employer contributions made on behalf of Key Employees, but are not included as employer contributions to satisfy the minimum required contribution for non-Key Employees.

            For purposes of determining the highest percentage of gross salary and wages for which Employer Contributions (including amounts contributed as a result of an elective salary reduction agreement and forfeitures, if applicable) were made to a Key Employee, such percentage shall be determined by dividing Employer Contributions (including amounts contributed as a result of an elective salary reduction agreement and forfeitures, if applicable) to such Key Employee by so much of such Key Employee's gross salary and wages as does not exceed (a) for Plan Years beginning on or after April 1, 1989 and ending on or before March 31, 1994, $200,000 (as adjusted by the Secretary of the Treasury) and
            (b) for Plan Years beginning on or after April 1, 1994, "$150,000 (as adjusted by the Secretary of the Treasury).

              11.6 Multiple Plan Fractions.
                   _______________________  In the event the Plan is
            determined to be a Top-Heavy Plan for any Plan Year, if the Employer maintains both a defined contribution plan and a defined benefit plan qualifying under Section 401(a) or 403(a) of the Code, the defined benefit and defined contribution fractions, which limit contributions and benefits payable to a Participant of both plans, shall be applied by substituting "1.0" for "1.25", provided, however, that this Section shall not apply if:

               (a) the condition set forth in Section 11.5 is met if
            "4 percent" is substituted for "3 percent" in such Section;
            and

                (b) the Plan would not be a Top-Heavy Plan if "ninety
            percent (90%)" is substituted for "sixty percent" in Section
            11.1.

              11.7 Vesting if Plan is Top-Heavy.
                   ____________________________  If the Plan fails the
            Top-Heavy Test in any given Plan Year then each Participant who has completed three Years of Service with the Employer, or an Affiliated Business, maintaining the Plan then the Participant is deemed to be fully vested in his accounts for all Employer Contributions made.

                                     ARTICLE XII

                                  CHANGE IN CONTROL

              12.1 Termination or Amendment.
                   ________________________   Notwithstanding any
            provision contained in the Plan to the contrary, for a period of one (1) year following a Change in Control (as hereinafter defined), the Plan may not be terminated or amended in any way that would adversely affect the computation or amount of, or entitlement to, benefits hereunder, including, but not limited to, (a) any reduction in the right to make deferred salary contributions by any individual who was an Employee on the date immediately prior to a Change in Control, (b) a reduction in the level of Employer Contributions with respect to such individuals immediately prior to a Change in Control or (c) any change in the distribution or withdrawal provisions; provided, however, that the Plan may be amended to the extent necessary to preserve its qualification under the Code. Any amendment or termination of the Plan that (i)was at the request of a third party who has indicated anintention or taken steps reasonably calculated to effect a Change in Control or (ii) unless such amendment confers additional benefits on the Participants or Beneficiaries, otherwise arose in connection with, or in anticipation of, a Change in Control shall be null and void, and shall have no effect whatsoever. Notwithstanding any provision contained in the Plan to the contrary, following a Change in Control, the Plan may not be terminated or amended in any way if the effect of such termination or amendment would be to eliminate or adversely affect for any Participant or Beneficiary the tax treatment relating to "net unrealized appreciation" with respect to Company Stock as provided for in Sections 402(a) and 402(e) of the Code.

              12.2 Change in Control.
                   _________________  For purposes of the Plan, a
            "Change in Control" shall mean any of the following events:

                (a) An acquisition (other than directly from Tandy) of
            any voting securities of Tandy (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifteen percent (15%) or more of the combined voting power of Tandy's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (i) Tandy or (ii) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by Tandy (a "Subsidiary"), (2) Tandy or its Subsidiaries, or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                (b) The individuals who, as of August 22, 1990, aremembers of the Board of Directors of Tandy (the "IncumbentBoard") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by Tandy's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than such Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                (c) Approval by stockholders of Tandy of:

                  (1) A merger, consolidation or reorganization
            involving Tandy, unless

                    (i) the stockholders of Tandy, immediately
            before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                    (ii) the individuals who were members of the
            Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation,

                    (iii) no Person (other than Tandy, any

            Subsidiary, any employee benefit plan (or any trust forming apart thereof) maintained by Tandy, the Surviving Corporation, or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities, and

                  (iv) a transaction described in clauses (i)
            through (iii) shall herein be referred to as a "Non-Control Transaction";

                (2) A complete liquidation or dissolution of Tandy; or

                (3) An agreement for the sale or other disposition of
            all or substantially all of the assets of Tandy to any Person (other than a transfer to a Subsidiary).

            Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by Tandy which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of acquisition of Voting Securities by Tandy, and after such share acquisition by Tandy, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

              12.3 Article XII Amendment.
                   _____________________   Notwithstanding any provision
            contained in the Plan to the contrary, no provision of this
            Article XII may be amended at any time in any manner that would adversely affect the right to or amount of any benefits upon a Change in Control.

              12.4 Successors and Assigns.
                   ______________________   Notwithstanding any provision
            contained in the Plan to the contrary, theprovisions of this
            Article XII shall be binding upon theCompany and its successors and assigns.

              12.5 Severability.
                   ____________  Notwithstanding any provision
            contained in the Plan to the contrary, the provisions of this
            Article XII shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

              12.6 Contrary Provisions.
                   ___________________  The provisions of this Article
            XII shall govern notwithstanding anything contained in the Plan to the contrary.

            IN WITNESS WHEREOF, the COMPANY and the TRUSTEE have executed this instrument at Fort Worth, Texas, as of the date first set forth above.

                                             TANDY CORPORATION


            ATTEST:
            /s/ Jana Freundlich             BY: /s/ RLRamsey
            _____________________________      _____________________________
            Assistant Secretary                Vice President and Controller



                                             PUTNAM FIDUCIARY TRUST COMPANY


            ATTEST:
            /s/ Monica C. Peters            BY: /s/ Margaret Dolan
            ______________________________     ____________________________
            New Business Specialist            Vice President and Trust Officer

                                                                  Exhibit 5

         {Satterlee Stephens Burke & Burke letterhead}



                                   March 18, 1996

            Tandy Corporation
            1800 One Tandy Center
            Fort Worth, Texas 76102
            Dear Sirs:

               You have requested our opinion in connection with a
            Post- Effective Amendment to Registration Statement on Form S-8/A-1 (File No. 33-51603) to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, with respect to (i) shares of common stock, par value $1.00 per share ("Common Stock") of Tandy Corporation ("Company") and Preferred Share Purchase Rights ("Rights") appurtenant thereto, to be purchased by employees pursuant to the Tandy Stock Plan (the "Tandy Stock Plan") and
            (ii) shares of Company Common Stock and Rights appurtenant thereto, to be purchased by employees pursuant to the Tandy Fund (the "Tandy Fund").

               As counsel for the Company, we are familiar with the
            Tandy Stock Plan and the Tandy Fund, and with the corporate proceedings relating thereto. Based thereon, it is our opinion that the securities registered for the Tandy Stock Plan and the Tandy Fund, when sold or issued pursuant to the terms of the Tandy Stock Plan or Tandy Fund, will be legally issued, fully paid and non-assessable, provided, in the case of original issue shares (if any), the Company receives as consideration an amount at least equal to the par value thereof.

               We hereby consent to the filing of this opinion as an
            exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part thereof.

                    Very truly yours,


                    /s/ Satterlee Stephens Burke & Burke

                                                             Exhibit 24 (a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

              We hereby consent to the incorporation by reference inthis Registration Statement on Form S-8/A-1 of our reportdated February 22, 1995 appearing on page 28 of Tandy Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.



              /s/ Price Waterhouse LLP
              PRICE WATERHOUSE LLP
              Fort Worth, Texas  March 18, 1996